                                                   Filed Pursuant to
                                                   Rule 424(b)(3)
                                                   Registration No. 333-56613
                                                                    333-56613-01

PROSPECTUS

                        12,000,000 PREFERRED SECURITIES

                             SUIZA CAPITAL TRUST II

                 5 1/2% TRUST CONVERTIBLE PREFERRED SECURITIES
               (LIQUIDATION PREFERENCE $50 PER PREFERRED SECURITY
                 GUARANTEED TO THE EXTENT SET FORTH HEREIN BY,
                     AND CONVERTIBLE INTO COMMON STOCK OF,

                            SUIZA FOODS CORPORATION

         This Prospectus relates to the 5 1/2% Trust Convertible Preferred Securities (the "Preferred Securities") which represent undivided beneficial interests in the assets of Suiza Capital Trust II, a statutory business trust created under the laws of the State of Delaware (the "Issuer" or the "Trust"). All of the beneficial interests of the Issuer represented by common securities of the Issuer (the "Common Securities" and, together with the Preferred Securities, the "Trust Securities") are owned by Suiza Foods Corporation ("Suiza"). The Issuer exists for the sole purpose of issuing the Preferred Securities and Common Securities and investing the proceeds from the issuance thereof in the 5 1/2% Convertible Subordinated Debentures due April 1, 2028 (the "Debentures") issued by Suiza. The Debentures are the sole assets of the Issuer. The Preferred Securities have a preference over the Common Securities under certain circumstances with respect to cash distributions and amounts payable on liquidation, redemption or otherwise. See "Description of the Preferred Securities -- Subordination of Common Securities."

         The Preferred Securities, the Debentures and the Common Stock (as defined) issuable upon conversion of the Preferred Securities or the Debentures, as applicable, and the associated Guarantee (as defined) (collectively, the "Offered Securities"), may be offered (the "Offering") and sold from time to time by the holders named herein or by their transferees, pledgees, donees or successors (collectively, the "Selling Holders") pursuant to this Prospectus. The Offered Securities may be sold by the Selling Holders from time to time directly to purchasers or through agents, underwriters or dealers. See "Plan of Distribution" and "Selling Holders." (continued on following page)

                      ------------------------------------

     SEE "RISK FACTORS" BEGINNING ON PAGE 13 FOR A DISCUSSION OF CERTAIN FACTORS THAT SHOULD BE CONSIDERED IN CONNECTION WITH AN INVESTMENT IN THE OFFERED SECURITIES.

                      ------------------------------------

    THESE SECURITIES HAVE NOT BEEN APPROVED OR DISAPPROVED BY THE SECURITIES
           EXCHANGE COMMISSION OR ANY STATE SECURITIES COMMISSION NOR
            HAS THE SECURITIES AND EXCHANGE COMMISSION OR ANY STATE
               SECURITIES COMMISSION PASSED UPON THE ACCURACY OR
                ADEQUACY OF THIS PROSPECTUS.  ANY REPRESENTATION
                     TO THE CONTRARY IS A CRIMINAL OFFENSE

                      ------------------------------------

                 The date of this Prospectus is July 21, 1998.

(continued from cover page)
If required, the names of any such agents or underwriters involved in the sale of the Offered Securities and the applicable agent's commission, dealer's purchase price or underwriter's discount, if any, will be set forth in an accompanying supplement to this Prospectus (the "Prospectus Supplement"). The Selling Holders will receive all of the net proceeds from the sale of the Offered Securities and will pay all underwriting discounts and selling commissions and transfer taxes, if any, applicable to any such sale. Suiza is responsible for payment of all other expenses incident to the registration of the Offered Securities. The Selling Holders and any agents, underwriters or dealers that participate in the distribution of the Offered Securities may be deemed to be "underwriters" within the meaning of the Securities Act, and any commission received by them and any profit on the resale of the Offered Securities purchased by them may be deemed to be underwriting commissions or discounts under the Securities Act. See "Plan of Distribution" for a description of certain indemnification arrangements.

         Holders of the Preferred Securities are entitled to receive preferential cumulative cash distributions from the Issuer at an annual rate of 5 1/2% of the liquidation preference of $50 per Preferred Security accruing from the date of the original issuance of the Preferred Securities (March 24, 1998) and payable quarterly in arrears on January 1, April 1, July 1 and October 1 of each year, commencing July 1, 1998 ("Distributions"). The distribution rate and the distribution and other payment dates for the Preferred Securities correspond to the interest rate and interest and other payment dates of the Debentures. As a result, if principal or interest is not paid on the Debentures, no amounts will be paid on the Preferred Securities.

         Each Preferred Security is convertible in the manner described herein at the option of the holder, at any time after June 22, 1998 through the Conversion Expiration Date (as defined), into shares of Common Stock, $0.01 par value per share, of Suiza (the "Common Stock") at an initial conversion price of $78.25 per share of Common Stock (equivalent to a conversion rate of 0.6390 shares of Common Stock per Preferred Security), subject to adjustment in certain circumstances. See "Description of the Preferred Securities -- Conversion Rights" and "Description of Suiza Capital Stock -- Common Stock." The Preferred Securities have been designated for trading in the Private Offerings, Resale and Trading through Automated Linkages Market ("PORTAL Market"). The Common Stock is traded under the symbol "SZA" on the New York Stock Exchange (the "NYSE").

         So long as no payment event of default under the Indenture (as defined) has occurred and is continuing, Suiza has the right to defer payment of interest (including any Additional Interest, Additional Sums and Liquidated Damages, each as defined) under the Debentures, at any time, or from time to time, for a period not exceeding 20 consecutive quarters with respect to each deferral period (each, an "Extension Period"); provided, however, that no Extension Period may extend beyond the stated maturity of the Debentures. Upon the termination of any such Extension Period and the payment of all amounts then accrued and unpaid, Suiza will be entitled to elect to begin a new Extension Period subject to the requirements set forth herein. See "Description of Debentures -- Option to Defer Interest Payments." If such payments on the Debentures are so deferred, Distributions on the Preferred Securities will also be deferred and Suiza will not be permitted, subject to certain exceptions set forth herein, to declare or pay cash distributions with respect to Suiza's capital stock or debt securities (including guarantees of indebtedness) that rank pari passu with or junior to the Debentures. See "Description of the Preferred Securities -- Distributions."

         During an Extension Period, interest on the Debentures will continue to accrue (and the amount of Distributions to which holders of the Preferred Securities are entitled will accumulate, at the stated rate per


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annum, compounded quarterly) and holders of Preferred Securities will be required to accrue original issue discount for United States federal income tax purposes. See "Description of the Preferred Securities -- Distributions" and "Certain Federal Income Tax Consequences -- Original Issue Discount."

         Except as provided herein, the Preferred Securities are not redeemable by the Issuer prior to April 2, 2001. The Preferred Securities are subject to redemption, in whole or in part, on or after April 2, 2001, at the redemption prices set forth herein, upon any permitted redemption by Suiza of Debentures. If at any time less than 5% of the Preferred Securities remains outstanding, such Preferred Securities shall be redeemable at the option of the Issuer in whole, but not in part, at a redemption price of $50 per Preferred Security, together with accumulated and unpaid Distributions thereon (whether or not earned) (plus Liquidated Damages, if any) through the date of redemption. See "Description of the Preferred Securities -- Optional Redemption" and "Description of the Debentures -- Optional Redemption." The Preferred Securities are subject to mandatory redemption upon the payment at maturity or as a result of acceleration of the Debentures. See "Description of the Preferred Securities -- Mandatory Redemption."

         At any time following the occurrence of and during the continuation of a Special Event (as defined), the Trust Securities are also subject to (i) exchange, at the option of Suiza in the manner described herein, for Debentures (see "Description of the Preferred Securities -- Special Event Exchange or Redemption") or (ii) redemption, in whole or in part, on or after April 2, 2001, if such Special Event constitutes a Tax Event (as defined). See "Description of the Preferred Securities -- Special Event Exchange or Redemption." At any time, Suiza has the right to dissolve the Issuer and cause the Debentures to be distributed to the holders of the Trust Securities in liquidation of the Issuer. See "Description of the Preferred Securities -- Distribution of Debentures."

         Suiza has, through the Guarantee (the "Guarantee"), the Declaration (as defined) and the Indenture, taken together, fully, irrevocably and unconditionally guaranteed, on a subordinated basis, all of the Issuer's obligations under the Preferred Securities, but only in each case to the extent of funds held by the Issuer, as described herein. See "Suiza Capital Trust II," "Description of the Guarantee" and "Description of the Debentures," respectively. The Guarantee guarantees the payment of Distributions and payments on liquidation or redemption of the Preferred Securities, but only to the extent the Issuer has funds sufficient to make such payments, and is not a guarantee of collection. See "Description of the Guarantee." If Suiza does not make interest payments on the Debentures held by the Issuer, the Issuer will not be able to pay Distributions on the Preferred Securities. The Guarantee does not cover payment of Distributions when the Issuer does not have sufficient funds to pay such Distributions. In such event, a holder of Preferred Securities is entitled to institute a legal proceeding directly against Suiza to enforce payment under the Debentures of such Distributions to such holder. The obligations of Suiza under the Guarantee are subordinate and junior in right of payment to all other liabilities of Suiza and rank pari passu with any guarantee now or hereafter entered into by Suiza in respect of any preferred or preference stock of any affiliate of Suiza and senior to Common Stock. See "Description of the Guarantee -- Status of the Guarantee."

         The Debentures are subordinate and junior in right of payment to all Senior Debt (as defined) of Suiza. None of the Indenture, the Debentures, the Guarantee or the Declaration places any limitation on the amount of secured or unsecured debt, including Senior Debt, that may be incurred by Suiza or its subsidiaries. See "Description of the Debentures -- Subordination."

         In the event of any voluntary or involuntary dissolution of the Issuer, after satisfaction of the creditors of the Issuer as provided by applicable law, the holders of the Trust Securities will be entitled to receive distributions in an amount equal to the aggregate of the stated liquidation preference of $50 per


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

Preferred Security plus accumulated and unpaid Distributions (and Liquidated Damages, if any) thereon to the date of payment, which may be in the form of a distribution of such amount in Debentures, subject to certain exceptions. See "Description of the Preferred Securities -- Liquidation Distribution upon Dissolution."


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
                             AVAILABLE INFORMATION

         Suiza is subject to the informational reporting requirements of the Securities Exchange Act of 1934, as amended (the "Exchange Act"), and, in accordance therewith, files reports, proxy statements, information statements and other information with the Securities and Exchange Commission (the "Commission"). Reports, proxy statements, information statements, and other information filed by Suiza with the Commission pursuant to the requirements of the Exchange Act may be inspected and copied at Judiciary Plaza, 450 Fifth Street, N.W., Room 1024, Washington, D.C. 20549-1004 and at the following regional offices of the Commission: New York Regional Office, Seven World Trade Center, Suite 1300, New York, New York 10048; and Chicago Regional Office, Northwestern Atrium Center, 500 West Madison Street, Suite 1400, Chicago, Illinois 60606. Copies of such material may be obtained from the Public Reference Room of the Commission at 450 Fifth Street, N.W., Washington, D.C. 20549, at prescribed rates. Suiza is a publicly held corporation and its Common Stock is traded on the NYSE under the symbol "SZA." Reports, proxy statements, information statements and other information can also be inspected at the offices of the NYSE, 20 Broad Street, New York, New York 10005. The Commission maintains a Web site that contains reports, proxy statements, information statements and other information regarding Suiza. The Commission's Web site address is http://www.sec.gov.

         Each of Suiza and the Issuer has agreed that, if and for so long as Suiza or the Issuer is not subject to the informational requirements of Section 13 or 15(d) of the Exchange Act at any time while the Trust Securities constitute "restricted securities" within the meaning of the Securities Act of 1933, as amended (the "Securities Act"), Suiza or the Issuer, as the case may be, will furnish to holders and beneficial owners of the Trust Securities and to prospective purchasers designated by such holders the information required to be delivered pursuant to Rule 144A(d)(4) under the Securities Act to permit compliance with Rule 144A.

         Suiza has filed with the Commission a Registration Statement on Form S-3, (together with all exhibits thereto, the "Registration Statement" or the "Shelf Registration Statement") under the Securities Act with respect to the Offered Securities. No separate financial statements of the Issuer have been included herein. Suiza and the Issuer do not consider that such financial statements would be material to potential investors because the Issuer is a newly organized special purpose entity, has no operating history or independent operations, and is not engaged in and does not propose to engage in any activity other than holding as trust assets the Debentures and issuing the Preferred Securities and Common Securities, and Suiza has fully and unconditionally guaranteed all of the Issuer's obligations under the Preferred Securities, if and to the extent the Issuer has funds to pay those obligations. See "Suiza Capital Trust II," "Description of the Preferred Securities," "Description of the Guarantee," and "Description of the Debentures."

         This Prospectus, which constitutes a part of the Shelf Registration Statement, does not contain all of the information set forth in the Shelf Registration Statement, certain items of which are contained in exhibits to the Shelf Registration Statement, as permitted by the rules and regulations of the Commission. For further information with respect to Suiza and the securities offered by this Prospectus, reference is made to the Shelf Registration Statement, including the exhibits thereto, and the financial statements and notes incorporated by reference as a part thereof, which are on file at the offices of the Commission and may be obtained upon payment of the fee prescribed by the Commission, or may be examined without charge at the offices of the Commission. Statements made in this Prospectus concerning the contents of any document referred to herein are not necessarily complete, and, in each such instance, are qualified in all respects by reference to the applicable documents filed with the Commission. The Shelf Registration Statement and the exhibits thereto filed by Suiza with the Commission may be inspected and copied at the locations described above.


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
                INCORPORATION OF CERTAIN DOCUMENTS BY REFERENCE

         Suiza will provide without charge to each person to whom a copy of this Prospectus is delivered, including any beneficial owner of the securities offered hereby, upon the written or oral request of such person, a copy of any or all of the documents incorporated by reference herein (other than exhibits to such documents, unless such exhibits are specifically incorporated by reference into the information that this Prospectus incorporates). Requests should be directed to:

                            Suiza Foods Corporation
                            3811 Turtle Creek Blvd.
                                   Suite 1300
                               Dallas, Texas 75219
                           Attn:  Corporate Secretary
                                 (214) 528-0939

         The following documents previously filed with the Commission pursuant to the Securities Act and the Exchange Act are incorporated herein by reference and shall be deemed a part hereof:

1. Suiza's Annual Report on Form 10-K for the fiscal year ended December 31, 1997 (File No. 0-28130).

2. Suiza's Quarterly Report on Form 10-Q for the quarter ended March 31, 1998 (File No. 1-12755).

3. Suiza's Current Report on Form 8-K filed July 14, 1997 (as amended on August 22, 1997), which includes the audited financial statements of Dairy Fresh L.P. and The Garelick Companies (File No. 1-12755).

4. Suiza's Current Reports on Form 8-K filed January 15, 1998, February 25, 1998, March 9, 1998 (as amended by Current Report on Form 8-K/A filed April 7, 1998), March 10, 1998, March 18, 1998, March 20, 1998
         and June 2, 1998.

5. Continental Can Company, Inc. ("Continental Can") Annual Report on Form 10-K for the year ended December 31, 1997 (File No. 0-6690).

6. Continental Can's Quarterly Report on Form 10-Q for the quarter ended March 31, 1998 (File No. 0-6690).

7. The description of the Common Stock contained in Suiza's Registration Statement on Form 8-A filed on February 19, 1997 (File No. 1-12755), including any amendments or reports filed for the purpose of updating such description.

8. The description of the Common Stock Purchase Rights contained in Suiza's Registration Statement on Form 8-A filed on March 10, 1998 (File No. 1-12755), including any amendments or reports filed for the purpose of updating such description

         All reports and other documents filed by Suiza pursuant to Sections 13(a), 13(c), 14 or 15(d) of the Exchange Act subsequent to the date of this Prospectus and prior to the termination of this Offering shall be deemed to be incorporated by reference herein and to be a part hereof from the dates of filing of such reports and documents. Any statement contained in a document incorporated or deemed to be incorporated



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
by reference herein shall be deemed to be modified or superseded for purposes of this Prospectus to the extent that a statement contained herein, or in any other subsequently filed document that also is incorporated or deemed to be incorporated by reference herein, modifies or supersedes the earlier statement. Any statement so modified or superseded shall not be deemed, except as so modified or superseded, to constitute a part of this Prospectus.

                          FORWARD LOOKING INFORMATION

         Certain statements and information discussed under the caption "Risk Factors" and elsewhere in this Prospectus and the documents incorporated by reference herein constitute "forward-looking statements" within the meaning of the Private Securities Litigation Reform Act of 1995. Forward-looking statements may be indicated by phrases such as "believes," "anticipates," "expects," "intends," "foresees," "projects," "forecasts" or words of similar meaning or import. Such statements are subject to certain risks, uncertainties, or assumptions. Should one or more of these risks or uncertainties materialize, or should underlying assumptions prove incorrect, actual results may vary materially from those set forth in the applicable forward-looking statement. Among the key factors that may have a direct bearing on Suiza's results and financial condition are: (i) risks associated with Suiza's acquisition strategy, (ii) risks relating to Suiza's high leverage position, (iii) risks associated with intense competition in Suiza's industries and (iv) the impact of governmental regulations affecting the dairy industry. Any forward-looking statements made or incorporated by reference herein speak only as of the date of this Prospectus or the date of the document in which they are made, as applicable. Suiza expressly disclaims any obligation or undertaking to release publicly any updates or revisions to any such statements to reflect any change in its expectations with regard thereto or any change in events, conditions, or circumstances on which any such statement is based.


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
                               PROSPECTUS SUMMARY

         The following summary is qualified in its entirety by, and should be read in conjunction with, the more detailed information and the consolidated financial statements of Suiza and the financial statements of certain acquired businesses (including, in each case, the notes thereto) appearing elsewhere in, or incorporated by reference in, this Prospectus.

                                  THE COMPANY

         Suiza is a leading manufacturer and distributor of fresh milk and related dairy products and plastic packaging in the United States. Suiza also manufactures, distributes and markets refrigerated, shelf-stable and frozen food products. Each of Suiza's operating subsidiaries is a leading competitor in its market, with an established reputation for customer service and product quality. Suiza's dairy subsidiaries market their products through extensive distribution networks to a diverse group of customers, including convenience stores, grocery stores, schools and institutional food service customers. Suiza's customers in the plastic packaging business include regional dairy manufacturers, bottled water processors, beverage manufacturers, and consumer and industrial products companies. Suiza has grown primarily through a successful acquisition strategy, having consummated more than 40 acquisitions since its initial public offering in April 1996.

         Suiza is a Delaware corporation with its principal offices located at 3811 Turtle Creek Boulevard, Suite 1300, Dallas, Texas 75219 (telephone number 214-528-9922).

                                  THE OFFERING

 Offered Securities  . . . . . . . . . . . .   12,000,000 of the Issuer's 5
                                               1/2% Trust Convertible Preferred
                                               Securities, $600,000,000
                                               aggregate principal amount of
                                               Suiza's 5 1/2% Convertible
                                               Subordinated Debentures, Common
                                               Stock issuable upon conversion
                                               thereof, and the associated
                                               Guarantee.

 Issuer  . . . . . . . . . . . . . . . . . .   Suiza Capital Trust II, a
                                               statutory business trust created
                                               under the laws of the State of
                                               Delaware.

 Selling Holders . . . . . . . . . . . . . .   The Preferred Securities were
                                               originally issued by the Trust
                                               and sold by the Initial
                                               Purchasers in transactions
                                               exempt from registration under
                                               the Securities Act to "qualified
                                               institutional buyers" pursuant
                                               to Rule 144A under the
                                               Securities Act.  These
                                               purchasers or their transferees,
                                               pledgees, donees or successors
                                               may from time to time offer and
                                               sell the Offered Securities
                                               pursuant to this Prospectus.
                                               See "Selling Holders."  The
                                               Preferred Securities offered
                                               hereby are designated for
                                               trading in the PORTAL Market.
                                               Preferred Securities sold
                                               pursuant to this Prospectus will
                                               no longer be eligible for
                                               trading in the PORTAL Market.

 Distributions . . . . . . . . . . . . . . .   Holders of the Preferred
                                               Securities are entitled to
                                               receive preferential cumulative
                                               cash distributions from the
                                               Issuer at an annual rate of 5
                                               1/2% of the liquidation
                                               preference of $50 per Preferred
                                               Security accruing from the date
                                               of the original issuance of the
                                               Preferred Securities (March 24,
                                               1998) and payable quarterly in
                                               arrears on January 1, April 1,
                                               July 1, and October 1 of each
                                               year, commencing July 1, 1998.
                                               The Issuer invested the proceeds
                                               from the initial offering in the
                                               Debentures.  The distribution
                                               rate and the distribution and
                                               other payment dates for the
                                               Preferred Securities correspond
                                               to the interest rate and the
                                               interest and other payment dates
                                               for the Debentures.  As a
                                               result, if principal or interest
                                               is not paid


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
                                               on the Debentures, no amounts
                                               will be paid on the Preferred
                                               Securities.  See "Description
                                               of the Preferred Securities --
                                               Distributions."


 Distribution Deferral Provisions  . . . . .   So long as no payment event of
                                               default under the Indenture (a
                                               "Debenture Event of Default")
                                               has occurred and is continuing,
                                               Suiza has the right to defer
                                               payment of interest (including
                                               Additional Interest, Additional
                                               Sums and Liquidated Damages, if
                                               any) under the Debentures, at
                                               any time, or from time to time,
                                               for a period not exceeding 20
                                               consecutive quarters with
                                               respect to each Extension
                                               Period; provided, however, that
                                               no Extension Period may extend
                                               beyond the stated maturity of
                                               the Debentures.  Upon the
                                               termination of any such
                                               Extension Period and the payment
                                               of all amounts then accrued and
                                               unpaid, Suiza will be entitled
                                               to elect to begin a new
                                               Extension Period subject to the
                                               requirements set forth herein.
                                               See "Description of the
                                               Debentures -- Option to Defer
                                               Interest Payments."  If such
                                               payments on the Debentures are
                                               so deferred, Distributions on
                                               the Preferred Securities will
                                               also be deferred and Suiza will
                                               not be permitted, subject to
                                               certain exceptions set forth
                                               herein, to declare or pay any
                                               cash distributions with respect
                                               to Suiza's capital stock or debt
                                               securities (including guarantees
                                               of indebtedness) that rank pari
                                               passu with or junior to the
                                               Debentures.  See "Description of
                                               the Preferred Securities --
                                               Distributions."

                                               During any Extension Period,
                                               interest on the Debentures will
                                               continue to accrue (and the
                                               amount of Distributions to which
                                               holders of the Preferred
                                               Securities are entitled will
                                               accumulate, at the stated rate
                                               per annum, compounded quarterly)
                                               and holders of Preferred
                                               Securities will be required to
                                               accrue original issue discount
                                               for United States federal income
                                               tax purposes.  See "Description
                                               of the Preferred Securities --
                                               Distributions" and "Certain
                                               Federal Income Tax Consequences
                                               -- Original Issue Discount."

 Liquidation Preference  . . . . . . . . . .   $50 per Preferred Security, and
                                               all accumulated and unpaid
                                               Distributions.

 Conversion into Common Stock  . . . . . . .   Each Preferred Security is
                                               convertible in the manner
                                               described herein at the
                                               option of the holder, at any
                                               time after June 22, 1998,
                                               through the maturity date of the
                                               Debentures or, in the case of
                                               Preferred Securities called for
                                               redemption, prior to the close
                                               of business on the Business Day
                                               prior to the Redemption Date
                                               (the "Conversion Expiration
                                               Date"), into shares of Common
                                               Stock at an initial conversion
                                               price of $78.25 per share of
                                               Common Stock (equivalent to a
                                               conversion rate of 0.6390 shares
                                               of Common Stock per Preferred
                                               Security), subject to adjustment
                                               in certain circumstances.  See
                                               "Description of the Preferred
                                               Securities -- Conversion Rights"
                                               and "Description of the
                                               Preferred Securities --
                                               Conversion Price Adjustments."

                                               A holder of Preferred Securities
                                               wishing to exercise its
                                               conversion right shall surrender
                                               such Preferred Securities,
                                               together with an irrevocable
                                               conversion notice, to the
                                               Property Trustee (as defined) as
                                               the paying, conversion and
                                               exchange agent, or to such other
                                               agent appointed for such purpose
                                               (the "Conversion Agent"), which
                                               shall on behalf of such holder
                                               exchange the Preferred
                                               Securities for a portion of the
                                               Debentures held by the Issuer
                                               having a principal amount equal
                                               to the liquidation preference of
                                               the Preferred Securities being
                                               converted and immediately
                                               convert such Debentures into
                                               Common Stock at the conversion
                                               rate then in effect. Suiza will
                                               make no payment or allowance for
                                               dividends on the shares of
                                               Common Stock issued upon such
                                               conversion.  See "Description of
                                               Preferred Securities --
                                               Conversion Rights." Accrued but
                                               unpaid Distributions (including
                                               Distributions accruing during
                                               Extension Periods, if any) will
                                               not, in certain circumstances,
                                               be paid to a holder in the event
                                               of conversion.


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

                                               Nevertheless, a holder will be
                                               subject to tax on such accrued
                                               but unpaid Distributions (in
                                               the form of original issue
                                               discount).  See "Certain
                                               Federal Income Tax
                                               Consequences -- Original Issue
                                               Discount."  Except with respect
                                               to cash received in respect of
                                               fractional shares, a holder
                                               should not recognize gain or
                                               loss upon the exchange through
                                               the Conversion Agent of the
                                               Preferred Securities for a
                                               proportionate share of the
                                               Debentures, and the immediate
                                               conversion of the Debentures
                                               into Common Stock.  See "Certain
                                               Federal Income Tax Consequences
                                               -- Conversion of Preferred
                                               Securities into Common Stock."

 Redemption  . . . . . . . . . . . . . . . .   Except as provided herein, the
                                               Preferred Securities are not
                                               redeemable by the Issuer prior
                                               to April 2, 2001. The Preferred
                                               Securities are subject to
                                               redemption, in whole or in part,
                                               on or after April 2, 2001, at
                                               the redemption prices set forth
                                               herein, upon any permitted
                                               redemption by Suiza of
                                               Debentures.  If at any time less
                                               than 5% of the Preferred
                                               Securities remains outstanding,
                                               such Preferred Securities shall
                                               be redeemable at the option of
                                               the Issuer, in whole, but not in
                                               part, at a redemption price of
                                               $50 per Preferred Security
                                               together with accumulated and
                                               unpaid Distributions thereon
                                               (whether or not earned) through
                                               the date of redemption.  See
                                               "Description of the Preferred
                                               Securities -- Optional
                                               Redemption" and "Description of
                                               the Debentures -- Optional
                                               Redemption."  The Preferred
                                               Securities are subject to
                                               mandatory redemption upon the
                                               payment at maturity or as a
                                               result of acceleration of the
                                               Debentures.  See "Description of
                                               the Preferred Securities --
                                               Mandatory Redemption."

 Special Event Exchange or Redemption  . . .   At any time following the
                                               occurrence and during the
                                               continuation of a Special Event,
                                               the Company Trustees (as
                                               defined) shall direct the
                                               Conversion Agent to exchange all
                                               outstanding Trust Securities for
                                               Debentures and to dissolve the
                                               Trust; provided, however, that,
                                               in the case of a Tax Event,
                                               Suiza shall have the right to
                                               direct the Indenture Trustee (as
                                               defined) that less than all, or
                                               none, of the Trust Securities be
                                               so exchanged (a) if and for so
                                               long as Suiza elects to pay
                                               Additional Sums (as defined)
                                               such that the net amounts
                                               received by the holders of Trust
                                               Securities not so exchanged are
                                               not reduced as a result of any
                                               additional taxes resulting from
                                               a Tax Event (and Suiza shall not
                                               have revoked any such election
                                               or failed to make such payments)
                                               or (b) if Suiza elects to redeem
                                               the Trust Securities in the
                                               manner set forth herein.  In the
                                               event the Debentures are
                                               redeemed by Suiza, the Preferred
                                               Securities will be redeemed by
                                               the Issuer Trustees (as defined)
                                               at $50 per Preferred Security
                                               plus accumulated and unpaid
                                               Distributions thereon (whether
                                               or not earned) through the date
                                               of redemption.  See "Description
                                               of the Preferred Securities --
                                               Special Event Exchange or
                                               Redemption."

 Distribution of Debentures  . . . . . . . .   At any time, Suiza has the right
                                               to dissolve the Issuer and,
                                               after satisfaction of the
                                               liabilities of creditors of the
                                               Issuer as provided by applicable
                                               law, cause the Debentures to be
                                               distributed to the holders of
                                               the Trust Securities in
                                               liquidation of the Trust.  See
                                               "Description of the Preferred
                                               Securities -- Distribution of
                                               Debentures."

 Guarantee . . . . . . . . . . . . . . . . .   Pursuant to the Guarantee, Suiza
                                               has irrevocably guaranteed, on a
                                               subordinated basis, to the
                                               extent set forth herein, the
                                               payment in full of: (a) any
                                               accumulated and unpaid
                                               Distributions payable by the
                                               Issuer on the Preferred
                                               Securities, if and to the extent
                                               the Issuer has funds sufficient
                                               to make such payments; (b) the
                                               redemption price of any
                                               Preferred Securities called for
                                               redemption, if and to the extent
                                               the Issuer has funds sufficient
                                               to make such payments; and (c)
                                               certain payments upon a
                                               voluntary or involuntary
                                               dissolution, winding up or
                                               liquidation of the Issuer
                                               (unless the Debentures are
                                               distributed to holders of the
                                               Preferred Securities), if and to
                                               the extent that there are
                                               sufficient assets of the Issuer
                                               available for distribution to
                                               holders of the Preferred
                                               Securities.  See "Description of
                                               the Guarantee -- General." The
                                               Guarantee constitutes an
                                               unsecured obligation of Suiza
                                               and ranks subordinate and junior
                                               in right of payment to all other
                                               liabilities of Suiza and pari
                                               passu with any guarantee now or
                                               hereafter entered into by Suiza
                                               in respect of any preferred or
                                               preference stock of any
                                               affiliate of Suiza and senior to
                                               the Common Stock.  A holder of
                                               Preferred Securities is entitled
                                               to enforce Suiza's obligations
                                               under the Guarantee directly
                                               against Suiza, and Suiza has
                                               waived any right to require that
                                               an action be brought against the
                                               Issuer or any other person
                                               before proceeding against Suiza.
                                               See "Description of the
                                               Guarantee -- Status of
                                               Guarantee."

 Voting Rights . . . . . . . . . . . . . . .   Holders of Preferred Securities
                                               generally have voting rights
                                               relating only to the amendment
                                               of the Preferred Securities.
                                               Holders of Preferred Securities
                                               have no rights to appoint or
                                               remove the Issuer Trustees, who
                                               may be appointed, removed or
                                               replaced solely by Suiza, as the
                                               direct or indirect holder of the
                                               Common Securities.  The Issuer
                                               Trustees and Suiza may amend the
                                               Declaration without the consent
                                               of holders of Preferred
                                               Securities to, among other
                                               things, ensure that the Issuer
                                               will be classified for United
                                               States federal income tax
                                               purposes as a grantor trust even
                                               if such action adversely affects
                                               the interests of such holders.
                                               See "Description of the
                                               Preferred Securities -- Voting
                                               Rights; Amendment of
                                               Declaration."

 Debentures  . . . . . . . . . . . . . . . .   The Debentures mature on April
                                               1, 2028, and bear interest at
                                               the rate of 5 1/2% per annum
                                               payable quarterly in arrears.
                                               So long as no payment event of
                                               default under the Indenture has
                                               occurred and is continuing,
                                               Suiza will have the right from
                                               time to time to defer interest
                                               (including Additional Interest
                                               and Liquidated Damages, if any)
                                               under the Debentures, for a
                                               period not exceeding 20
                                               consecutive quarters with
                                               respect to each Extension Period
                                               and provided further that no
                                               such deferral of interest
                                               payments may extend beyond the
                                               stated maturity of the
                                               Debentures.  If Suiza defers
                                               interest payments longer than
                                               one quarter, subject to certain
                                               exceptions, it will be
                                               prohibited from, among other
                                               things, declaring or paying
                                               dividends on any of its capital
                                               stock, other than its Series A
                                               Preferred Stock, and making
                                               certain other payments with
                                               respect to debt securities
                                               issued by Suiza that rank pari
                                               passu with or junior to the
                                               Debentures until quarterly
                                               interest payments are resumed
                                               and all accumulated and unpaid
                                               interest on the Debentures is
                                               brought current.  The Debentures
                                               are convertible into shares of
                                               Common Stock at the option of
                                               the holders at any time prior to
                                               the Conversion Expiration Date,
                                               initially at a conversion price
                                               of $78.25 in principal amount of
                                               Debentures per share of Common
                                               Stock (equivalent to a
                                               conversion rate of 0.6390 shares
                                               of Common Stock for each $50 in
                                               principal amount of Debentures),
                                               subject to certain adjustments
                                               set forth herein.  The Issuer
                                               has covenanted for so long as
                                               the Preferred Securities are
                                               outstanding not to convert
                                               Debentures except pursuant to a
                                               notice of conversion delivered
                                               to the Conversion Agent by a
                                               holder of Preferred Securities.
                                               See "Description of the
                                               Debentures -- Conversion of the
                                               Debentures."

                                               In addition, on and after April
                                               2, 2001, the Debentures will be
                                               redeemable at the option of
                                               Suiza at any time, in whole or
                                               in part, at the redemption
                                               prices set forth herein,
                                               together with accrued but unpaid
                                               interest on the portion being
                                               redeemed to the date fixed for
                                               redemption.  The Debentures are
                                               also redeemable, in whole or in
                                               part, upon the occurrence and
                                               during the continuation of a Tax
                                               Event. See "Description of the
                                               Debentures -- Optional
                                               Redemption."

                                               The payment of the principal of
                                               and interest on the Debentures is
                                               subordinated in right of payment
                                               to all Senior Debt of Suiza.
                                               See "Description of the
                                               Debentures

                                               -- Subordination." While the
                                               Preferred Securities are
                                               outstanding, the Issuer does
                                               not have the right to amend the
                                               Indenture or the terms of the
                                               Debentures in a way that
                                               adversely affects the holders of
                                               the Preferred Securities or to
                                               waive a Debenture Event of
                                               Default without the consent of
                                               holders of at least a majority
                                               in aggregate liquidation
                                               preference of the Preferred
                                               Securities and, in certain
                                               cases, the Common Securities,
                                               then outstanding.  None of the
                                               Indenture, the Debentures, the
                                               Guarantee or the Declaration
                                               places any limitation on the
                                               amount of secured or unsecured
                                               debt, including Senior Debt,
                                               that may be incurred by Suiza or
                                               its subsidiaries.

 Use of Proceeds . . . . . . . . . . . . . .   The Selling Holders will receive
                                               all of the proceeds from the
                                               sale of the Offered Securities.
                                               Neither Suiza nor the Trust will
                                               receive any proceeds from the
                                               sale of the Offered Securities.

 Registration Rights . . . . . . . . . . . .   The Issuer and Suiza have agreed
                                               to keep the Registration
                                               Statement of which this
                                               Prospectus forms a part (the
                                               "Shelf Registration Statement")
                                               effective until the earlier of:
                                               (i) when all the Preferred
                                               Securities covered by the Shelf
                                               Registration Statement have been
                                               sold pursuant to the Shelf
                                               Registration Statement; (ii)
                                               when all the Debentures issued
                                               to holders in respect of
                                               Preferred Securities that had
                                               not been sold pursuant to the
                                               Shelf Registration Statement
                                               have been sold pursuant to the
                                               Shelf Registration Statement;
                                               (iii) when all shares of Common
                                               Stock issued upon conversion of
                                               any such Preferred Securities or
                                               any such Debentures that have
                                               not been sold pursuant to the
                                               Shelf Registration Statement
                                               have been sold pursuant to the
                                               Shelf Registration Statement; or
                                               (iv) such date when the holders
                                               of the Offered Securities are
                                               able to sell all such Offered
                                               Securities immediately without
                                               restriction pursuant to Rule
                                               144(k) under the Securities Act
                                               (or any successor rule thereto
                                               or otherwise) (the
                                               "Effectiveness Period").  In the
                                               event that the Shelf
                                               Registration Statement ceases to
                                               be effective or the use of any
                                               prospectus related thereto is
                                               suspended during the
                                               Effectiveness Period for more
                                               than 90 days, whether or not
                                               consecutive, during any 12-month
                                               period, then the interest rate
                                               borne by the Debentures and the
                                               distribution rate borne by the
                                               Preferred Securities each will
                                               increase by an additional 0.50%
                                               per annum from the 91st day of
                                               the applicable 12-month period
                                               until such time as the Shelf
                                               Registration Statement again
                                               becomes effective or the use of
                                               the prospectus related thereto
                                               is no longer suspended or, if
                                               earlier, the end of the
                                               Effectiveness Period.  See
                                               "Description of the Preferred
                                               Securities -- Registration
                                               Rights."

 Trading . . . . . . . . . . . . . . . . . .   The Preferred Securities have
                                               been designated for trading in
                                               the PORTAL Market.  Preferred
                                               Securities sold pursuant to this
                                               Prospectus will no longer be
                                               eligible for trading in the
                                               PORTAL Market.  The Common Stock
                                               is traded on the NYSE under the
                                               symbol "SZA."

 Risk Factors  . . . . . . . . . . . . . . .   Prospective investors should
                                               carefully consider certain risk
                                               factors relating to an
                                               investment in the Offered
                                               Securities. See "Risk Factors."

                                  RISK FACTORS

         In considering the matters set forth in this Prospectus, prospective purchasers of the Offered Securities should carefully review the information contained elsewhere or incorporated by reference in this Prospectus and should carefully consider the significant risks and uncertainties described below, which are associated with an investment in the Offered Securities.

RISKS ASSOCIATED WITH ACQUISITION STRATEGY

         Suiza's strategy is to continue to expand its dairy, food distribution and plastic packaging businesses primarily through acquisitions of strong regional operators in new markets and consolidating or add-on acquisitions. Suiza may encounter increased competition for acquisitions in the future, which could result in acquisition prices that Suiza does not consider acceptable. There can be no assurance that Suiza will find additional suitable acquisition candidates at acceptable prices or succeed in integrating acquired businesses into Suiza's existing business or in retaining key customers of acquired businesses. There can also be no assurance that Suiza will have sufficient available capital resources to realize its acquisition strategy. See "-- Substantial Indebtedness."

         Although Suiza often acquires operations in new markets requiring minimal integration into its existing operations, the success of Suiza's acquisition strategy is also dependent on the ability of Suiza to integrate acquisitions into Suiza's existing operations. In addition, Suiza's recent growth has required, and is expected to continue to require, a significant amount of management, operational and financial resources. There can be no assurance that the integration of these operations and future acquired operations will not result in unforeseen difficulties, or require the investment of capital or absorb significant management resources at levels higher than that anticipated by management, or that Suiza will realize meaningful economies of scale or operating efficiencies from its acquisitions. The failure of Suiza to successfully integrate acquired operations could have a material adverse effect on Suiza's operations.

RANKING OF SUBORDINATE OBLIGATIONS UNDER THE GUARANTEE AND THE DEBENTURES

         The obligations of Suiza under the Guarantee issued by Suiza for the benefit of the holders of Preferred Securities is unsecured and ranks subordinate and junior in right of payment to all other liabilities of Suiza and pari passu with any guarantee now or hereafter entered into by Suiza in respect of any preferred or preference stock of any affiliate of Suiza. The obligations of Suiza under the Debentures are subordinate and junior in right of payment to all present and future Senior Debt, and pari passu with the $100 million aggregate principal amount of 5% convertible subordinated debentures due 2018 (the "LOS Debentures") issued by Suiza in connection with its acquisition of Land-O-Sun Dairies, L.L.C. ("Land-O-Sun"). The ability of the Issuer to pay amounts due on the Preferred Securities is solely dependent upon Suiza making payments on the Debentures as and when required. None of the Indenture, the Debentures, the Guarantee or the Declaration places any limitation on the amount of secured or unsecured debt, including Senior Debt, that may be incurred by Suiza or its subsidiaries. See "Description of the Guarantee -- Status of the Guarantee."

STRUCTURAL SUBORDINATION

         The Debentures are obligations of Suiza exclusively. Since all of Suiza's operations are conducted through subsidiaries, Suiza's cash flow and, consequently, its ability to service debt, including the Debentures, is dependent upon the earnings of its subsidiaries and the transfer of funds by those subsidiaries to Suiza. See "-- Substantial Indebtedness."

         In addition, creditors of Suiza's subsidiaries would be entitled to a claim on the assets of such subsidiaries prior to any claims by Suiza in respect of its equity interests in such subsidiaries. Consequently, in the event of a liquidation or reorganization of any subsidiary, creditors of such subsidiary are likely to be paid in full before any distribution is made to Suiza, except to the extent that Suiza itself is recognized as a creditor of such subsidiary, in which case the claims of Suiza would still be subordinate to any security interest in the assets of such subsidiary and any indebtedness of such subsidiary senior to that held by Suiza. See "Description of the Preferred Securities -- Distributions" and "Description of the Debentures -- Option to Extend Interest Payment Period."

OPTION TO DEFER INTEREST PAYMENTS; TAX CONSEQUENCES; TRADING PRICE

         So long as there is no continuing payment event of default under the Debentures, Suiza has the right under the Indenture to defer the payment of interest (including Additional Interest, Additional Sums and Liquidated Damages, if any) on the Debentures at any time or from time to time for a period not exceeding 20 consecutive quarters with respect to each Extension Period, provided that no Extension Period may extend beyond the stated maturity of the Debentures. Upon the termination of any Extension Period and the payment of all amounts accrued and unpaid, Suiza will be entitled to select a new Extension Period, subject to the requirements described herein. As a consequence of any such deferral, quarterly Distributions on the Preferred Securities by the Issuer will be deferred, and the amount of Distributions to which holders of the Preferred Securities are entitled will accumulate additional Distributions, during any such Extension Period.

         Should an Extension Period occur, a holder of Preferred Securities will continue to accrue income (in the form of original issue discount) in respect of its pro rata share of the deferred interest allocable to the Debentures held by the Issuer for United States federal income tax purposes.
As a result, a holder of Preferred Securities will include such income in gross income for United States federal income tax purposes in advance of the receipt of cash, and will not receive the cash related to such income from the Issuer if the holder disposes of the Preferred Securities prior to the record date for the payment of Distributions. See "Certain Federal Income Tax Consequences -- Original Issue Discount." Moreover, if a holder of Preferred Securities converts its Preferred Securities into shares of Common Stock during an Extension Period, the holder will not receive any cash related to the deferred Distributions. See "Description of the Preferred Securities -- Distributions."

         Suiza has no current intention of exercising its right to defer payments of interest by extending the interest payment period on the Debentures. However, should Suiza elect to exercise such right in the future, the market price of the Preferred Securities is likely to be affected. Except as discussed under "Description of the Preferred Securities -- Optional Redemption" and "Description of the Debentures -- Optional Redemption," a holder that disposes of its Preferred Securities during an Extension Period, therefore, might not receive the same return on its investment as a holder that continues to hold its Preferred Securities. In addition, as a result of the existence of Suiza's right to defer interest payments on the Debentures, the market price of the Preferred Securities (which represent preferred undivided beneficial interests in the Debentures, the sole asset of the Issuer) may be more volatile than the market prices of other securities on which original issue discount accrues that are not subject to such deferrals.

SPECIAL EVENT EXCHANGE OR REDEMPTION

         Upon certain circumstances following the occurrence and continuation of a Special Event, the Preferred Securities will also be subject to (i) exchange in whole or in part, in the manner described herein, for the Debentures, or (ii) in the case of a Tax Event, redemption in whole or in part, at Suiza's option, on or after April 2, 2001. See "Description of the Preferred Securities -- Special Event Exchange or Redemption."

         There can be no assurance as to the market prices for Preferred Securities or Debentures that may be distributed in exchange for Preferred Securities if a liquidation of the Issuer occurs or if the Preferred Securities are exchanged for Debentures in connection with a Special Event. Accordingly, the Preferred Securities that an investor may purchase, or the Debentures that a holder of Preferred Securities may receive on liquidation of the Issuer, may trade at a discount to the price that the investor paid to purchase the Preferred Securities offered hereby. Because holders of Preferred Securities may receive Debentures on dissolution of the Issuer or if the Preferred Securities are exchanged for Debentures in connection with a Special Event, prospective purchasers of Preferred Securities are also making an investment decision with regard to the Debentures and should carefully review all the information regarding the Debentures contained herein. See "Description of the Preferred Securities -- Special Event Exchange or Redemption" and "Description of the Debentures -- General."

RIGHTS UNDER THE GUARANTEE

         Pursuant to the Guarantee, Suiza has guaranteed on a subordinated basis to the holders of the Preferred Securities the following payments, to the extent not paid by the Issuer: (i) any accumulated and unpaid Distributions required to be paid on the Preferred Securities, if and to the extent that the Issuer has funds on hand available therefor at such time, (ii) the redemption price with respect to any Preferred Securities called for redemption, if and to the extent that the Issuer has funds on hand available therefor at such time, and (iii) upon a voluntary or involuntary dissolution, winding-up or liquidation of the Issuer (unless the Debentures are distributed to holders of the Preferred Securities), the lesser of (a) the aggregate of the liquidation preference and all accumulated and unpaid Distributions to the date of payment, if and to the extent that the Issuer has funds on hand available therefor at such time and (b) the amount of assets of the Issuer that remain available for distribution to holders of the Preferred Securities upon the liquidation of the Issuer.

         As part of the Guarantee, Suiza agreed that it will honor all obligations described therein relating to the conversion or exchange of the Preferred Securities into or for Common Stock or Debentures.

         The holders of not less than a majority in aggregate liquidation preference of the outstanding Preferred Securities have the right to direct the time, method and place of conducting any proceeding for any remedy available to the Guarantee Trustee (as defined) in respect of the Guarantee or to direct the exercise of any trust power conferred upon the Guarantee Trustee under the Guarantee. If the Guarantee Trustee fails to enforce the Guarantee, any holder of Preferred Securities will have the right to institute a proceeding directly against Suiza to enforce its rights under the Guarantee without first instituting a proceeding against the Issuer, the Guarantee Trustee or any other person or entity. If Suiza were to default on its obligation to pay amounts payable under the Debentures, the Issuer would lack funds for the payment of Distributions or amounts payable on redemption of the Preferred Securities or otherwise, and, in such event, holders of the Preferred Securities will not be able to rely upon the Guarantee for payment of such amount. Instead, if an event of default under the Debentures has occurred and is continuing, a holder of Preferred Securities will be required to rely on the enforcement by the Property Trustee of its rights as registered holder of the Debentures against Suiza pursuant to the terms of the Indenture and the Debentures. If, however, such event is attributable to the failure of Suiza to pay interest on or principal of the Debentures on the payment date on which such payment is due and payable, then a holder of Preferred Securities will have the right to directly institute a proceeding against Suiza for enforcement of payment to such holder of the interest on or principal of such Debentures having a principal amount equal to the aggregate liquidation preference of the Preferred Securities of such holder (a "Direct Action"). In connection with such Direct Action, Suiza will be subrogated to the rights of such holder of Preferred Securities under the Declaration to the extent of any payment made by Suiza to such holder of Preferred Securities in such Direct Action. Except as set forth herein, holders of Preferred Securities will not be able to exercise directly any other remedy available to the holders of Debentures or assert directly any other rights in respect of the Debentures. See "Description of the Preferred Securities -- Enforcement of Certain Rights by Holders of Preferred Securities," "Description of the Guarantee" and "Description of the Debentures -- Debenture Events of Default." The Declaration provides that each holder of Preferred Securities by acceptance thereof agrees to the provisions of the Guarantee and the Indenture.

ENFORCEMENT OF CERTAIN RIGHTS BY HOLDERS OF PREFERRED SECURITIES

         If an event of default under the Declaration occurs and is continuing, then the holders of Preferred Securities will rely on the enforcement by the Property Trustee of its rights as the holder of the Debentures against Suiza. In addition, the holders of a majority in aggregate liquidation preference of the Preferred Securities have the right to direct the time, method and place of conducting any proceeding for any remedy available to the Property Trustee or to direct the exercise of any trust or power conferred upon the Property Trustee under the Declaration, including the right to direct the Property Trustee to exercise the remedies available to it as a holder of the Debentures. If the Property Trustee fails to enforce its rights as holder of the Debentures after a request therefor by a holder of Preferred Securities, such holder will have the right to proceed to enforce such rights directly against Suiza. Notwithstanding the foregoing, if a Declaration Event of Default occurs that results from the failure of Suiza to pay principal of or interest on the Debentures when due (or in the case of a redemption, on the redemption date), during the continuance of such an event of default a holder of Preferred Securities may institute a Direct Action against Suiza to obtain payment to such holder of such principal or interest on Debentures having a principal amount equal to the aggregate liquidation amount of the Preferred Securities owned of record by such holder. See "Description of the Preferred Securities -- Declaration Events of Default; Notice" and "-- Voting Rights; Amendment of the Declaration."

LIMITED VOTING RIGHTS

         Holders of the Preferred Securities generally have voting rights relating only to the amendment of the Preferred Securities. Holders of the Preferred Securities are not entitled to vote to appoint, remove or replace the Issuer Trustees, which voting rights are vested exclusively in Suiza, as the holder of the Common Securities. The Issuer Trustees and Suiza may amend the Declaration without the consent of holders of Preferred Securities to ensure that the Issuer will be classified for United States federal income tax purposes as a grantor trust even if such action adversely affects the interests of such holders. See "Description of the Preferred Securities -- Voting Rights; Amendment of the Declaration."

ABSENCE OF PUBLIC MARKET FOR THE PREFERRED SECURITIES

         The Preferred Securities are eligible for trading in the PORTAL Market until resold in a transaction pursuant to this Prospectus. Thus, purchasers of Preferred Securities in transactions pursuant to this Prospectus will not be able to sell any Preferred Securities so acquired in the PORTAL Market. The Company and the Trust do not currently intend to list the Preferred Securities resold pursuant to this Prospectus on any securities exchange or to seek approval for quotation thereof through any automated quotation system.

TRADING PRICE OF PREFERRED SECURITIES

         The Preferred Securities may trade at a price that does not fully reflect the value of accrued but unpaid interest with respect to the underlying Debentures. A holder disposing of Preferred Securities between record dates for payments of Distributions thereon will be required for United States federal income tax purposes to include accrued but unpaid interest on the Debentures through the date of disposition in income as ordinary income (i.e., original issue discount), and to add such amount to the adjusted tax basis in the holder's Preferred Securities. To the extent the selling price is less than the holder's adjusted tax basis (which will include, in the form of original issue discount, all accrued but unpaid interest) and if the Preferred Securities are held as capital assets, a holder will recognize a capital loss. Subject to certain limited exceptions, capital losses cannot be applied to offset ordinary income for United States federal income tax purposes. See "Certain Federal Income Tax Consequences -- Sales of Preferred Securities."

COMPETITION

         Suiza's dairy and food distribution businesses are subject to significant competition from dairy operations and large national food service distributors that operate in Suiza's markets. Competition in the dairy and food distribution businesses is based primarily on service, price, brand recognition, quality and breadth of product line. Certain of Suiza's competitors are large, well capitalized and may have greater financial, operational and marketing resources than Suiza.

         The dairy industry has excess capacity and has been in the process of consolidation for many years. Excess capacity has resulted from the development of more efficient manufacturing techniques, the establishment of captive dairy manufacturing operations by large grocery retailers and relatively little growth in the demand for fresh milk products. Any expansion of production capacity in one of Suiza's regional markets could have an adverse effect on Suiza.

         The plastic packaging industry is also subject to significant competition. Suiza competes with larger independent manufacturing companies and vertically integrated food and industrial companies that operate captive plastic packaging manufacturing facilities. The primary competitive factors in the plastic packaging industry are price, quality and service. Many of Suiza's competitors in the plastics industry are larger and better capitalized than Suiza, and have greater resources than Suiza.

SUBSTANTIAL INDEBTEDNESS

         Suiza has substantial indebtedness. Under Suiza's senior credit facility (the "Senior Credit Facility"), Suiza can incur substantial amounts of additional indebtedness in the future. None of the Indenture, the Debentures, the Guarantee or the Declaration places any limitation on the amount of secured or unsecured debt, including Senior Debt, that may be incurred by Suiza or its subsidiaries.

         The Senior Credit Facility and related debt service obligations may
(i) limit Suiza's ability to obtain additional financing in the future, (ii) require Suiza to dedicate a significant portion of its cash flow to the payment of principal and interest on its indebtedness, thereby reducing the funds available to Suiza for other purposes, (iii) limit Suiza's flexibility in planning for, or reacting to, changes in its business and market conditions, and (iv) impose additional financial and operational restrictions on Suiza, including restrictions on dividends.

         Suiza's ability to make scheduled payments on its indebtedness depends on its financial and operating performance, which is subject to prevailing economic conditions and to financial, business and other factors, some of which are beyond Suiza's control. Suiza has pledged the stock of its subsidiaries (except for 35% of the capital stock of its Garrido y Compania, Inc. subsidiary) to secure its indebtedness under the Senior Credit Facility. The failure of Suiza to comply with the financial and other restrictive covenants under the Senior Credit Facility may result in an event of default which, if not cured or waived, could have a material adverse effect on Suiza. Suiza periodically enters into various interest hedging agreements to reduce its exposure to interest rate fluctuations. To the extent indebtedness under the Senior Credit Facility exceeds the amount covered by any such agreements, Suiza will be subject to interest rate risk.

GOVERNMENT REGULATION; RAW MATERIAL COSTS

         The price of raw milk in the United States fluctuates based on supply and demand, with minimum support prices established monthly on a regional basis by federal or state government agencies. In 1996, Congress passed legislation to phase out support prices over a specified period. There can be no assurance that a material increase in milk prices in the United States will not occur, and such an increase could reduce the profitability of Suiza's operations and have a material adverse effect on Suiza. The United States Department of Agriculture has recently proposed a number of changes to the Federal Milk Marketing Order program, including changes in pricing classifications for certain dairy products. It is uncertain whether these proposals will be adopted in their current or another form or, if adopted, what the impact of any final rules would have on the market for dairy products. There can be no assurance that any changes in the current Federal Milk Marketing Order program would not have a material adverse effect on Suiza.

         As a manufacturer and distributor of food products, Suiza is subject to federal, state and local laws and regulations governing the manufacture (including composition and ingredients), labeling, packaging and safety of food. The United States Food and Drug Administration and various state and local agencies are authorized to enforce these laws and regulations by inspecting Suiza's facilities and requiring remedial action where necessary. Although Suiza maintains quality control programs designed to address these issues, an actual or perceived problem with the quality or safety of products at any of Suiza's facilities could lead to product withdrawals, product recalls, remediation expenses, temporary plant closings and related negative publicity, any of which could have a material adverse effect on Suiza. Suiza's operations are also subject to other federal, Puerto Rico, state and local governmental regulation.

DEPENDENCE ON KEY PERSONNEL

         The future success of Suiza's business operations is dependent in part on the efforts and skills of certain key members of management. The loss of any of its key members of management could have an adverse effect on Suiza. Suiza has not obtained key man life insurance with respect to any of its key members of management.

LIMITATIONS ON FAVORABLE TAX TREATMENT

         Under Section 936 of the Code, a portion of Suiza's income derived from its dairy, fruit drink and plastic packaging operations in Puerto Rico qualifies for a tax credit that has the effect of reducing or eliminating United States income taxes on income derived from these operations. In the Revenue Reconciliation Act of 1993, the United States Congress imposed certain limitations on the availability of the Section 936 credit. In August 1996, Congress passed the Small Business Job Protection Act of 1996 which contains further restrictions on the availability of Section 936 credits and eliminates
Section 936 altogether by December 31, 2005. These limitations, combined with certain other provisions in the Code that govern the allocation among affiliated corporations of credits under
Section 936, may limit the amount of tax credits available to Suiza prior to the expiration of Section 936.

ANTITAKEOVER PROVISIONS

         Suiza's Certificate of Incorporation and Bylaws contain provisions that may delay, defer or prevent a change in control of Suiza that stockholders might view as being in their best interests, including a change of control that might result in a premium over the market price for shares of Common Stock. Among other things, these provisions: (i) authorize the Suiza Board of Directors to issue preferred stock in series with the terms of each series to be fixed by the Suiza Board of Directors; (ii) divide Suiza's Board of Directors into three classes so that only approximately one- third of the total number of directors will be elected each year; (iii) permit directors to be removed only for cause; and (iv) specify advance notice requirements for stockholder proposals and director nominations. In addition, Suiza has a stockholder rights plan, which will cause substantial dilution to a person or group that attempts to acquire Suiza in certain circumstances. Such stockholder rights plan may also delay, defer or prevent a change of control of Suiza. See "Description of Suiza Capital Stock."

                                  THE COMPANY

         Suiza is a leading manufacturer and distributor of fresh milk and related dairy products and plastic packaging in the United States. Suiza also manufactures, distributes and markets refrigerated, shelf-stable and frozen food products. Each of Suiza's operating subsidiaries is a leading competitor in its market, with an established reputation for customer service and product quality. Suiza's dairy subsidiaries market their products through extensive distribution networks to a diverse group of customers, including convenience stores, grocery stores, schools and institutional food service customers. Suiza's customers in the plastic packaging business include regional dairy manufacturers, bottled water processors, beverage manufacturers, and consumer and industrial products companies. Suiza has grown primarily through a successful acquisition strategy, having consummated more than 40 acquisitions since its initial public offering in April 1996.

                             SUIZA CAPITAL TRUST II

         Suiza Capital Trust II (the "Issuer" or the "Trust") is a statutory business trust formed under Delaware law pursuant to (i) a declaration of trust (the "Declaration") executed by Suiza, as sponsor of the Trust, and the trustees of the Issuer (the "Issuer Trustees") and (ii) the filing of a certificate of trust with the Secretary of State of the State of Delaware. Suiza has acquired Common Securities in an aggregate liquidation amount equal to 3.0% of the total capital of the Issuer. The Common Securities rank pari passu, and payment will be made thereon pro rata, with the Preferred Securities, except that, upon the occurrence and during the continuance of a payment event of default under the Declaration, the rights of the holders of the Common Securities to payment in respect of distributions and payments upon liquidation, redemption and otherwise will be subordinated to the rights of the holders of the Preferred Securities. The Debentures are the sole assets of the Issuer. The Issuer exists for the exclusive purpose of (i) issuing the Preferred Securities and Common Securities representing undivided beneficial interests in the assets of the Trust, (ii) investing the gross proceeds of the Preferred Securities and Common Securities in the Debentures and (iii) engaging in only those other activities necessary or incidental thereto. The Trust is classified for United States federal income tax purposes as a grantor trust and not as an association taxable as a corporation. Suiza has taken the position that the Debentures will be classified as indebtedness for United States federal income tax purposes. By purchasing Preferred Securities, investors agree to treat the Trust and the Debentures in a manner consistent with such characterization. See "Certain Federal Income Tax Consequences."

         Pursuant to the Declaration, the number of Issuer Trustees initially is five. Three of the Issuer Trustees (the "Company Trustees") are individuals who are employees or officers of or who are affiliated with Suiza. The fourth Issuer Trustee is a financial institution that is unaffiliated with Suiza (the "Property Trustee"). The fifth Issuer Trustee is an entity that maintains its principal place of business in the State of Delaware (the "Delaware Trustee"). Initially, Wilmington Trust Company, a Delaware banking corporation, is the Property Trustee and the Delaware Trustee until, in each case, removed or replaced by the Company Trustees. Wilmington Trust Company also acts as indenture trustee under the Guarantee (the "Guarantee Trustee") and under the Indenture (the "Indenture Trustee"). See "Description of the Guarantee" and "Description of the Preferred Securities."

         The Property Trustee holds title to the Debentures for the benefit of the holders of the Preferred Securities, and the Property Trustee has the power to exercise all rights, powers and privileges under the Indenture as the holder of the Debentures. In addition, the Property Trustee maintains exclusive control of a segregated non-interest bearing bank account (the "Property Account") to hold all payments made in respect of the Debentures for the benefit of the holders of Preferred Securities. Suiza, as the direct or indirect holder of all of the Common Securities, has the right to appoint, remove or replace any of the Issuer Trustees and to increase or decrease the number of Issuer Trustees, provided that the number of Issuer Trustees shall be at least three, the majority of which shall be Company Trustees. Suiza pays all fees and expenses related to the Trust. See "Description of the Debentures."

         The rights of the holders of the Preferred Securities, including economic rights, rights to information and voting rights, if any, are as set forth in the Declaration and the Delaware Business Trust Act, as amended (the "Trust Act"). See "Description of the Preferred Securities." The Declaration, the Indenture and the Guarantee also incorporate by reference the terms of the Trust Indenture Act of 1939, as amended (the "Trust Indenture Act"). The Declaration, the Indenture and the Guarantee are qualified under the Trust Indenture Act. Wilmington Trust Company acts as Indenture Trustee for the Debentures for purposes of complying with the Trust Indenture Act.

         The place of business and telephone number of the Trust are the principal executive offices and telephone number of Suiza.

                              ACCOUNTING TREATMENT

         For financial reporting purposes, the Trust is treated as a subsidiary of Suiza and, accordingly, the accounts of the Trust are included in the consolidated financial statements of Suiza. The Preferred Securities are presented as a separate line item in the consolidated balance sheet of Suiza entitled "mandatorily redeemable trust issued convertible preferred securities" and appropriate disclosures about the Preferred Securities, the Guarantee and the Debentures are included in the notes to Suiza's consolidated financial statements. For financial reporting purposes, Suiza will record Distributions payable on the Preferred Securities as a financing charge to earnings in Suiza's consolidated statement of income.

                                USE OF PROCEEDS

         The Selling Holders will receive all of the proceeds from any sale of the Offered Securities. Neither Suiza nor the Trust will receive any proceeds from the sale of the Offered Securities.

                    DESCRIPTION OF THE PREFERRED SECURITIES

         This summary of certain provisions of the Preferred Securities and the Declaration does not purport to be complete and is subject to, and is qualified in its entirety by reference to, all the provisions of the Declaration (a copy of which is available upon request to the Issuer), the Trust Act and the Trust Indenture Act, which is incorporated by reference in the Declaration. Whenever particular defined terms of the Declaration are referred to herein, these defined terms are incorporated herein by reference.

GENERAL

         The Declaration authorized the Issuer Trustees to issue the Preferred Securities and the Common Securities on behalf of the Trust. The Issuer invested the proceeds from the issuance and sale of the Preferred Securities and the Common Securities in the Debentures. The Preferred Securities represent preferred undivided beneficial interests in the assets of the Issuer and entitle the holders thereof to a preference in certain circumstances with respect to Distributions and amounts payable on redemption or liquidation over the Common Securities, as well as other benefits as described in the Declaration.

         All of the Common Securities are owned by Suiza. The Preferred Securities rank pari passu, and payments will be made thereon pro rata, with the Common Securities except as described under "-- Subordination of Common Securities." Legal title to the Debentures is held by the Property Trustee for the benefit of the holders of the Preferred Securities and Common Securities. The Declaration does not permit the issuance by the Issuer of any securities other than the Preferred Securities and the Common Securities or the incurrence of any indebtedness by the Issuer. The payment of Distributions out of money held by the Issuer, and payments upon redemption of the Preferred Securities or liquidation of the Issuer, are guaranteed by Suiza to the extent described under "Description of the Guarantee." The Guarantee is held by Wilmington Trust Company, as the Guarantee Trustee, for the benefit of the holders of the Preferred Securities. The Guarantee does not cover payment of Distributions when the Issuer does not have sufficient available funds to pay such Distributions. The remedy of a holder of Preferred Securities in such an event is as described herein in "-- Voting Rights; Amendment of the Declaration."

DISTRIBUTIONS

         Distributions on the Preferred Securities are payable at the annual rate of 5 1/2% of the liquidation preference of $50 per Preferred Security. Distributions accumulate from the date of original issuance of the Preferred Securities (March 24, 1998) and are payable quarterly in arrears on January 1, April 1, July 1, and October 1 of each year to the holders of record of the Preferred Securities on the applicable record date, commencing July 1, 1998 when, as and if available for payment, except as otherwise described below.
The amount of Distributions payable for any period is computed on the basis of a 360-day year of twelve 30-day months. In the event that any date on which Distributions are payable on the Preferred Securities is not a Business Day, the payment of the Distributions payable on such date will be made on the next succeeding day that is a Business Day and without any additional Distributions or other payment in respect of any such delay, except that, if such Business Day is in the next succeeding calendar year, such payment will be made on the immediately preceding Business Day, in each case with the same force and effect as if made on the relevant distribution payment date (each date on which Distributions are payable in accordance with the foregoing, a "Distribution Date"). A "Business Day" means any day other than a Saturday or a Sunday, or a day on which banking institutions in the City of New York are authorized or required by law or executive order to remain closed or a day on which the corporate trust office of the Property Trustee or the Indenture Trustee is closed for business.

         So long as no Debenture Event of Default (relating solely to clauses
(i) and (ii) under the definition thereof) has occurred and is continuing, Suiza has the right under the Indenture to defer payment of interest (including Additional Interest, Additional Sums and Liquidated Damages, if any) under the Debentures, at any time, or from time to time, for a period not exceeding 20 consecutive quarters with respect to each Extension Period; provided, however, that no Extension Period may extend beyond the stated maturity of the Debentures. If such payments on the Debentures are so deferred, quarterly Distributions on the Preferred Securities will also be deferred by the Issuer during any such Extension Period. Distributions to which holders of the Preferred Securities would otherwise be entitled during any such Extension Period will accumulate additional interest thereon (and the amount of Distributions to which holders of Preferred Securities are entitled will accumulate at the rate per annum set forth herein, compounded quarterly) on the relevant Distribution Date. The term "Distributions" as used herein includes any such interest (including any Additional Interest, Additional Sums and Liquidated Damages, if any, all as defined). During any such Extension Period, Suiza may not, and shall not permit any of its subsidiaries to, (i) declare or pay any dividends on, make distributions with respect to, or redeem, purchase, acquire, or make a liquidation payment with respect to, any of Suiza's capital stock, other than dividends with respect to its Series A Preferred Stock, or
(ii) make any payment of principal, interest or premium, if any, on or repay, repurchase or redeem any debt securities (including guarantees of indebtedness) issued by Suiza that rank pari passu with or junior to the Debentures (other than with respect to both (i) and (ii) (a) any dividend, redemption, liquidation, interest, principal or guarantee payment by Suiza where the payment is made with securities (including capital stock) that rank pari passu with or junior to the securities on which such dividend, redemption, liquidation, interest, principal or guarantee payment is being made, (b) payments under the Guarantee, (c) purchases of Common Stock related to the issuance of Common Stock under any of Suiza's benefit plans for its directors, officers or employees, (d) as a result of a reclassification of Suiza's capital stock or the exchange or conversion of one series or class of Suiza's capital stock for another series or class of Suiza's capital stock and (e) the purchase of fractional interests in shares of Suiza's capital stock pursuant to the conversion or exchange provisions of such capital stock or the security being converted or exchanged). Upon the termination of any Extension Period and the payment of all amounts then accrued and unpaid, Suiza may elect to begin a new Extension Period subject to the above requirements. See "Description of the Debentures -- Option to Defer Interest Payments" and "Certain Federal Income Tax Consequences -- Original Issue Discount." If Distributions are deferred, the deferred Distributions shall be paid on the next Distribution Date to the holders of record of Preferred Securities as they appear on the books and records of the Trust on the record date next following the termination of such Extension Period.

         Suiza has no current intention to exercise its right to defer payments of interest on the Debentures.

         Distributions with respect to the Preferred Securities must be paid on the dates payable to the extent that the Issuer has funds available for the payment of such Distributions in the Property Account. The funds of the Issuer available for distribution to holders of the Preferred Securities will be limited to payments actually received under the Debentures. See "Description of the Debentures." If Suiza does not make interest payments on the Debentures, the Property Trustee will not have funds available to pay Distributions on the Preferred Securities. The payment of Distributions (if and to the extent the Issuer has funds on hand available and sufficient for the payment of such Distributions) has been guaranteed by Suiza as set forth herein under "Description of the Guarantee."

         Distributions on the Preferred Securities are payable to the holders thereof as they appear on the register of the Issuer on the relevant record dates, which is the fifteenth day (whether or not a Business Day) next preceding the relevant Distribution Date. As long as the Preferred Securities remain in book-entry form, subject to any applicable laws and regulations and the provisions of the Trust Agreement, each such payment will be made as described under " -- Book-Entry Only Issuance: The Depository Trust Company."

CONVERSION RIGHTS

         The Preferred Securities are convertible in the manner described below and at the option of the holder at any time after June 22, 1998 (90 days following the original issuance date of the Preferred Securities (March 24, 1998)) through the close of business on the Business Day prior to the Conversion Expiration Date, into shares of Common Stock at an initial conversion price of $78.25 per share of Common Stock (equivalent to a conversion rate of 0.6390 shares of Common Stock per Preferred Security), subject to adjustment as described under " -- Conversion Price Adjustments." Accrued but unpaid Distributions (including Distributions accruing during Extension Periods, if any) will not, in certain circumstances, be paid to a holder in the event of conversion. Nevertheless, a holder will be subject to tax on such accrued but unpaid Distributions (in the form of original issue discount). See "Certain Federal Income Tax Consequences -- Original Issue Discount."

         A holder of Preferred Securities wishing to exercise its conversion right shall surrender such Preferred Securities, together with an irrevocable conversion notice, to the Conversion Agent, which shall, on behalf of such holder, exchange the Preferred Securities for a portion of the Debentures held by the Issuer having a principal amount equal to the aggregate liquidation preference of the Preferred Securities being converted and immediately convert such Debentures into Common Stock at the conversion price then in effect. So long as a book-entry system for the Preferred Securities is in effect, however, the procedures for converting the Preferred Stock that are in the form of Global Security (as defined) into shares of Common Stock will be as described under " -- Book-Entry Only Issuance: The Depository Trust Company." Suiza's delivery upon conversion of the fixed number of shares of Common Stock into which the Debentures will be convertible (together with the cash payment, if any, in lieu of any fractional shares) shall be deemed to satisfy Suiza's obligation to pay the principal amount at maturity of the portion of the Debentures so converted and any unpaid interest, Additional Interest, Additional Sums and Liquidated Damages, if any, accrued on such Debentures at the time of such conversion. For a discussion of the taxation of such an exchange to holders, including the fact that holders who exchange their Preferred Securities for Common Stock will be subject to additional income tax to the extent of the amount of accrued but unpaid original issue discount on the Debentures at the time of a conversion into Common Stock, see "Certain Federal Income Tax Consequences -- Conversion of Preferred Securities into Common Stock." Holders may obtain copies of the required form of the conversion notice from the Conversion Agent.

         Accumulated Distributions will not be paid on Preferred Securities that are converted; provided, however, that holders of Preferred Securities at the close of business on a Distribution payment record date will be entitled to receive the Distribution payable, in cash, on such Preferred Securities on the corresponding Distribution Date notwithstanding the conversion of such Preferred Securities on or subsequent to such Distribution record date but prior to such Distribution Date. Except as provided in the immediately preceding sentence, the Issuer will make no payment or allowance for accumulated and unpaid Distributions, whether or not in arrears, on converted Preferred Securities. Suiza will make no payment or allowance for dividends on the shares of Common Stock issued upon such conversion. Each conversion will be deemed to have been effected immediately prior to the close of business on the day on which proper notice was received by the Conversion Agent.

         Shares of Common Stock issued upon conversion of Preferred Securities will be validly issued, fully paid and non-assessable. No fractional shares of Common Stock will be issued as a result of conversion, but in lieu thereof such fractional interest will be paid in cash based on the then Current Market Price (as defined) of the Common Stock.

CONVERSION PRICE ADJUSTMENTS

         General. The conversion price is subject to adjustment in certain events including, without duplication: (i) the issuance of shares of Common Stock as a dividend or distribution with respect to the Common Stock; (ii) the issuance to all holders of Common Stock of rights or warrants entitling holders of such rights or warrants (for a period not exceeding 45 days) to subscribe for or purchase Common Stock at less than the then Current Market Price; (iii) subdivisions, combinations and reclassifications of Common Stock; (iv) the distribution to all holders of Common Stock of evidences of indebtedness of Suiza, securities or capital stock, cash, or assets (but excluding those rights, warrants, dividends and distributions referred to above in clauses (i) and (ii) and dividends and distributions paid exclusively in cash); (v) the payment of dividends (and other distributions) on Common Stock paid exclusively in cash, excluding any cash dividend if the annualized per share amount thereof does not exceed 5% of the last sale price of Common Stock, as reported on the NYSE, on the trading day immediately preceding the date of declaration of such dividend (such adjustment being limited to the amount in excess of 5% of such Current Market Price); and (vi) payment to holders of Common Stock in respect of a tender or exchange offer (other than an odd-lot offer) by Suiza or any subsidiary of Suiza for Common Stock in excess of 110% of the Current Market Price of Common Stock on the trading day next succeeding the last date tenders or exchanges may be made pursuant to such tender or exchange offer.

         Suiza from time to time may reduce the conversion price of the Debentures (and thus the conversion price of the Preferred Securities) by any amount selected by Suiza for any period of at least 30 days, in which case Suiza shall give at least 15 days' notice of such reduction. Suiza may, at its option, make such reductions in the conversion price, in addition to those set forth above, as the Board of Directors of Suiza deems advisable to avoid or diminish any income tax to holders of Common Stock resulting from any dividend or distribution of stock (or rights to acquire stock) or from any event treated as such for income tax purposes. See "Certain Federal Income Tax Consequences -- Adjustment of Conversion Price."

         No adjustment of the conversion price will be made upon the issuance of any shares of Common Stock pursuant to any present or future plan providing for the reinvestment of dividends or interest payable on securities of Suiza and the investment of additional optional amounts in shares of Common Stock under any such plan, or the issuance of any shares of Common Stock or options or rights to purchase such shares pursuant to any present or future employee benefit plan or program of Suiza or pursuant to any option, warrant, right, or exercisable, exchangeable or convertible security which does not constitute an issuance to all holders of Common Stock (or a class thereof) of rights or warrants entitling holders of such rights or warrants to subscribe for or purchase Common Stock at less than the Current Market Price. There shall be no adjustment of the conversion price in case of the issuance of any Common Stock (or securities convertible into or exchangeable for Common Stock), including, without limitation, in connection with any acquisition not constituting a Fundamental Change (as defined), except as specifically described above. If any action would require adjustment of the conversion price pursuant to more than one of the above-described anti-dilution provisions, only one adjustment shall be made and such adjustment shall be the amount of adjustment that has the highest absolute value to holders of the Preferred Securities. No adjustment in the conversion price will be required unless such adjustment would require an increase or decrease of at least 1% of the conversion price, but any adjustment that would otherwise be required to be made shall be carried forward and taken into account in any subsequent adjustment.

         Merger, Consolidation or Sale of Assets of Suiza. If any transaction shall occur (including, without limitation, (i) any recapitalization or reclassification of shares of Common Stock (other than a change in par value, or from par value to no par value, or from no par value to par value or as a result of a subdivision or combination of Common Stock), (ii) any consolidation or merger of Suiza with or into another person or any merger of another person into Suiza (other than a merger that does not result in a reclassification, conversion, exchange or cancellation of Common Stock), (iii) any sale or transfer of all or substantially all of the assets of Suiza, or (iv) any compulsory share exchange), pursuant to which either shares of Common Stock shall be converted into the right to receive other securities, cash or other property, or, in the case of a sale or transfer of all or substantially all of the assets of Suiza, the holders of Common Stock shall be entitled to receive other securities, cash or other property, then appropriate provision shall be made so that the holder of each Preferred Security then outstanding shall have the right thereafter to convert such Preferred Security only into:

                 (x) in the case of any such transaction that does not constitute a Stock Fundamental Change (as defined) and subject to funds being legally available for such purpose under applicable law at the time of such conversion, the kind and amount of the securities, cash or other property that would have been receivable upon such recapitalization, reclassification, consolidation, merger, sale, transfer or share exchange by a holder of the number of shares of Common Stock issuable upon conversion of such Preferred Security immediately prior to such recapitalization, reclassification, consolidation, merger, sale, transfer or share exchange, after giving effect, in the case of any Non-Stock Fundamental Change (as defined), to any adjustment in the conversion price in accordance with clause
         (i) of the following paragraph, and

                 (y) in the case of any such transaction that constitutes a Stock Fundamental Change, common stock of the kind received by holders of Common Stock as a result of such Stock Fundamental Change in an amount determined in accordance with clause (ii) of the following paragraph.

The company formed by such consolidation or resulting from such merger or that acquires such assets or Suiza's shares, as the case may be, shall in its certificate or articles of incorporation or other constituent document establish such a conversion right. Such certificate or articles of incorporation or other constituent document shall provide for adjustments that, for events subsequent to the effective date of such certificate or articles of incorporation or other constituent document, shall be as nearly equivalent as may be practicable to the relevant adjustments provided for in the preceding paragraphs and in this paragraph.

         Notwithstanding any other provision in the preceding paragraphs to the contrary, if any Fundamental Change occurs, then the conversion price in effect immediately prior to such Fundamental Change will be adjusted as described below:

                 (i) in the case of a Non-Stock Fundamental Change, the conversion price of the Preferred Securities will be adjusted to equal the lower of (A) the conversion price in effect immediately prior to such Non-Stock Fundamental Change (after giving effect to any other prior adjustments effected pursuant to the preceding paragraphs) and
         (B) the product of (1) the greater of the Applicable Price (as defined) and the then applicable Reference Market Price (as defined) and (2) a fraction, the numerator of which will be $50 and the denominator of which will be (x) the amount of the redemption price for one Preferred Security if the redemption date were the date of such Non-Stock Fundamental Change (or, for the twelve-month periods commencing on the date of original issue of the Preferred Securities through March 31, 1999 and the twelve-month periods commencing April 1, 1999 and 2000 the product of 105.500%, 104.813% and 104.125%, respectively, times $50) plus (y) any then-accrued and unpaid Distributions on one Preferred Security; and

                 (ii) in the case of a Stock Fundamental Change, the conversion price of the Preferred Securities immediately following such Stock Fundamental Change will be the conversion price in effect immediately prior to such Stock Fundamental Change (after giving effect to any other prior adjustments effected pursuant to the preceding paragraphs) multiplied by a fraction, the numerator of which will be the Purchaser Stock Price (as defined) and the denominator of which will be the Applicable Price; provided, however, that in the event of a Stock Fundamental Change in which (A) 100% of the value of the consideration received by a holder of Common Stock is common stock of the successor, acquiror, or other third party (and cash, if any, paid with respect to any fractional interests in such common stock resulting from such Stock Fundamental Change) and (B) all Common Stock will have been exchanged for, converted into, or acquired for common stock of the successor, acquiror, or other third party (and cash with respect to fractional interests), the conversion price of the Preferred Securities shall be the conversion price in effect immediately prior to such Stock Fundamental Change multiplied by a fraction, the numerator of which will be one (1) and the denominator of which will be the number of shares of common stock of the successor, acquiror, or other third party received by a holder of one share of Common Stock as a result of such Stock Fundamental Change.

         Depending upon whether a Fundamental Change is a Non-Stock Fundamental Change or a Stock Fundamental Change, a holder may receive significantly different consideration upon conversion. In the event of a Non-Stock Fundamental Change, the holder has the right to convert Preferred Securities into the kind and amount of the shares of stock and other securities or property or assets (including cash), except as otherwise provided above, as is determined by the number of shares of Common Stock receivable upon conversion at the conversion price as adjusted in accordance with clause (i) of the preceding paragraph. However, in the event of a Stock Fundamental Change in which less than 100% of the value of the consideration received by a holder of Common Stock is common stock of the successor, acquiror or other third party, a holder of a Preferred Security who converts such share following the Stock Fundamental Change will receive consideration in the form of such common stock only, whereas a holder who converted such share prior to the Stock Fundamental Change would have received consideration in the form of such common stock as well as any other securities or assets (which may include cash) issuable upon conversion of such Preferred Security immediately prior to such Stock Fundamental Change.

         The foregoing conversion price adjustments are designed, in certain circumstances, to reduce the conversion price that would be applicable in a Fundamental Change where all or substantially all the Common Stock is converted into securities, cash, or property and not more than 50% of the value received by the holders of Common Stock consists of stock listed or admitted for listing subject to notice of issuance on a national securities exchange or quoted on the Nasdaq Stock Market. Such reduction would result in an increase in the amount of the securities, cash, or property into which each Preferred Security is convertible over that which would have been obtained in the absence of such conversion price adjustments.

         In a Non-Stock Fundamental Change where the initial value received per share of Common Stock (measured as described in the definition of Applicable Price) is lower than the then-applicable conversion price of a Preferred Security but greater than or equal to the Reference Market Price, the conversion price will be adjusted as described above with the effect that each Preferred Security will be convertible into securities, cash or property of the same type received by the holders of Common Stock in the Transaction but in an amount per Preferred Security that would at the time of the consummation of such transaction have had a value equal to the then applicable redemption price per Preferred Security set forth under "-- Optional Redemption."

         In a Non-Stock Fundamental Change where the initial value received per share of Common Stock (measured as described in the definition of Applicable Price) is lower than both the conversion price of a Preferred Security in effect prior to any adjustment described above and the Reference Market Price, the conversion price will be adjusted as described above, but calculated as though such initial value had been the Reference Market Price.

         In a Stock Fundamental Change, the foregoing adjustments are designed to provide, in effect, that (a) where Common Stock is converted partly into common stock and partly into other securities, cash, or property, each Preferred Security will be convertible solely into a number of shares of such common stock determined so that the initial value of such shares (measured as described in the definition of Purchaser Stock Price) equals the value of the shares of Common Stock into which such Preferred Security was convertible immediately before the transaction (measured as aforesaid) and (b) where the Common Stock is converted solely into such common stock, each Preferred Security will be convertible into the same number of shares of such common stock receivable by a holder of the number of shares of Common Stock into which such Preferred Security was convertible immediately before such transaction.

         The term "Applicable Price" means (i) in the case of a Non-Stock Fundamental Change in which the holders of the Common Stock receive only cash, the amount of cash received by a holder of one share of Common Stock and (ii) in the event of any other Fundamental Change, the average of the daily Current Market Prices (as defined) for one share of Common Stock during the ten trading days immediately prior to the record date for determination of the holders of Common Stock entitled to receive such securities, cash, property or other assets in connection with such Fundamental Change or, if there is no such record date, prior to the date upon which the holders of the Common Stock shall have the right to receive such securities, cash, property or other assets (such record date or distribution date being hereinafter referred to as the "Entitlement Date"), in each case as adjusted in good faith by Suiza to appropriately reflect any of the events referred to in clauses (i) through (vi) of the first paragraph under "-- Conversion Price Adjustments -- General."

         The term "Current Market Price" of Common Stock for any day means the last reported sale price, regular way, on such day, or if no sale takes place on such day, the average of the reported closing bid and asked prices on such day, regular way, in either case as reported on the NYSE, or, if the Common Stock is not quoted on the NYSE on such day, on the principal national securities exchange or quotation system on which the Common Stock is listed or admitted to trading, or, if not listed or admitted to trading or quoted on any national securities exchange or quotation system, the average closing bid and asked prices of the Common Stock in the over-the-counter market on the day in question as reported by the National Quotation Bureau Incorporated, or a similar generally accepted reporting service, or, if not so available, in such manner, as furnished by the National Association of Securities Dealers, Inc. ("NASD") member firm selected from time to time in good faith by the Board of Directors of Suiza for that purpose or, if not so available in such manner, as otherwise determined in good faith by the Board of Directors of Suiza.

         The term "Fundamental Change" means the occurrence of any transaction or event or series of transactions or events pursuant to which all or substantially all of the Common Stock shall be exchanged for, converted into, acquired for, or constitute solely the right to receive securities, cash, property or other assets (whether by means of an exchange offer, liquidation, tender offer, consolidation, merger, continuance, combination, reclassification, recapitalization, or otherwise); provided, however, that, in the case of any such series of transactions or events, for purposes of adjustment on the conversion price, such

Fundamental Change shall be deemed to have occurred when substantially all of the Common Stock shall be exchanged for, converted into, or acquired for or constitute solely the right to receive securities, cash, property or other assets, but the adjustment shall be based upon the securities, cash, property or other assets that a holder of Common Stock received in a transaction as a result of which more than 50% of the Common Stock shall have been exchanged for, converted into, or acquired for or constitute solely the right to receive securities, cash, property or other assets.

         The term "Non-Stock Fundamental Change" means any Fundamental Change other than a Stock Fundamental Change.

         The term "Purchaser Stock Price" means, with respect to any Stock Fundamental Change, the average of the daily Current Market Price for one share of the common stock received by holders of the Common Stock in such Stock Fundamental Change during the ten consecutive trading days immediately prior to and including the Entitlement Date, as adjusted in good faith by Suiza to appropriately reflect any of the events referred to in clauses (i) through (vi) of the first paragraph under "-- Conversion Price Adjustments -- General."

         The term "Reference Market Price" shall initially mean $42.04 (which is an amount equal to 66 2/3% of the last reported sale price for Common Stock on the NYSE on March 18, 1998) and, in the event of any adjustment of the conversion price other than as a result of a Fundamental Change, the Reference Market Price shall also be adjusted so that the ratio of the Reference Market Price to the conversion price after giving effect to any such adjustment shall always be the same as the ratio of the initial Reference Market Price to the initial conversion price of the Preferred Securities of $78.25 per share.

         The term "Stock Fundamental Change" means any Fundamental Change in which more than 50% of the value (as determined in good faith by the Board of Directors of Suiza) of the consideration received by holders of Common Stock consists of common stock that, for each of the ten consecutive trading days immediately prior to the Entitlement Date, has been admitted for listing or admitted for listing subject to notice of issuance on a national securities exchange or quoted on The Nasdaq Stock Market; provided, however, a Fundamental Change shall not be a Stock Fundamental Change if either (i) Suiza continues to exist after the occurrence of such Fundamental Change and the outstanding Preferred Securities continue to exist as outstanding Preferred Securities or
(ii) not later than the occurrence of such Fundamental Change, the outstanding Preferred Securities are converted into or exchanged for shares of convertible preferred stock or debentures of an entity succeeding to the business of Suiza or a subsidiary thereof, which convertible preferred stock has powers, preferences, and relative, participating, optional, or other rights and qualifications, limitations and restrictions, substantially identical to those of the Preferred Securities or which debentures have terms substantially similar to those of the Debentures.

SPECIAL EVENT EXCHANGE OR REDEMPTION

         At any time following the occurrence and during the continuation of a Special Event, the Property Trustee shall direct the Conversion Agent to exchange all outstanding Trust Securities for Debentures and to dissolve the Trust; provided, however, that, in the case of a Tax Event, Suiza has the right to direct the Indenture Trustee that less than all, or none, of the Trust Securities be so exchanged (a) if and for so long as Suiza elects to pay any Additional Sums such that the net amounts received by the holders of Trust Securities not so exchanged in respect of Distributions and other payments are not reduced as a result of such Tax Event, and shall not have revoked any such election or failed to make such payments or (b) if Suiza elects to redeem the Trust Securities in the manner set forth herein.

         If a Tax Event shall occur and be continuing, Suiza will have the right, upon not less than 30 nor more than 60 days' notice, to redeem the Debentures, in whole or in part, for cash upon the later of (i) 90 days following the occurrence of such Tax Event or (ii) April 2, 2001. Promptly following such redemption, Trust Securities with an aggregate liquidation amount equal to the aggregate principal amount of the Debentures so redeemed will be redeemed by the Issuer at the liquidation amount thereof plus accrued and unpaid Distributions thereon to the redemption date (plus Liquidated Damages, if any) on a pro rata basis. The Common Securities will be redeemed on a pro rata basis with the Preferred Securities, except that if a payment Declaration Event of Default has occurred and is continuing, the Preferred Securities will have a priority over the Common Securities with respect to the Redemption Price.

         A "Special Event" means a Tax Event or an Investment Company Event. A "Tax Event" means the receipt by the Property Trustee, on behalf of the Issuer, of an opinion of counsel, rendered by a law firm having a national tax and securities practice (which opinion shall not have been rescinded by such law firm), to the effect that, as a result of any amendment to, or change (including any announced prospective change) in, the laws (or any regulations thereunder) of the United States or any political subdivision or taxing authority thereof or therein affecting taxation, or as a result of any official administrative pronouncement or judicial decision interpreting or applying such laws or regulations, which amendment or change is effective or such pronouncement or decision is announced on or after March 18, 1998, there is more than an insubstantial risk in each case after such date that (i) the Issuer is, or will be within 90 days of the date thereof, subject to United States federal income tax with respect to income received or accrued on the Debentures, (ii) interest paid by Suiza on the Debentures is not, or within 90 days of the date thereof will not be, deductible by Suiza, in whole or in part, for United States federal income tax purposes, or (iii) the Issuer is, or will be within 90 days of the date thereof, subject to more than a de minimis amount of other taxes, duties or other governmental charges. "Investment Company Event" means the receipt by the Property Trustee, on behalf of the Issuer, of an opinion of counsel, rendered by a law firm having a recognized national tax and securities practice (which opinion shall not have been rescinded by such law firm), to the effect that, as a result of the occurrence of a change in law or regulation or a change in interpretation or application of law or regulation by any legislative body, court, governmental agency or regulatory authority (a "Change in 1940 Act Law"), that there is more than an insubstantial risk that the Issuer is or will be considered an "investment company" that is required to be registered under the Investment Company Act of 1940, as amended (the "1940 Act"), which Change in 1940 Act Law becomes effective on or after March 18, 1998.

         "Additional Sums" means such additional amounts (which shall constitute part of the Distributions) as may be necessary in order that the net amount of Distributions received by holders of the outstanding Preferred Securities and Common Securities of the Issuer shall not be reduced as a result of any additional taxes, duties and other governmental charges to which the Issuer has become subject as a result of a Tax Event.

         Holders of Preferred Securities, by purchasing the Preferred Securities, will be deemed to have agreed to be bound by the provisions described above for the exchange of such Preferred Securities for Debentures under the circumstances described above. See "Risk Factors -- Special Event Exchange or Redemption."

DISTRIBUTION OF DEBENTURES

         At any time, Suiza has the right to dissolve the Issuer and, after satisfaction of the liabilities of creditors of the Issuer as provided by applicable law, cause the Debentures to be distributed to the holders of the Trust Securities in liquidation of the Issuer. There can be no assurance that a trading market will develop for, or as to the market price of, the Debentures distributed to the holders of the Trust Securities after such a termination of the Issuer. Under current United States federal income tax law and interpretations and assuming, as expected, that the Issuer is treated as a grantor trust, a distribution of the Debentures should not be a taxable event to the Issuer and holders of the Trust Securities. Should there be a change in law, a change in legal interpretation, or other circumstances, however, the distribution could be a taxable event to holders of the Preferred Securities. See "Certain Federal Income Tax Consequences -- Redemption of Preferred Securities for Debentures or Cash Upon Liquidation of the Issuer."

         After the liquidation date fixed for any distribution of Debentures in exchange for Trust Securities (i) the Trust Securities will no longer be deemed to be outstanding, (ii) DTC or its nominee, as the record holder of the Trust Securities, will receive a registered Global Debenture (as defined) representing the Debentures to be delivered upon such distribution and (iii) any certificates representing such Trust Securities not held by DTC or its nominee will be deemed to represent the Debentures having a principal amount equal to the liquidation amount of such Preferred Securities, and bearing accrued and unpaid interest in an amount equal to the accrued and unpaid Distributions on such Trust Securities until such certificates are presented to the Property Trustee for transfer or reissuance.

OPTIONAL REDEMPTION

         Except as provided under "-- Mandatory Redemption" below, the Preferred Securities are not redeemable by the Issuer prior to April 2, 2001.

         On and after such date, upon any permitted redemption by Suiza of Debentures, the Preferred Securities will be subject to redemption, in whole or in part, at the following percentages of the liquidation preference thereof plus accrued and unpaid Distributions (plus Liquidated Damages, if any), if any, to the date fixed for redemption if redeemed during the twelve-month period commencing April 1 (April 2 in the case of 2001), in each of the following years indicated:

           YEAR     REDEMPTION PRICE            YEAR           REDEMPTION PRICE
           ----     ----------------            ----           ----------------
           2001        103.438%                 2004                101.375%
           2002        102.750                  2005                100.688
           2003        102.063           2006 and thereafter        100.000

         The Issuer may not redeem the Trust Securities unless, on or before the date the Issuer gives notice of redemption to holders of the Trust Securities, all accrued and unpaid Distributions for all quarterly payment periods ending on or prior to the most recent Distribution Date have been paid in full on all outstanding Preferred Securities. If fewer than all the outstanding Preferred Securities are to be redeemed, the Preferred Securities to be so redeemed will be selected as described under "-- Book-Entry Only
Issuance: The Depository Trust Company" and "-- Redemption Procedures."

         In the event Suiza redeems the Debentures upon the occurrence of a Tax Event as described under "-- Special Event Exchange or Redemption," the amount of the Trust Securities to be redeemed will be redeemed at 100% of the liquidation preference amount thereof together with accumulated and unpaid Distributions plus Liquidated Damages, if any, to the redemption date.

         If at any time less than 5% of the Preferred Securities remain outstanding, such Preferred Securities shall be redeemable at the option of the Issuer, in whole but not in part, at a redemption price of

$50 per Preferred Security, together with all accumulated and unpaid Distributions thereon (whether earned or not earned) "plus Liquidated Damages," if any through the date of redemption.

MANDATORY REDEMPTION

         Upon repayment at maturity or as a result of the acceleration of the Debentures upon the occurrence of a "Debenture Event of Default" described under "Description of the Debentures -- Debenture Events of Default," the Debentures shall be subject to mandatory redemption, in whole, but not in part, by Suiza, and the proceeds from such repayment will be applied to redeem Preferred Securities and Common Securities having an aggregate liquidation amount equal to the aggregate principal amount of Debentures so repaid or redeemed at a redemption price equal to the respective liquidation preference of the Trust Securities or, in the case of a redemption of the Debentures, at the redemption price paid with respect to the Debentures, as described herein, together with accumulated and unpaid Distributions (plus Liquidated Damages, if any) on the Trust Securities to the date of redemption. In the case of acceleration of the Debentures, the Trust Securities will be redeemed only when repayment of the Debentures has actually been received by the Issuer. In addition, as described under "-- Special Event Exchange or Redemption," upon the occurrence of a Special Event, Trust Securities shall be exchanged for Debentures unless, in the case of a Tax Event, Suiza shall have elected to (a) pay any Additional Sums such that the net amounts received by the holders of Trust Securities not so exchanged in respect of Distributions and other payments are not reduced as a result of such Tax Event, and shall not have revoked any such election or failed to make such payments or (b) if Suiza shall elect to redeem the Trust Securities as further set forth in "-- Special Event Exchange or Redemption." Unless earlier redeemed, the stated maturity of the Debentures will be April 1, 2028.

REDEMPTION PROCEDURES

         Preferred Securities redeemed on the date fixed for redemption shall be redeemed at the applicable redemption price with the applicable proceeds from the contemporaneous redemption of the Debentures. Redemptions of the Preferred Securities shall be made and the redemption price shall be payable on the redemption date only to the extent that the Issuer has funds on hand available for the payment of such redemption price. See also "-- Subordination of Common Securities."

         Notice of any redemption (optional or mandatory) of Preferred Securities (which notice will be irrevocable) will be given by the Property Trustee to each recordholder of Preferred Securities that are being redeemed not fewer than 30 nor more than 60 days prior to the redemption date. If the Property Trustee gives a notice of redemption in respect of the Preferred Securities, then, by 12:00 noon, New York City time, on the redemption date, to the extent the Issuer has funds available, the Property Trustee will deposit irrevocably with DTC or the Conversion Agent, as the case may be, funds sufficient to pay the applicable redemption price and will give DTC or the Conversion Agent, as the case may be, irrevocable instructions and authority to pay the redemption price to the holders of such Preferred Securities. See "-- Book-Entry Only Issuance: The Depository Trust Company." If such Preferred Securities are no longer in book- entry form, the Property Trustee, to the extent funds are available, will irrevocably deposit with the Paying Agent funds sufficient to pay the applicable redemption price and will give the Paying Agent irrevocable instructions and authority to pay the redemption price to the holders thereof upon surrender of their certificates evidencing such Preferred Securities. Notwithstanding the foregoing, Distributions payable on or prior to the redemption date for any Preferred Securities called for redemption shall be payable to the record holders of such Preferred Securities as of the relevant record dates for the related Distribution Dates. If notice of redemption shall have been given and funds deposited as required, then upon the date of such deposit, all rights of the holders of such Preferred Securities so called for redemption will cease (including the accumulation of Distributions and conversion rights of the Preferred Securities), except the right of the holders of such Preferred Securities to receive the redemption price, but without interest on such redemption price, and such Preferred Securities will cease to be outstanding. In the event that any date fixed for redemption of Preferred Securities is not a Business Day, then payment of the redemption price on such date will be made on the next succeeding day which is a Business Day (and without any interest or other payment in respect of any such delay), except that, if such Business Day falls in the next calendar year, such payment will be made on the immediately preceding Business Day. In the event that payment of the redemption price in respect of Preferred Securities called for redemption is improperly withheld or refused and not paid either by the Issuer or by Suiza pursuant to the Guarantee as described under "Description of the Guarantee," Distributions on such Preferred Securities will continue to accumulate at the then applicable rate, from the redemption date originally established by the Issuer to the date such redemption price is actually paid, in which case the actual payment date will be the date fixed for redemption for purposes of calculating the redemption price.

         Subject to applicable law (including, without limitation, United States federal securities law), Suiza, or its subsidiaries, may at any time and from time to time purchase and hold outstanding Preferred Securities by tender, in the open market or by private agreement, which purchases may result in cancellation of indebtedness income to Suiza for federal income tax purposes.

         Payment of the redemption price on the Preferred Securities or any distribution or exchange of Debentures to holders of Preferred Securities in exchange for Preferred Securities shall be made to the applicable recordholders thereof as they appear on the register for such Preferred Securities on the relevant record date, which shall be the fifteenth day (whether or not a Business Day) prior to the redemption date or liquidation date, as applicable.

         If less than all of the Preferred Securities and Common Securities are to be redeemed on a redemption date, then the aggregate liquidation amount of such Preferred Securities and Common Securities to be redeemed shall be allocated pro rata as among the Preferred Securities and the Common Securities. The particular Preferred Securities and Common Securities to be redeemed shall be selected not more than 60 days prior to the redemption date by the Property Trustee from the outstanding Preferred Securities and Common Securities not previously called for redemption, by lot or by such method as the Property Trustee shall deem fair and appropriate and which may provide for the selection for redemption of certain Preferred Securities. The Property Trustee shall promptly notify the Conversion Agent in writing of the Preferred Securities and Common Securities selected for redemption and, in the case of any Preferred Securities and Common Securities selected for partial redemption, the liquidation amount thereof to be redeemed; it being understood that, in the case of Preferred Securities and Common Securities held by DTC (or any successor) or its nominee, the distribution of the proceeds of such redemption will be made in accordance with the procedures of DTC or its nominee. For all purposes of the Declaration, unless the context otherwise requires, all provisions relating to the redemption of Preferred Securities and Common Securities shall relate to the particular Preferred Securities and Common Securities which have been, or are to be, redeemed.

         Notice of any redemption of Debentures will be mailed at least 30 days but not more than 60 days before the redemption date to each holder of Debentures to be redeemed at its registered address. Unless Suiza defaults in payment of the redemption price, on and after the redemption date, interest ceases to accrue on such Debentures or portions thereof called for redemption.

SUBORDINATION OF COMMON SECURITIES

         Payment of Distributions on, and the redemption price of, the Preferred Securities and Common Securities, as applicable, shall be made pro rata based on the liquidation amount of such Preferred Securities and Common Securities; provided, however, that if on any Distribution Date or redemption date, an Event of Default under the Declaration shall have occurred and be continuing, no payment of any Distribution on, or redemption price of, any of the Common Securities, and no other payment on account of the redemption, liquidation or other acquisition of such Common Securities, shall be made unless payment in full in cash of all accumulated and unpaid Distributions (plus Liquidated Damages, if any) on all of the outstanding Preferred Securities for all Distribution periods terminating on or prior thereto, or in the case of payment of the redemption price, the full amount of such redemption price on all of the outstanding Preferred Securities then called for redemption, shall have been made or provided for, and all funds available to the Property Trustee shall first be applied to the payment in full in cash of all Distributions on, or redemption price of, the Preferred Securities then accrued and unpaid.

LIQUIDATION DISTRIBUTION UPON DISSOLUTION

         In the event of any voluntary or involuntary dissolution of the Issuer (each, a "Liquidation"), the holders of the Trust Securities at that time will be entitled to receive out of the assets of the Issuer, after satisfaction of liabilities to creditors of the Issuer as provided by applicable law, distributions in an amount equal to the aggregate of the stated liquidation amount of $50 per Trust Security plus accumulated and unpaid Distributions (and Liquidated Damages, if any) thereon to the date of payment (the "Liquidation Distribution"), unless, in connection with such Liquidation, after satisfaction of liabilities to creditors of the Issuer as provided by applicable law, Debentures in an aggregate principal amount equal to the aggregate stated liquidation amount of, with an interest rate identical to the distribution rate of, and accrued and unpaid interest equal to accumulated and unpaid Distributions on, the Trust Securities, have been distributed on a pro rata basis to the holders of Trust Securities in exchange for such Trust Securities. See "-- Distribution of Debentures."

         If such Liquidation Distribution can be paid only in part because the Issuer has insufficient assets available to pay in full the aggregate Liquidation Distribution, then the amounts payable directly by the Issuer shall be paid on a pro rata basis on the Preferred Securities. Suiza will be entitled to receive Liquidation Distributions in respect of the Common Securities upon any such liquidation pro rata with the holders of the Preferred Securities, except that if a payment Debenture Event of Default has occurred and is continuing, the Preferred Securities shall have a priority over the Common Securities.

         Pursuant to the Declaration, the Issuer shall automatically dissolve upon expiration of its term and shall dissolve on the first to occur of: (i) certain events of bankruptcy, dissolution or liquidation of Suiza; (ii) upon receipt by the Property Trustee of written direction from Suiza, as sponsor of the Issuer, to dissolve the Issuer (which direction is optional and wholly within the discretion of Suiza, as depositor); (iii) the redemption, conversion, or exchange of all of the Preferred Securities and Common Securities; (iv) the entry by a court of competent jurisdiction of an order for the dissolution of the Issuer; (v) the occurrence of a Special Event, except in the case of a Tax Event following which Suiza has elected to pay any Additional Sums such that the net amount received by holders of Preferred Securities and Common Securities in respect of Distributions is not reduced as a result of such Tax Event and Suiza has not revoked any such election or failed to make such payment; and (vi) distribution of all of the underlying Common Stock to all holders of Preferred Securities and Common Securities upon conversion of all of the Preferred Securities and Common Securities.

DECLARATION EVENTS OF DEFAULT; NOTICE

         A Debenture Event of Default constitutes an event of default under the Declaration with respect to the Preferred Securities and the Common Securities (a "Declaration Event of Default"), whatever the reason for such Debenture Event of Default and whether it shall be voluntary or involuntary or be effected by operation of law or pursuant to any judgment, decree or order of any court or any order, rule or regulation of any administrative or governmental body.

         Within ten days after the occurrence of any Declaration Event of Default actually known to the Property Trustee, the Property Trustee shall transmit notice of such Declaration Event of Default to the holders of the Preferred Securities, the Company Trustees and Suiza, as depositor, unless such Declaration Event of Default shall have been cured or waived. Suiza, as depositor, and the Company Trustees, on behalf of the Issuer, are required to file annually with the Property Trustee a certificate as to whether or not they are in compliance with all the conditions and covenants applicable to them under the Declaration.

         If a Declaration Event of Default has occurred and is continuing, the Preferred Securities shall have a preference over the Common Securities upon dissolution of the Issuer as described above. See "-- Liquidation Distribution Upon Dissolution." The existence of a Declaration Event of Default does not entitle the holders of Preferred Securities to accelerate the redemption thereof.

         In the case of any Declaration Events of Default, Suiza as holder of the Common Securities will be deemed to have waived any right to act with respect to any such Declaration Events of Default until such Declaration Events of Default with respect to the Preferred Securities have been cured, waived or otherwise eliminated. Until any such Declaration Events of Default with respect to the Preferred Securities have been so cured, waived or otherwise eliminated, the Property Trustee shall act solely on behalf of the holders of the Preferred Securities and not on behalf of Suiza as holder of the Common Securities, and only the holders of the Preferred Securities will have the right to direct the Property Trustee to act on their behalf.

ENFORCEMENT OF CERTAIN RIGHTS BY HOLDERS OF PREFERRED SECURITIES

         If a Declaration Event of Default has occurred and is continuing, the Property Trustee, as the sole holder of the Debentures, shall have the right under the Indenture to declare the principal of, premium, if any, on and interest on the Debentures immediately due and payable, and, accordingly, the holders of Preferred Securities would rely on the enforcement by the Property Trustee of its rights as a holder of the Debentures against Suiza. In addition, the holders of a majority in aggregate liquidation amount of the Preferred Securities will have the right to direct the time, method and place of conducting any proceeding for any remedy available to the Property Trustee or to direct the exercise of any trust or power conferred upon the Property Trustee under the Declaration, including the right to direct the Property Trustee to exercise the remedies available to it as a holder of the Debentures. If the Property Trustee fails to enforce its rights as holder of the Debentures after a request therefor by a holder of Preferred Securities, such holder may proceed to enforce such rights directly against Suiza. Notwithstanding the foregoing, if a Declaration Event of Default has occurred and is continuing and such event is attributable to the failure of Suiza to pay interest or principal or premium, if any, on the Debentures on the date such interest or principal or premium, if any, is otherwise payable (or in the case of redemption, on the redemption date), then a holder of Preferred Securities may directly institute a Direct Action against Suiza for enforcement of payment to such holder of the principal of or premium, if any, or interest on the Debentures having a principal amount equal to the aggregate liquidation amount of the Preferred Securities of such holder on or after the respective due date specified in the Debentures. In connection with such Direct Action, Suiza will be subrogated to the rights of such holder of Preferred Securities under the Declaration to the extent of any payment made by Suiza to such holder of Preferred Securities in such Direct Action. The holders of Preferred Securities will not be able to exercise directly against Suiza any other remedy available to the Property Trustee unless the Property Trustee first fails to do so.

MERGER OR CONSOLIDATION OF ISSUER TRUSTEES

         Any corporation into which the Property Trustee, the Delaware Trustee or any Company Trustee that is not a natural person may be merged or converted or with which it may be consolidated, or any corporation resulting from any merger, conversion or consolidation to which such Issuer Trustee shall be a party, or any corporation succeeding to all or substantially all the corporate trust business of such Issuer Trustee, shall be the Successor of such Issuer Trustee under the Declaration, provided such corporation shall be otherwise qualified and eligible.

MERGERS, CONSOLIDATIONS, AMALGAMATIONS OR REPLACEMENTS OF THE ISSUER

         The Issuer may not merge with or into, consolidate, amalgamate, or be replaced by, or convey, transfer or lease its properties and assets substantially as an entirety to any corporation or other person, except as described below. The Issuer may, at the request of Suiza, with the consent of the Company Trustees and without the consent of the Property Trustee, the Delaware Trustee or the holders of the Preferred Securities, merge with or into, consolidate, amalgamate, be replaced by or convey, transfer or lease its properties and assets substantially as an entirety to a trust organized as such under the laws of any state; provided, however, that (i) such successor entity either (a) expressly assumes all of the obligations of the Issuer with respect to the Preferred Securities or (b) substitutes for the Preferred Securities other securities having substantially the same terms as the Preferred Securities (the "Successor Securities") so long as the Successor Securities rank the same as the Preferred Securities rank in priority with respect to Distributions and payments upon liquidation, redemption and otherwise, (ii) Suiza expressly appoints a trustee of such successor entity possessing the same powers and duties as the Property Trustee as the holder of the Debentures,
(iii) the Successor Securities are listed, or any Successor Securities will be listed upon notification of issuance, on any national securities exchange or other organization on which the Preferred Securities are then listed, if any,
(iv) such merger, consolidation, amalgamation, replacement, conveyance, transfer or lease does not cause the Preferred Securities (including any Successor Securities) to be downgraded by any nationally recognized statistical rating organization, (v) such merger, consolidation, amalgamation, replacement, conveyance, transfer or lease does not adversely affect the rights, preferences and privileges of the holders of the Preferred Securities (including any Successor Securities) in any material respect (other than with respect to any dilution of the holders' interest in the new entity), (vi) such successor entity has a purpose identical to that of the Issuer, (vii) prior to such merger, consolidation, amalgamation, replacement, conveyance, transfer or lease, Suiza has received an opinion from independent counsel to the Issuer having a national tax and securities law practice (which opinion shall not have been rescinded) to the effect that (a) such merger, consolidation, amalgamation, replacement, conveyance, transfer or lease does not adversely affect the rights, preferences and privileges of the holders of the Preferred Securities (including any Successor Securities) in any material respect (other than with respect to any dilution of the holders' interest in the new entity) and (b) following such merger, consolidation, amalgamation, replacement, conveyance, transfer or lease, neither the Issuer nor such successor entity will be required to register as an "investment company" under the 1940 Act, and
(viii) Suiza or any permitted successor or assignee owns all of the Common Securities of such successor entity and guarantees the obligations of such successor entity under the Successor Securities at least to the extent provided by the Guarantee. Notwithstanding the foregoing, the Issuer shall not, except with the consent of holders of 100% in aggregate liquidation amount of the Preferred Securities, consolidate, amalgamate, merge with or into, be replaced by or convey, transfer or lease its properties and assets substantially as an entirety to any other entity or permit any other entity to consolidate, amalgamate, merge with or into, or replace it if such consolidation, amalgamation, merger, replacement, conveyance, transfer or lease would cause
(i) the holders of the Preferred Securities to recognize gain or loss or (ii) the Issuer or the successor entity to be classified as other than a grantor trust for United States federal income tax purposes.

VOTING RIGHTS; AMENDMENT OF THE DECLARATION

         Except as provided below and under "Description of the Guarantee -- Amendments and Assignment" and as otherwise required by law and the Declaration, the holders of the Preferred Securities have no voting rights.

         The Declaration may be amended from time to time by Suiza and the Issuer Trustees, without the consent of the holders of the Preferred Securities
(i) to cure any ambiguity, correct or supplement any provisions in the Declaration that may be inconsistent with any other provision, or to make any other provisions with respect to matters or questions arising under the Declaration that shall not be inconsistent with the other provisions of the Declaration, (ii) to modify, eliminate or add to any provision of the Declaration to such extent as shall be necessary to ensure that the Issuer will be classified for United States federal income tax purposes as a grantor trust at all times that any Preferred Securities and Common Securities are outstanding or to ensure that the Issuer will not be required to register as an "investment company" under the 1940 Act or (iii) to qualify or maintain the qualification of the Declaration under the Trust Indenture Act; provided, however, that in the case of clause (i), such action shall not adversely affect in any material respect the interests of any holder of Preferred Securities or Common Securities, and any amendments of the Declaration shall become effective when notice thereof is given to the holders of Preferred Securities and Common Securities. The Declaration may be amended by the Issuer Trustees and Suiza with (i) the consent of holders representing not less than a majority (based upon liquidation amounts) of the outstanding Preferred Securities and Common Securities, acting as a single class, and (ii) receipt by the Issuer Trustees of an opinion of counsel having a national tax and securities practice (which opinion shall not have been rescinded) to the effect that such amendment or the exercise of any power granted to the Issuer Trustees in accordance with such amendment will not affect the Issuer's status as a grantor trust for United States federal income tax purposes or the Issuer's exemption from the status of an "investment company" under the 1940 Act; provided, further, that (a) without the consent of each holder of Preferred Securities and Common Securities, the Declaration may not be amended to (i) change the amount or timing of any Distribution on the Preferred Securities and Common Securities or otherwise adversely affect the amount of any Distribution required to be made in respect of the Preferred Securities and Common Securities as of a specified date or
(ii) restrict the right of a holder of Preferred Securities and Common Securities to institute suit for the enforcement of any such payment on or after such date.

         If any proposed amendment of the Declaration provides for, or the Issuer Trustees otherwise proposes to effect, the dissolution, winding-up or termination of the Issuer, other than pursuant to the terms of the Declaration, then the holders of the then outstanding Preferred Securities, as a class, will be entitled to vote on such amendment or proposal and such amendment or proposal shall not be effective except with the approval of the holders of the majority in aggregate liquidation amount of the Preferred Securities.

         The holders of a majority in aggregate liquidation amount of Preferred Securities have the right to direct the time, method and place of conducting any proceeding for any remedy available to the Property Trustee or to direct the exercise of any trust or power conferred upon the Property Trustee under the Declaration, including the right to direct the Property Trustee to exercise the remedies available to it as a holder of the Debentures. So long as any Debentures are held by the Property Trustee, the Issuer Trustees shall not (i) direct the time, method and place of conducting any proceeding for any remedy available to the

Indenture Trustee or executing any trust or power conferred on the Indenture Trustee with respect to such Debentures, (ii) waive any past default that is waivable by the holders of not less than a majority in principal amount of the outstanding Debentures pursuant to the Indenture, (iii) exercise any right to rescind or annul a declaration that the principal of all the Debentures shall be due and payable, or (iv) consent to any amendment, modification or termination of the Indenture or the Debentures where such consent shall be required, without in each case, obtaining the prior approval of the holders of a majority in aggregate liquidation amount of all outstanding Preferred Securities (except in the case of clause (iv), which consent, in the event that no Declaration Event of Default shall occur and be continuing, shall be of the holders of Preferred Securities and Common Securities, voting together as a single class); provided, however, that where a consent under the Indenture would require the consent of each holder of Debentures affected thereby, no such consent shall be given by the Property Trustee without the prior written consent of each holder of the Preferred Securities. The Issuer Trustees shall not revoke any action previously authorized or approved by a vote of the holders of the Preferred Securities except by subsequent vote of the holders of the Preferred Securities. The Property Trustee shall notify each holder of record of the Preferred Securities of any notice of default received by it with respect to the Debentures.

         A waiver of a Debenture Event of Default will constitute a waiver of the corresponding Declaration Event of Default.

         Any required approval or direction of holders of Preferred Securities may be given at a separate meeting of holders of Preferred Securities convened for such purpose, at a meeting of all of the holders of the Preferred Securities and the Common Securities or pursuant to written consent. The Company Trustees will cause a notice of any meeting at which holders of Preferred Securities are entitled to vote, or of any matter upon which action by written consent of such holders is to be taken, to be given to each holder of record of Preferred Securities in the manner set forth in the Declaration.

         No vote or consent of the holders of Preferred Securities will be required for the Issuer to redeem and cancel the Preferred Securities in accordance with the Declaration.

         Notwithstanding that holders of Preferred Securities are entitled to vote or consent under any of the circumstances described above, any of the Preferred Securities that are owned at such time by Suiza, any affiliate of Suiza, the Issuer Trustees or any affiliate of any Issuer Trustee shall, for purposes of such vote or consent, be treated as if such Preferred Securities were not outstanding.

         The procedures by which holders of Preferred Securities may exercise their voting rights are described below. See "--Book-Entry Only Issuance: The Depository Trust Company."

         Holders of the Preferred Securities have no rights to appoint or remove the Issuer Trustees, who may be appointed, removed or replaced solely by Suiza, as the direct or indirect holder of all the Common Securities.

PAYMENT AND PAYING AGENCY

         Payments in respect of the Preferred Securities shall be made to DTC, which shall credit the relevant accounts at DTC on the applicable distribution dates or, if the Preferred Securities are not held by DTC, such payments shall be made by check mailed to the address of the holder entitled thereto as such address shall appear on the Securities Register. The Paying Agent shall initially be the Property Trustee and any co-paying agent chosen by the Property Trustee and acceptable to the Company Trustees and Suiza. The Paying Agent shall be permitted to resign as Paying Agent upon 30 days' written notice to the

Property Trustee and Suiza. In the event that the Property Trustee shall no longer be the Paying Agent, the Company Trustees shall appoint a successor (which shall be a bank or trust company acceptable to the Company Trustees and Suiza) to act as Paying Agent.

THE GLOBAL SECURITIES

         Preferred Securities were originally offered and sold pursuant to Rule 144A under the Securities Act only to "qualified institutional buyers," as defined in Rule 144A ("QIBs"), and were issued in the form of one or more registered securities in global form, without coupons (collectively, the "Rule 144A Global Security"). The Rule 144A Global Security was deposited with and will remain in the custody of the Property Trustee pursuant to the FAST Balance Certificate Agreement between DTC and the Property Trustee.

         One or more registered securities in global form, without coupons (collectively, the "Global Security"), bearing a CUSIP number distinct from the CUSIP number for the Preferred Securities issued in the original offering under Rule 144A will be issued, representing, in the aggregate, Preferred Securities sold pursuant to this Prospectus or any other prospectus constituting a part of the Registration Statement. Such Global Security will be deposited with DTC, or will remain in the custody of the Property Trustee pursuant to the FAST Balance Certificate Agreement between DTC and the Property Trustee. Beneficial interests in the Global Security may not be exchanged for Preferred Securities in physical, certificated form ("Certificated Securities") except in the limited circumstances described below.

         All interests in the Global Security may be subject to the procedures and requirements of DTC.

BOOK-ENTRY ONLY ISSUANCE: THE DEPOSITORY TRUST COMPANY

         The description of book-entry procedures in this Prospectus includes summaries of certain rules and operating procedures of DTC that affect transfers of interest in the Global Security issued in connection with sales of Preferred Securities made pursuant to this Prospectus. The descriptions of the operations and procedures of DTC forth below are provided solely as a matter of convenience. These operations and procedures are solely within the control of DTC and are subject to change by DTC from time to time. Neither Suiza nor the Issuer takes any responsibility for these operations or procedures, and investors are urged to contact the relevant system or its participants directly to discuss these matters.

         DTC has advised Suiza and the Issuer that it is (i) a limited purpose trust company organized under the laws of the State of New York, (ii) a "banking organization" within the meaning of the New York Banking Law, (iii) a member of the Federal Reserve System, (iv) a "clearing corporation" within the meaning of the Uniform Commercial Code, as amended, and (v) a "clearing agency" registered pursuant to Section 17A of the Exchange Act. DTC was created to hold securities for its participants (collectively, the "Participants") and facilitates the clearance and settlement of securities transactions between Participants through electronic book-entry changes to the accounts of its Participants, thereby eliminating the need for physical transfer and delivery of certificates. DTC's Participants include securities brokers and dealers (including the Initial Purchasers), banks and trust companies, clearing corporations and certain other organizations. Indirect access to DTC's system is also available to other entities such as banks, brokers, dealers and trust companies (collectively, the "Indirect Participants") that clear through or maintain a custodial relationship with a Participant, either directly or indirectly. Investors who are not Participants may beneficially own securities held by or on behalf of DTC only through Participants or Indirect Participants.

         Purchases of Preferred Securities within the DTC system must be made by or through Participants. Ownership of the Preferred Securities will be shown on, and the transfer of ownership thereof will be effected only through, records maintained by DTC (with respect to the interests of Participants) and the records of Participants and the Indirect Participants (with respect to the interests of persons other than Participants).

         So long as DTC or its nominee is the registered owner of a Global Security, DTC or such nominee, as the case may be, will be considered the sole owner or holder of the Preferred Securities represented by the Global Security for all purposes under the Declaration. Except as provided below, owners of beneficial interests in a Global Security will not be entitled to have Preferred Securities represented by such Global Security registered in their names, will not receive or be entitled to receive physical delivery of Certificated Securities, and will not be considered the owners or holders thereof under the Declaration for any purpose, including with respect to the giving of any direction, instruction or approval to the Property Trustee thereunder or to the Guarantee Trustee. Accordingly, each holder owning a beneficial interest in a Global Security must rely on the procedures of DTC and, if such holder is not a Participant or an Indirect Participant, on the procedures of the Participant through which such holder owns its interest, to exercise any rights of a holder of Debentures under the Indenture or such Global Security, including any voting rights. Suiza and the Issuer understand that under existing industry practice, in the event that the Issuer requests any action of holders of Preferred Securities, or a holder that is an owner of a beneficial interest in a Global Security desires to take any action that DTC, as the holder of such Global Security, is entitled to take, DTC would authorize the Participants to take such action and the Participants would authorize holders owning through such Participants to take such action or would otherwise act upon the instruction of such holders. Neither Suiza, the Issuer, the Issuer Trustees nor any other person will have any responsibility or liability for any aspect of the records relating to or payments made on account of Preferred Securities by DTC, or for maintaining, supervising or reviewing any records of DTC relating to such Preferred Securities.

         Payments with respect to the liquidation amount of, and premium, if any, Liquidated Damages, if any, and Distributions on, any Preferred Securities represented by a Global Security registered in the name of DTC or its nominee on the applicable record date will be payable by the Property Trustee to or at the direction of DTC or its nominee in its capacity as the registered holder of the Global Security representing such Preferred Securities under the Indenture. Under the terms of the Declaration, the Issuer and the Property Trustee may treat the persons in whose names the Preferred Securities, including the Global Security, are registered as the owners thereof for the purpose of receiving Distributions thereon and for any and all other purposes whatsoever. Accordingly, neither the Issuer nor the Property Trustee has nor will have any responsibility or liability for the payment of such amounts to owners of beneficial interests in a Global Security (including principal, premium, if any, Liquidated Damages, if any, and interest). Payments by the Participants and the Indirect Participants to the owners of beneficial interests in a Global Security will be governed by standing instructions and customary industry practice and will be the responsibility of the Participants or the Indirect Participants and DTC.

         The laws of some jurisdictions may require that certain purchasers of securities take physical delivery of such securities in definitive form. Accordingly, the ability to transfer interests in the Preferred Securities represented by a Global Security to such persons may be limited. In addition, because DTC can act only on behalf of its Participants, who in turn act on behalf of persons who hold interests through Participants, the ability of a person having an interest in Preferred Securities represented by a Global Security to pledge or transfer such interest to persons or entities that do not participate in DTC's system, or to otherwise take actions in respect of such interest, may be affected by the lack of a physical definitive security in respect of such interest.

         Although DTC has agreed to the foregoing procedures to facilitate transfers of interests in the Global Security among participants in DTC, DTC is under no obligation to perform or to continue to perform such procedures, and such procedures may be discontinued at any time. Neither Suiza, the Issuer nor the Issuer Trustees will have any responsibility for the performance by DTC or its respective participants or indirect participants of their respective obligations under the rules and procedures governing their operations.

CERTIFICATED SECURITIES

         If (i) any Issuer Trustee is notified that DTC is no longer willing or able to act as a depositary or DTC ceases to be registered as a clearing agency under the Exchange Act and a successor depositary is not appointed within 90 days of such notice or cessation, (ii) the Issuer, at its option, elects to cause the issuance of Preferred Securities in definitive form under the Declaration or (iii) upon the occurrence of certain other events as provided in the Declaration, then, upon surrender by DTC of the Global Security, Certificated Securities will be issued to each person that DTC identifies as the beneficial owner of the Preferred Securities represented by the Global Security. Upon any such issuance, the Property Trustee is required to register such Certificated Securities in the name of such person or persons (or the nominee of any thereof) and cause the same to be delivered thereto.

         Neither Suiza, the Issuer nor the Issuer Trustees shall be liable for any delay by DTC or any Participant or Indirect Participant in identifying the beneficial owners of the related Preferred Securities, and each such person may conclusively rely on, and shall be protected in relying on, instructions from DTC for all purposes (including with respect to the registration and delivery, and the respective principal amounts, of the Preferred Securities to be sold).

TRANSFER AGENT, REGISTRAR AND PAYING, CONVERSION AND EXCHANGE AGENT

         The Property Trustee acts as transfer agent, registrar and paying, conversion and exchange agent for the Preferred Securities.

         Registration of transfers or exchanges of Preferred Securities will be effected without charge by or on behalf of the Issuer, but upon payment of any tax or other governmental charges that may be imposed in connection with any transfer or exchange. The Issuer will not be required to register or cause to be registered the transfer of the Preferred Securities after such Preferred Securities have been called for redemption.

INFORMATION CONCERNING THE PROPERTY TRUSTEE

         Suiza and certain of its subsidiaries may maintain deposit accounts and conduct other banking and corporate securities transactions and relationships with the Property Trustee in the ordinary course of their businesses. The Property Trustee, other than during the occurrence and continuance of a Declaration Event of Default, undertakes to perform only such duties as are specifically set forth in the Declaration and, after such Declaration Event of Default, must exercise the same degree of care and skill as a prudent person would exercise or use in the conduct of his or her own affairs. Subject to this provision, the Property Trustee will be under no obligation to exercise any of the powers vested in it by the Declaration at the request of any holder of Preferred Securities unless it is offered reasonable indemnity against the costs, expenses and liabilities that might be incurred thereby. If no Declaration Event of Default has occurred and is continuing and the Property Trustee is required to decide between alternative causes of action, construe ambiguous provisions in the Declaration or is unsure of the application of any provision of the Declaration, and the matter is not one on which holders of Preferred Securities are entitled under the Declaration to vote, then the Property Trustee shall take such action as is directed by Suiza and, if not so directed, shall take such action as it deems advisable and in the best interests of the holders of the Preferred Securities and the Common Securities and will have no liability except for its own bad faith, negligence or willful misconduct. The Property Trustee is also the Delaware Trustee and the Indenture Trustee. Wilmington Trust Company, the Property Trustee, the Delaware Trustee and the Indenture Trustee with respect to the Preferred Securities and the Debentures, also serves in such capacities with respect to the LOS Debentures and the related $100 million of company-obligated mandatorily redeemable 5% convertible preferred securities issued by Suiza Capital Trust in connection with Suiza's acquisition of Land-O-Sun (the "LOS Preferred Securities").

MISCELLANEOUS

         The Company Trustees are authorized and directed to conduct the affairs of and to operate the Issuer in such a way that the Issuer will not be deemed to be an "investment company" required to be registered under the 1940 Act or classified as an association taxable as a corporation for United States federal income tax purposes and so that the Debentures will be treated as indebtedness of Suiza for United States federal income tax purposes. In this connection, Suiza and the Company Trustees are authorized to take any action, not inconsistent with applicable law, the certificate of trust of the Issuer or the Declaration, that Suiza and the Company Trustees determine in their discretion to be necessary or desirable for such purposes, as long as such action does not materially adversely affect the interests of the holders of the Preferred Securities.

         Holders of the Preferred Securities have no preemptive or similar rights.

         The Issuer may not borrow money or issue debt or mortgage or pledge any of its assets.

REGISTRATION RIGHTS

         In connection with the original offering of the Preferred Securities, the Issuer and Suiza entered into a registration rights agreement with the Initial Purchasers dated March 24, 1998 (the "Registration Rights Agreement"), pursuant to which the Issuer and Suiza agreed, at the expense of Suiza, to file with the Commission on or prior to June 22, 1998 (the date 90 days after the closing date of the original offering (March 24, 1998)) the Shelf Registration Statement covering resale by holders of all of the Offered Securities thereunder. Suiza agreed to use its best efforts (i) to cause the Shelf Registration Statement to be declared effective as promptly as practicable and in no event later than August 21, 1998 (150 days after the closing date of the original offering) and (ii) to keep effective the Shelf Registration Statement until the expiration of the Effectiveness Period. The Issuer and Suiza are permitted to suspend the use of this Prospectus or any other prospectus which is a part of the Shelf Registration Statement in connection with sales of Offered Securities by holders during certain periods of time under certain circumstances relating to pending corporate developments relating to Suiza and its public filings with the Commission and similar events. The Issuer and Suiza have agreed to provide to each registered holder copies of this Prospectus or any other prospectus which is a part of the Shelf Registration Statement, notify each registered holder when the Shelf Registration Statement has become effective, and take certain other actions as are required to permit unrestricted sales of the Offered Securities.

         In the Registration Rights Agreement, the Issuer and Suiza agreed to indemnify the holders of Offered Securities against certain liabilities, including liabilities under the Securities Act, subject to customary limitations, and each holder of Offered Securities included in the Shelf Registration Statement agreed to indemnify the Issuer and Suiza, any other holder and any underwriters participating in the offering of Offered Securities against any liability with respect to information furnished by such holder in writing to the Issuer and Suiza (including the information in a selling securityholder's questionnaire) expressly for use in the Shelf Registration Statement.

         In the event that the Shelf Registration Statement ceases to be effective during the Effectiveness Period or Suiza suspends the use of the prospectus which is a part thereof for more than 90 days, whether or not consecutive, during any 12-month period, then the interest rate borne by the Debentures and the distribution rate borne by the Preferred Securities will each increase by an additional one-half of one percent (0.50%) per annum from the 91st day of the applicable 12-month period such Shelf Registration Statement ceases to be effective or Suiza suspends the use of the prospectus which will be a part thereof until such time as the Shelf Registration Statement again becomes effective, the use of the prospectus related thereto is no longer suspended or the Effectiveness Period expires (the "Liquidated Damages").

         The specific provisions relating to the registration rights described above are contained in the Registration Rights Agreement. This summary of certain provisions of the Registration Rights Agreement does not purport to be complete and is subject to, and qualified in its entirety be reference to, all the provisions of the Registration Rights Agreement, which is incorporated by reference as an exhibit to this Registration Statement.

                          DESCRIPTION OF THE GUARANTEE

         The Guarantee was executed and delivered by Suiza concurrently with the issuance by the Issuer of the Preferred Securities for the benefit of the holders from time to time of such Preferred Securities. Wilmington Trust Company is the initial trustee ("Guarantee Trustee") under the Guarantee. This summary of certain provisions of the Guarantee does not purport to be complete and is subject to, and qualified in its entirety by reference to, all of the provisions of the Guarantee, which is incorporated by reference as an exhibit to this Registration Statement. The Guarantee Trustee holds the Guarantee for the benefit of the holders of the Preferred Securities.

GENERAL

         Suiza has irrevocably agreed to pay in full, on a subordinated basis, to the extent set forth herein, the Guarantee Payments (as defined below) to the holders of the Preferred Securities, as and when due, regardless of any defense, right of set-off or counterclaim that the Issuer may have or assert, other than the defense of payment. The following payments with respect to the Preferred Securities, to the extent not paid by or on behalf of the Issuer (the "Guarantee Payments"), are subject to the Guarantee: (a) any accumulated and unpaid Distributions required to be paid on the Preferred Securities, if and to the extent that the Issuer has funds on hand available therefor at such time;
(b) the redemption price of any Preferred Securities called for redemption, if and to the extent that the Issuer has funds on hand available therefor at such time; and (c) upon a voluntary or involuntary dissolution, winding up or liquidation of the Issuer (unless the Debentures are distributed to holders of the Preferred Securities), the lesser of (i) the Liquidation Distribution, to the extent that the Issuer has funds on hand available therefor at such time, and (ii) the amount of assets of the Issuer remaining available for distribution to holders of Preferred Securities. Suiza's obligation to make a Guarantee Payment may be satisfied by direct payment of the required amounts by Suiza to the holders of the Preferred Securities or by causing the Issuer to pay such amounts to such holders.

         The Guarantee is an irrevocable guarantee on a subordinated basis of the Issuer's obligations under the Preferred Securities, but applies only to the extent that the Issuer has funds sufficient to make such payments, and is not a guarantee of collection. If Suiza does not make interest payments on the Debentures held by the Issuer, the Issuer will not be able to pay Distributions on the Preferred Securities and will not have funds legally available therefor.

         Suiza has, through the Guarantee, the Declaration, the Debentures and the Indenture, taken together, fully, irrevocably and unconditionally guaranteed, on a subordinated basis, all of the Issuer's obligations under the Preferred Securities. No single document standing alone or operating in conjunction with fewer than all of the other documents constitutes such guarantee. It is only be the combined operation of these documents that has the effect of providing a full, irrevocable and unconditional guarantee of the Issuer's obligations under the Preferred Securities. See "Relationship Among the Preferred Securities, the Debentures and the Guarantee."

         Suiza also agreed separately to irrevocably and unconditionally guarantee the obligations of the Issuer with respect to the Common Securities to the same extent as the Guarantee, except that upon the occurrence and during the continuation of a Declaration Event of Default, holders of Preferred Securities shall have priority over holders of Common Securities with respect to distributions and payments on liquidation, redemption or otherwise.

STATUS OF THE GUARANTEE

         The Guarantee constitutes an unsecured obligation of Suiza and ranks subordinate and junior in right of payment to all other liabilities of Suiza and ranks pari passu with any guarantee now or hereafter entered into by Suiza in respect of any preferred or preference stock of any affiliate of Suiza and senior to the Common Stock of Suiza. The terms of the Preferred Securities provide that each holder by acceptance thereof, consents and agrees to the subordination and other provisions of the Guarantee.

         The Guarantee constitutes a guarantee of payment and not of collection (i.e., the guaranteed party may institute a legal proceeding directly against Suiza to enforce its rights under the Guarantee without first instituting a legal proceeding against any other person or entity). The Guarantee is held for the benefit of the holders of the Preferred Securities. The Guarantee will not be discharged except by payment of the Guarantee Payments in full to the extent not paid by the Issuer or upon distribution of the Debentures to the holders of the Preferred Securities. The Guarantee does not place a limitation on the amount of additional indebtedness that may be incurred by Suiza or any of its subsidiaries.

AMENDMENTS AND ASSIGNMENT

         Except with respect to any changes that do not materially adversely affect the rights of holders of the Preferred Securities (in which case no vote will be required), the Guarantee may not be amended without the prior approval of the holders of not less than a majority in aggregate liquidation amount of the outstanding Preferred Securities. The manner of obtaining any such approval are as set forth under "Description of the Preferred Securities -- Voting Rights; Amendment of the Declaration." All guarantees and agreements contained in the Guarantee shall bind the successors, assigns, receivers, trustees and representatives of Suiza and shall inure to the benefit of the holders of the Preferred Securities then outstanding.

CERTAIN COVENANTS OF SUIZA

         Suiza covenanted in the Guarantee that if and so long as (i) the Issuer is the holder of all the Debentures, (ii) a Tax Event in respect of the Issuer has occurred and is continuing and (iii) Suiza has elected, and has not revoked such election, to pay Additional Sums in respect of the Preferred Securities and Common Securities, Suiza will pay to the Issuer such Additional Sums. Suiza has also covenanted that it will not, and it will not cause any of its subsidiaries to, (i) declare or pay any dividends or distributions on, or redeem, purchase, acquire, or make a liquidation payment with respect to, any of Suiza's capital stock, except with respect to its Series A Preferred Stock, or (ii) make any payment of principal, interest or premium, if any, on or repay or repurchase or redeem any debt securities (including guarantees of indebtedness for money borrowed) of Suiza that rank pari passu with or junior to the Debentures (other than (a) any dividend, redemption, liquidation, interest, principal or guarantee payment by Suiza where the payment is made by way of securities (including capital stock) that rank pari passu with or junior to the securities on which such dividend, redemption, interest, principal or guarantee payment is being made, (b) payments under the Guarantee, (c) purchases of Common Stock related to the issuance of Common Stock under any of Suiza's benefit plans for its directors, officers or employees, (d) as a result of a reclassification of Suiza's capital stock or the exchange or conversion of one series or class of Suiza's capital stock for another series or class of Suiza's capital stock and (e) the purchase of fractional interests in shares of Suiza's capital stock pursuant to the conversion or exchange provisions of such capital stock or the security being converted or exchanged) if at such time (i) there shall have occurred and be continuing any event of which Suiza has actual knowledge that with the giving of notice or the lapse of time, or both, would constitute a Debenture Event of Default, (ii) Suiza shall be in default with respect to its payment of any obligations under the Guarantee or (iii) Suiza shall have given notice of its selection of an Extension Period as provided in the Indenture with respect to the Debentures and shall not have rescinded such notice, or such Extension Period, or any extension thereof, shall be continuing. Suiza covenanted for so long as Preferred Securities are outstanding (i) not to convert Debentures except pursuant to a notice of conversion delivered to the Conversion Agent by a holder of Preferred Securities, (ii) to maintain directly or indirectly 100% ownership of the Common Securities, provided that certain successors which are permitted pursuant to the Indenture may succeed to Suiza's ownership of the Common Securities, (iii) not to voluntarily dissolve, wind-up, liquidate or terminate the Issuer, except (a) in connection with the exchange of the Debentures to the holders of the Preferred Securities in liquidation of the Issuer upon the redemption of all outstanding Preferred Securities or (b) in connection with certain mergers, consolidations or amalgamations permitted by the Declaration, (iv) to maintain the reservation for issuance of the number of shares of Common Stock that would be required from time to time upon the conversion of all of the Debentures then outstanding, (v) to use its reasonable best efforts, consistent with the terms and provisions of the Declaration, to cause the Issuer to remain classified as a grantor trust and not as an association taxable as a corporation for United States federal income tax purposes and (vi) to deliver shares of Common Stock upon an election by the holders of the Preferred Securities to convert such Preferred Securities into Common Stock.

         As part of the Guarantee, Suiza agreed that it will honor all obligations described therein relating to the conversion or exchange of the Preferred Securities into or for Common Stock or Debentures.

GUARANTEE EVENTS OF DEFAULT

         An event of default under the Guarantee will occur upon the failure of Suiza to perform any of its payment or other obligations thereunder. The holders of a majority in aggregate liquidation amount of the Preferred Securities have the right to direct the time, method and place of conducting any proceeding for any remedy available to the Guarantee Trustee in respect of the Guarantee or to direct the exercise of any trust or power conferred upon the Guarantee Trustee under the Guarantee.

         If the Guarantee Trustee fails to enforce the Guarantee, any holder of Preferred Securities may institute a legal proceeding directly against Suiza to enforce its rights under the Guarantee without first instituting a legal proceeding against the Issuer, the Guarantee Trustee or any other person or entity. In addition, any record holder of Preferred Securities has the right, which is absolute and unconditional, to proceed directly against Suiza to obtain Guarantee Payments, without first waiting to determine if the Guarantee Trustee has enforced the Guarantee or instituting a legal proceeding against the Issuer, the Guarantee Trustee or any other person or entity. Suiza has waived any right or remedy to require that any action be brought first against the Issuer or any other person or entity before proceeding directly against Suiza.

         Suiza, as guarantor, is required to file annually with the Guarantee Trustee a certificate as to whether or not Suiza is in compliance with all the conditions and covenants applicable to it under the Guarantee.

INFORMATION CONCERNING THE GUARANTEE TRUSTEE

         The Guarantee Trustee, other than during the occurrence and continuance of a default by Suiza in performance of the Guarantee, has undertaken to perform only such duties as are specifically set forth in the Guarantee and, after default with respect to the Guarantee, must exercise the same degree of care and skill as a prudent person would exercise or use under the circumstances in the conduct of his or her own affairs. Subject to this provision, the Guarantee Trustee is under no obligation to exercise any of the powers vested in it by the Guarantee at the request of any holder of Preferred Securities unless it is offered reasonable indemnity against the costs, expenses and liabilities that might be incurred thereby.

TERMINATION OF THE GUARANTEE

         The Guarantee will terminate and be of no further force and effect upon full payment of the redemption price of the Preferred Securities, upon full payment of the amounts payable upon liquidation of the Issuer, upon the distribution, if any, of Common Stock to the holders of Preferred Securities in respect of the conversion of all such holders' Preferred Securities into Common Stock or upon distribution of Debentures to the holders of the Preferred Securities in exchange for all of the Preferred Securities. The Guarantee will continue to be effective or will be reinstated, as the case may be, if at any time any holder of Preferred Securities must restore payment of any sums under such Preferred Securities or the Guarantee.

GOVERNING LAW

         The Guarantee is governed by and construed in accordance with the laws of the State of New York.

                         DESCRIPTION OF THE DEBENTURES

         The Debentures have been issued under a Junior Subordinated Indenture (the "Indenture") between Suiza and Wilmington Trust Company, as trustee (the "Indenture Trustee"), copies of which are available upon request to Suiza. The terms of the Debentures include those stated in the Indenture and made a part thereof by reference to the Trust Indenture Act in effect on the date of the Indenture. This summary of certain terms and provisions of the Debentures and the Indenture does not purport to be complete and is subject to, and is qualified in its entirety by reference to, the Indenture, which is incorporated by reference as an exhibit to the Registration Statement. Whenever particular defined terms of the Indenture are referred to herein, such defined terms are incorporated herein by reference.

GENERAL

         The Debentures are unsecured debt under the Indenture, junior and subordinate in right of payment to all Senior Debt. The Debentures are limited in aggregate principal amount to $618.6 million, such amount being the sum of the aggregate stated liquidation amount of the Preferred Securities and the Common Securities. The Indenture does not limit the incurrence or issuance of other secured or unsecured debt of Suiza. See "-- Subordination."

         Concurrently with the issuance of the Preferred Securities, the Issuer invested the proceeds thereof and the consideration paid by Suiza for the Common Securities in the Debentures. The Debentures are in a principal amount equal to the aggregate stated liquidation amount of the Preferred Securities plus Suiza's concurrent investment in the Common Securities.

         The Debentures are not subject to any sinking fund provision. The entire principal amount of the Debentures mature, and become due and payable, together with any accrued and unpaid interest thereon, on April 1, 2028.

INTEREST

         The Debentures bear interest at the annual rate of 5 1/2% per annum, payable quarterly in arrears on January 1, April 1, July 1 and October 1 of each year, commencing on July 1, 1998 (each, an "Interest Payment Date"), to the person in whose name each Debenture is registered at the close of business on the fifteenth day (whether or not a Business Day) preceding such Interest Payment Date (the "Regular Record Date"), subject to certain exceptions. It is anticipated that, until the Liquidation, if any, of the Issuer, each Debenture will be held in the name of the Property Trustee in trust for the benefit of the holders of the Preferred Securities and the Common Securities. The amount of interest payable for any period is computed on the basis of a 360-day year of twelve 30-day months. In the event that any date on which interest is payable on the Debentures is not a Business Day, then payment of the interest payable on such date will be made on the next succeeding day that is a Business Day (and without any interest or other payment in respect of any such delay) except that if such Business Day is in the next succeeding calendar year, then such payment shall be made on the immediately preceding Business Day, in each case with the same force and effect as if made on such Interest Payment Date. Accrued interest that is not paid on the applicable Interest Payment Date will bear additional interest on the amount thereof (to the extent permitted by law) at the stated rate per annum, compounded quarterly. The term "interest" as used herein shall include quarterly interest payments, interest on quarterly interest payments not paid on the applicable Interest Payment Date, Liquidated Damages (if any) and Additional Sums, as applicable.

GLOBAL SECURITIES

         If distributed to holders of the Preferred Securities in connection with the involuntary or voluntary dissolution, winding-up or liquidation of the Issuer as a result of the occurrence of a Special Event, the Debentures will be issued in the same form as the Preferred Securities that such Debentures replace. Any Global Security evidencing Preferred Securities will be replaced by one or more global securities (each, a "Global Debenture") registered in the name of the depositary or its nominee. Except under the limited circumstances described below, the Debentures represented by the Global Debenture will not be exchangeable for, and will not otherwise be issuable as, Debentures in definitive form. The Global Debenture described above may not be transferred except by the Depository to a nominee of the Depository or by a nominee of the Depository to the depository or another nominee of the Depository or to a successor depository or its nominee.

         The laws of some jurisdictions require that certain purchasers of securities take physical delivery of securities in definitive form. Such laws may impair the ability to transfer beneficial interests in a Global Debenture.

         Except as provided below, owners of beneficial interests in a Global Security representing Preferred Securities will not be entitled to receive physical delivery of Debentures in definitive form and will not be considered the holders thereof for any purpose under the Indenture, and no Global Debenture representing Debentures shall be exchangeable, except for another Global Debenture of like denomination and tenor to be registered in the name of the Depository or its nominee or to a successor depository or its nominee. Accordingly, each beneficial owner of Preferred Securities must rely on the procedures of DTC, or if such person is not a Participant, on the procedures of the Participant through which such person owns its interest to exercise any rights of a holder under the Indenture.

         If Debentures are distributed to holders of Preferred Securities in liquidation of such holders' interests in the Issuer and a Global Debenture is issued, DTC will act as securities depository for the Debentures represented by such Global Debenture. For a description of DTC and the general terms of the depository arrangements, see "Description of the Preferred Securities -- Book-Entry Only Issuance: The Depository Trust Company." As of the date of this Prospectus, the description therein of DTC's book-entry system and DTC's practices as they relate to purchases, transfers, notices and payments with respect to the Preferred Securities apply in all material respects to any debt obligations represented by one or more Global Debenture held by DTC. Suiza may appoint a successor to DTC or any successor depository in the event DTC or such depository is unable or unwilling to continue as a depository for the Global Debenture.

         None of Suiza, the Indenture Trustee, any Paying Agent or the Securities Registrar have any responsibility or liability for any aspect of the records relating to or payments made on account of beneficial ownership interests of the Global Debenture representing such Debentures or for maintaining, supervising or reviewing any records relating to such beneficial ownership interests.

         A Global Debenture shall be exchangeable for Debentures registered in the names of persons other than DTC or its nominee only if (i) DTC notifies Suiza that it is unwilling or unable to continue as a depository for such Global Debenture and no successor depositary shall have been appointed by Suiza within 90 days, or if at any time DTC ceases to be a "clearing agency" registered under the Exchange Act at a time when DTC is required to be so registered to act as such depository and no such successor depository has been appointed within 90 days by the Company, (ii) Suiza in its sole discretion determines that such Global Debenture shall be so exchangeable, or (iii) there shall have occurred and be continuing a Debenture Event of Default with respect to such Global Debenture. Any Global Debenture that is exchangeable pursuant to the preceding sentence shall be exchangeable for definitive certificates registered in such names as DTC shall direct. It is expected that such instructions will be based upon directions received by DTC from its participants with respect to ownership of beneficial interests in such Global Debenture. In the event that Debentures are issued in definitive form, such Debentures will be in denominations of $50 and integral multiples thereof and may be transferred or exchanged at the offices described in "-- Payment and Paying Agent" below.

PAYMENT AND PAYING AGENT

         Payments on Debentures represented by a Global Debenture will be made to DTC, as the depositary for the Debentures. In the event Debentures are issued in definitive form, principal of and premium, if any, and any interest on Debentures will be payable, the transfer of the Debentures will be registrable, and the Debentures will be exchangeable for Debentures of other denominations of a like aggregate principal amount at the corporate office of the Indenture Trustee in the City of New York or at the office of such Paying Agent or Paying Agents as Suiza may designate, except that at the option of Suiza payment of any interest may be made (i) by check mailed to the address of the Person entitled thereto as such address shall appear in the Securities Register or (ii) by wire transfer to an account maintained by the Person entitled thereto as specified in the Securities Register, provided that proper transfer instructions have been received by the Regular Record Date. Payment of any interest on Debentures will be made to the Person in whose name such Debentures are registered at the close of business on the Regular Record Date for such interest, except in the case of Defaulted Interest. The Regular Record Date for the interest payable on any Interest Payment Date shall be the fifteenth day (whether or not a Business Day) next preceding such Interest Payment Date. Suiza may at any time designate additional Paying Agents or rescind the designation of any Paying Agent.

         Any monies deposited with the Indenture Trustee or any Paying Agent, or then held by Suiza in trust, for the payment of the principal of and premium, if any, or interest on any Debentures and remaining unclaimed for two years after such principal and premium, if any, or interest has become due and payable shall, at the request of Suiza, be repaid to Suiza and the holder of such Debentures shall thereafter look, as a general unsecured creditor, only to Suiza for payment thereof.

OPTION TO DEFER INTEREST PAYMENTS

         So long as no Debenture Event of Default (relating solely to clauses
(i) and (ii) under the definition thereof) has occurred and is continuing, Suiza will have the right under the Indenture to defer payment of amounts under the Debentures at any time or from time to time for a period not exceeding 20 consecutive quarters with respect to each Extension Period; provided, however, that no Extension Period may extend beyond the stated maturity of the Debentures. At the end of such Extension Period, Suiza must pay all amounts then accrued and unpaid (together with interest thereon at the stated annual rate, compounded quarterly, to the extent permitted by applicable law). During an Extension Period, interest will continue to accrue and holders of Debentures (or holders of Preferred Securities while the Preferred Securities are outstanding) will be required to accrue interest income (as original issue discount) for United States federal income tax purposes. See "Certain Federal Income Tax Consequences -- Original Issue Discount."

         During any such Extension Period, Suiza shall not, and shall not permit any of its subsidiaries to, (i) declare or pay any dividends on, make distributions with respect to, or redeem, purchase, acquire, or make a liquidation payment with respect to, any of Suiza's capital stock, except with respect to its Series A Preferred Stock, or (ii) make any payment of principal, interest or premium, if any, on or repay, repurchase or redeem any debt securities (including guarantees of indebtedness) issued by Suiza that rank pari passu with or junior to the Debentures (other than with respect to both (i) and (ii)
(a) any dividend, redemption, liquidation, interest, principal or guarantee payment by Suiza where the payment is made with securities (including capital stock) that rank pari passu with or junior to the securities on which such dividend, redemption, liquidation, interest, principal or guarantee payment is being made, (b) payments under the Guarantee, (c) purchases of Common Stock related to the issuance of Common Stock under any of Suiza's benefit plans for its directors, officers or employees, (d) as a result of a reclassification of Suiza's capital stock or the exchange or conversion of one series or class of Suiza's capital stock for another series or class of Suiza's capital stock and
(e) the purchase of fractional interests in shares of Suiza's capital stock pursuant to the conversion or exchange provisions of such capital stock or the security being converted or exchanged).

         Prior to the termination of any such Extension Period, Suiza may further extend the interest payment period, provided that no Extension Period may exceed 20 consecutive quarters or extend beyond the stated maturity of the Debentures. Upon the termination of any such Extension Period and the payment of all amounts then accrued and unpaid on any Interest Payment Date, Suiza may elect to begin a new Extension Period subject to the above requirements. No interest shall be due and payable during an Extension Period, except at the end thereof. Suiza shall give the Property Trustee, the Delaware Trustee, the Company Trustees and the Indenture Trustee notice of its election to begin any Extension Period at least one Business Day prior to the earlier of (i) the record date for the date Distributions on the Preferred Securities (or, if no Preferred Securities are outstanding, for the date interest on the Debentures) would have been payable except for the election to begin such Extension Period and (ii) the date the Property Trustee is (or, if no Preferred Securities are outstanding, the Indenture Trustee is) required to give notice to the NYSE or other applicable self-regulatory organization or to holders of such Preferred Securities (or, if no Preferred Securities are outstanding, to the holders of such Debentures) of such election. The Indenture Trustee and the Property Trustee shall give notice of Suiza's election to begin an Extension Period to the holders of the Debentures and the Preferred Securities, respectively.

         Suiza has no current intention to exercise its right to defer payments of interest on the Debentures.

MANDATORY REDEMPTION

         Upon repayment at maturity or as a result of acceleration upon the occurrence of a Debenture Event of Default, Suiza will be required to redeem the Debentures, in whole but not in part, at a redemption price equal to 100% of the principal amount thereof, together with any accrued and unpaid interest thereon. Any payment pursuant to this provision shall be made prior to 12:00 noon, New York City time, on the date of such repayment or acceleration or at such other time on such earlier date as the parties thereto shall agree. The Debentures are not entitled to the benefit of any sinking fund or, except as set forth above or as a result of acceleration, any other provision for mandatory prepayment.

OPTIONAL REDEMPTION

         On and after April 2, 2001, and subject to the next succeeding sentence, Suiza will have the right, at any time and from time to time, to redeem the Debentures, in whole or in part, upon notice given as provided below, during the twelve-month periods beginning on April 1 (April 2 in the case of 2001) in each of the following years and at the indicated redemption prices (expressed as a percentage of the principal amount of the Debentures being redeemed), together with any accrued but unpaid interest on the portion being redeemed to the date fixed for redemption.

      YEAR      REDEMPTION PRICE             YEAR            REDEMPTION PRICE
      ----      ----------------             ----            ----------------
      2001         103.438%                  2004                 101.375%
      2002         102.750                   2005                 100.688
      2003         102.063            2006 and thereafter         100.000

         For so long as the Issuer is the holder of all the outstanding Debentures, the proceeds of any such redemption will be used by the Issuer to redeem Preferred Securities and Common Securities in accordance with their terms. Suiza may not redeem the Debentures unless, on or before the date Suiza gives notice of redemption to holders of the Debentures, all accrued and unpaid interest (including Additional Interest and Liquidated Damages, if any) for all quarterly interest periods ending on or prior to the most recent Interest Payment Date has been paid in full on all outstanding Debentures. See "Description of the Preferred Securities -- Optional Redemption."

         Suiza also shall have the right to redeem the Debentures at any time on or after April 2, 2001 upon the occurrence of a Tax Event as described in "Description of the Preferred Securities -- Special Event Exchange or Redemption" at a redemption price equal to the principal amount thereof, plus any accrued and unpaid interest.

         If at any time less than 5% of the original aggregate principal amount of the Debentures remains outstanding, such Debentures shall be redeemable at the option of Suiza, in whole but not in part, at a redemption price equal to the principal amount thereof, plus any accrued and unpaid interest.

REDEMPTION PROCEDURES

         Notices of any redemption of the Debentures and the procedures for such redemption are as provided with respect to the Preferred Securities under "Description of the Preferred Securities -- Redemption Procedures." Notice of any redemption will be mailed at least 30 days but not more than 60 days before the redemption date to each holder of Debentures to be redeemed at its registered address. Unless Suiza defaults in payment of the redemption price, on and after the redemption date interest will cease to accrue and conversion rights will cease to exist on such Debentures or portions thereof called for redemption.

DISTRIBUTION OF DEBENTURES

         At any time, Suiza has the right to dissolve the Issuer and cause the Debentures to be distributed to the holders of the Preferred Securities and Common Securities in liquidation of the Issuer after satisfaction of liabilities to creditors of the Issuer as provided by applicable law. If distributed to holders of Preferred Securities and Common Securities in liquidation, the Debentures will initially be issued in the form of one or more Global Debentures and DTC, or any successor depositary for the Preferred Securities, will act as depositary for the Debentures. It is anticipated that the depositary arrangements for the Debentures would be substantially identical to those in effect for the Preferred Securities. There can be no assurance that a market will develop for, or as to any market price of, any Debentures that may be distributed to the holders of Preferred Securities. For a description of DTC and the terms of the depositary arrangement, see "Description of the Preferred Securities -- Book-Entry Only Issuance: The Depository Trust Company."

CONVERSION OF THE DEBENTURES

         The Debentures are convertible at the option of the holders of the Debentures into Common Stock, at any time after June 22, 1998 through the Conversion Expiration Date, initially at the conversion price of $78.25 in principal amount of Debentures per share of Common Stock (equivalent to a conversion rate of 0.6390 shares of Common Stock for each $50 in principal amount of Debentures), subject to the conversion price adjustments described under "Description of the Preferred Securities -- Conversion Rights." Suiza will make no payment or allowance for dividends on the shares of Common Stock issued upon such conversion. The Issuer has covenanted for so long as the Preferred Securities are outstanding not to convert Debentures except pursuant to a notice of conversion delivered to the Conversion Agent by a holder of Preferred Securities. Upon surrender of such Preferred Securities to the Conversion Agent for conversion, the Issuer will distribute the commensurate principal amount of the Debentures to the Conversion Agent on behalf of the holder of every Preferred Security so converted, whereupon the Conversion Agent will convert such Debentures into Common Stock on behalf of such holder. Suiza's delivery to the holders of the Debentures (through the Conversion Agent) of the fixed number of shares of Common Stock into which the Debentures are convertible (together with the cash payment, if any, in lieu of fractional shares) will be deemed to satisfy Suiza's obligation to pay the principal amount of the Debentures, and the accrued and unpaid interest attributable to the period from the last date to which interest has been paid or duly provided for; provided, however, that if any Debenture is converted on or after a Regular Record Date for payment of interest, the interest payable on the related Interest Payment Date with respect to such Debenture shall be paid to the Issuer (which will distribute the applicable portion of such interest to the holder of Preferred Securities) or other holder of Debentures, as the case may be, despite such conversion; provided, further, that if a redemption date falls between such Regular Record Date and the related Interest Payment Date, the amount of such payment shall include interest accrued to, but excluding, such redemption date.

EXPIRATION OF CONVERSION RIGHTS

         The conversion rights of any Debentures held by the Issuer expire upon the expiration of the conversion rights of the Preferred Securities on the terms described above under "Description of the Preferred Securities -- Conversion Rights."

MODIFICATION OF INDENTURE

         From time to time, Suiza and the Indenture Trustee may, without the consent of the holders of Debentures, amend, waive or supplement the Indenture for specified purposes, including, among other things, curing ambiguities, defects or inconsistencies (provided that any such action does not materially adversely affect the interest of the holders of the Debentures, or the holders of the Preferred Securities so long as they remain outstanding) and qualifying, or maintaining the qualification of, the Indenture under the Trust Indenture Act. The Indenture contains provisions permitting Suiza and the Indenture Trustee, with the consent of the holders of not less than a majority in principal amount of the outstanding Debentures, to modify the Indenture in a manner affecting the rights of the holders of the Debentures; provided that no such modification may, without the consent of the holder of each outstanding Debenture so affected, (i) change the stated maturity of the Debentures, or reduce the principal amount thereof, or reduce any premium payable on the redemption thereof, or reduce the rate or extend the time of payment of interest thereon (other than deferrals of the payments of interest as described under "-- Option to Extend Interest Payment Period") or impair any right to institute suit for the enforcement of any such payment, or adversely affect the subordination provisions of the Indenture or any right to convert any Debentures or (ii) reduce the percentage of principal amount of Debentures, the holders of which are required to consent to any such modification of the Indenture, provided that, so long as any of the Preferred Securities remain outstanding, no such modification may be made that adversely affects the holders of such Preferred Securities in any material respect, and no termination of the Indenture may occur, and no waiver of any Debenture Event of Default or compliance with any covenant under the Indentures shall be effective, without the prior consent of the holders of at least a majority in aggregate liquidation amount of the Preferred Securities then outstanding unless and until the principal of the Debentures and all accrued and unpaid interest thereon has been paid in full; provided, however, that where a consent under the Indenture would require the consent of each holder of Debentures affected thereby, no such consent shall be given by the Property Trustee without the prior consent of each holder of Preferred Securities.

DEBENTURE EVENTS OF DEFAULT

         The Indenture provides that any one or more of the following described events that has occurred and is continuing constitutes a "Debenture Event of Default" with respect to such Debentures: (i) failure for 30 days to pay any interest on the Debentures, when due (subject to the deferral of any due date in the case of an Extension Period); or (ii) failure to pay any principal or premium, if any, on the Debentures when due whether at maturity, upon redemption, by declaration or otherwise; or (iii) failure by Suiza to deliver shares of Common Stock upon an appropriate election by holders of Debentures to convert such Debentures; or (iv) failure to observe or perform in any material respect certain other covenants contained in the Indenture for 60 days after written notice to Suiza from the Indenture Trustee or to the Indenture Trustee and Suiza from the holders of at least 25% in aggregate outstanding principal amount of such Debentures or by the holder or holders of at least 25% in the aggregate outstanding liquidation amount of the Preferred Securities; or (v) the dissolution, winding up or termination of the Trust, except in connection with the distribution of Debentures to the holders of Preferred Securities in liquidation of the Trust upon the redemption of all outstanding Preferred Securities and in connection with certain mergers, consolidations or amalgamations permitted by the Declaration; or (vi) certain events in bankruptcy, insolvency or reorganization of Suiza.

         The holders of a majority in aggregate outstanding principal amount of the Debentures have the right to direct the time, method and place of conducting any proceeding for any remedy available to the Indenture Trustee. The Indenture Trustee or the holders of not less than 25% in aggregate principal amount of the Debentures then outstanding may declare the principal due and payable immediately upon a Debenture Event of Default, and, should the Indenture Trustee or the holders of the Debentures fail to make such declaration, the holders of at least 25% in aggregate liquidation amount of the Preferred Securities then outstanding shall have such right. The holders of a majority in aggregate outstanding principal amount of the Debentures may annul and rescind such declaration if the default (other than the non-payment of the principal of the Debentures which has become due solely by such acceleration) has been cured and a sum sufficient to pay all matured installments of interest and due otherwise than by acceleration has been deposited with the Indenture Trustee and, should the holders of the Debentures fail to annul and rescind such declaration, the holders of a majority in aggregate liquidation amount of the Preferred Securities then outstanding shall have such right.

         The holders of a majority in aggregate outstanding principal amount of the Debentures affected thereby may, on behalf of the holders of all the Debentures, waive any past default, except a default in the payment of principal or interest (unless such default has been cured and a sum sufficient to pay all matured installments of interest and principal due otherwise than by acceleration has been deposited with the Indenture Trustee) or a default in respect of a covenant or provision which under the Indenture cannot be modified or amended without the consent of the holder of each outstanding Debenture affected thereby and, should the holders of the Debentures fail to annul such declaration and waive such default, the holders of a majority in aggregate liquidation amount of the Preferred Securities shall have such right. Suiza is required to file annually with the Indenture Trustee a certificate as to whether or not Suiza is in compliance with all the conditions and covenants applicable to it under the Indenture.

         In case a Debenture Event of Default shall occur and be continuing as to the Debentures, the Indenture Trustee will have the right to declare the principal of and the interest on the Debentures and any other amounts payable under the Indenture to be forthwith due and payable and to enforce its other rights as a creditor with respect to the Debentures.

ENFORCEMENT OF CERTAIN RIGHTS BY HOLDERS OF PREFERRED SECURITIES

         If a Debenture Event of Default occurs and is continuing and such event is attributable to the failure of Suiza to pay interest, premium, if any, or principal on the Debentures on the date such interest or principal is otherwise payable, a holder of Preferred Securities may institute a Direct Action for payment after the respective due date specified in the Debentures. Suiza may not amend the Indenture to remove the foregoing right to bring a Direct Action without the prior written consent of the holders of all of the Preferred Securities. Notwithstanding any payment made to such holder of Preferred Securities by Suiza in connection with a Direct Action, Suiza shall remain obligated to pay the principal of or interest on the Debentures held by the Issuer or the Property Trustee, and Suiza shall be subrogated to the rights of the holder of such Preferred Securities with respect to payments on the Preferred Securities to the extent of any payments made by Suiza to such holder in any Direct Action.

CONSOLIDATION, MERGER, SALE OF ASSETS AND OTHER TRANSACTIONS

         The Indenture provides that Suiza shall not consolidate with or merge into any other Person, continue in another jurisdiction or convey, transfer or lease its properties and assets substantially as an entirety to any Person, and no Person shall consolidate with or merge into Suiza or convey, transfer or lease its properties and assets substantially or as an entirety to Suiza, unless: (i) in case Suiza consolidates with or merges into another Person or conveys, transfers or leases its properties and assets substantially as an entirety to any Person, the successor Person is organized under the laws of the United States or any state or the District of Columbia, and such successor Person expressly assumes Suiza's obligations on the Debentures; (ii) immediately after giving effect thereto, no Debenture Event of Default, and no event which, after notice or lapse of time or both, would become a Debenture Event of Default, shall have happened and be continuing; (iii) in the case of the Debentures, such transaction is permitted under the Declaration and Guarantee and does not give rise to any breach or violation of the Declaration or Guarantee; and (iv) certain other conditions as prescribed in the Indenture are met.

         The general provisions of the Indenture do not afford holders of the Debentures protection in the event of a highly leveraged or other transaction involving Suiza that may adversely affect holders of the Debentures.

EXPENSES OF ISSUER

         The Indenture provides that Suiza will pay all fees and expenses related to (i) the organization, maintenance and dissolution of the Trust, (ii) the retention of the Issuer Trustees, the Guarantee Trustee and the Indenture Trustee and (iii) the enforcement by the Property Trustee of the rights of the holders of the Preferred Securities. The payment of such fees and expenses is fully and unconditionally guaranteed by Suiza.

SATISFACTION AND DISCHARGE

         The Indenture will provide that when, among other things, all Debentures not previously delivered to the Indenture Trustee for cancellation
(i) have become due and payable or (ii) will become due and payable at their stated maturity within one year or are to be called for redemption within one year under irrevocable agreements satisfactory to the Indenture Trustee for the giving of notice of redemption, and Suiza irrevocably deposits or causes to be deposited with the Indenture Trustee funds, in trust, for the purpose and in an amount in the currency or currencies in which the Debentures are payable sufficient to pay and discharge the entire indebtedness on the Debentures not previously delivered to the Indenture Trustee for cancellation, equal to the outstanding and unpaid principal and premium, if any, and interest to the date of the deposit or to the stated maturity, as the case may be, then the Indenture will cease to be of further effect (except as to Suiza's obligations to pay all other sums due pursuant to the Indenture, to honor any conversion rights prior to the redemption date or maturity date, and to provide the officers' certificates and opinions of counsel described therein), and Suiza will be deemed to have satisfied and discharged the Indenture.

SUBORDINATION

         Suiza has covenanted and agreed that any Debentures issued under the Indenture will be subordinate and junior in right of payment to all Senior Debt of Suiza, whether now existing or hereafter incurred. Upon any payment or distribution of assets to creditors upon any liquidation, dissolution, winding-up, reorganization, assignment for the benefit of creditors, marshaling of assets or any bankruptcy, insolvency, debt restructuring or similar proceedings in connection with any insolvency or bankruptcy proceeding of Suiza, the holders of Senior Debt will first be entitled to receive payment in full of all amounts due or to become due thereon before the Property Trustee, on behalf of the holders of the Debentures, will be entitled to receive or retain any payment in respect of the principal of and premium, if any, or interest, if any, on the Debentures.

         In the event of the acceleration of the maturity of any Debentures, the holders of all Senior Debt outstanding at the time of such acceleration will first be entitled to receive payment in full of all amounts due thereon (including any amounts due upon acceleration of the Senior Debt) before the Property Trustee, on behalf of the holders of Debentures, will be entitled to receive or retain any payment in respect of the principal of or premium, if any, or interest, if any, on the Debentures. In the event and during the continuation of any default by Suiza in the payment of principal, premium, interest or any other payment due under the Senior Credit Facility or on any other Senior Debt having a principal amount then outstanding of $25 million or more (or as to which there is an obligation to lend $25 million or more) continuing beyond the period of grace, if any, specified in the instrument evidencing such Senior Debt, unless and until such default shall have been cured or waived or shall have ceased to exist, then no payment shall be made by Suiza with respect to the principal of (including redemption payments, if any), premium, if any, or interest on the Debentures. In the event of any default (other than a default described in the immediately preceding sentence) by Suiza under the terms of any instrument evidencing any Senior Debt, continuing beyond the period of grace, if any, specified in such instrument, notice of which default shall have been given by any holder of such Senior Debt to the Indenture Trustee, unless and until the earlier of (i) such default shall have been cured or waived or shall have ceased to exist, or (ii) the continuation of such default for a period of one hundred eighty days after notice of the occurrence of such default shall have been given to the Indenture Trustee, no payment shall be made by Suiza with respect to the principal of (including redemption payments, if any), premium, if any, or interest on the Debentures.



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
         In the event that Suiza shall make any payment to the Indenture Trustee or the holders of the Debentures which is prohibited as described in the foregoing paragraph, and if such fact shall have been made known, at or prior to the time of such payment, by notice to the Indenture Trustee or such holders, then the Indenture Trustee and such Holders shall pay over and deliver such amounts to the holders of Senior Debt.

         "Debt" means, with respect to any Person, whether recourse is to all or a portion of the assets of such Person and whether or not contingent, (i) every obligation of such Person for money borrowed; (ii) every obligation of such Person evidenced by bonds, debentures, notes or other similar instruments, including obligations incurred in connection with the acquisition of property, assets or businesses; (iii) every reimbursement obligation of such Person with respect to letters of credit, bankers' acceptances or similar facilities issued for the account of such Person; (iv) every obligation of such Person issued or assumed as the deferred purchase price of property or services (but excluding trade accounts payable or accrued liabilities arising in the ordinary course of business); (v) every capital lease obligation of such Person; (vi) every obligation of such Person under (a) interest rate swap agreements, interest rate cap agreements and interest rate collar agreements and (b) other agreements or arrangements designed to protect such Person against fluctuations in interest rates; and (vii) every obligation of the type referred to in clauses (i) through (vi) of another Person and all dividends of another person the payment of which, in either case, such Person has guaranteed or for which such Person is responsible or liable, directly or indirectly, as obligor or otherwise.

         "Senior Debt" means the principal of (and premium, if any), interest, if any (including interest accruing on or after the filing of any petition in bankruptcy or for reorganization relating to Suiza whether or not such claim for post-petition interest is allowed in such proceeding), on Debt of Suiza, whether incurred on or prior to the date of the Indenture or thereafter incurred, unless, in the instrument creating or evidencing the same or pursuant to which the same is outstanding, it is provided that such obligations are not superior in right of payment to the Debentures or to other Debt which is pari passu with, or subordinated to, the Debentures; provided, however, that Senior Debt shall not be deemed to include: (i) any Debt of Suiza which, when incurred and without respect to any election under Section 1111(b) of the Bankruptcy Code, was without recourse to Suiza, (ii) any Debt of Suiza to any of its subsidiaries, (iii) Debt to any employee of Suiza, (iv) any liability for taxes, and (v) Debt or other monetary obligations to trade creditors or assumed by Suiza or any of its subsidiaries in the ordinary course of business in connection with the obtaining of goods, materials or services.

         The Indenture places no limitation on the amount of additional Senior Debt that may be incurred by Suiza.

GOVERNING LAW

         The Indenture and the Debentures are governed by and construed in accordance with the laws of the State of New York.

INFORMATION CONCERNING THE INDENTURE TRUSTEE

         The Indenture Trustee is under no obligation to exercise any of the powers vested in it by the Indenture at the request of any holder of Debentures, unless offered reasonable indemnity by such holder against the costs, expenses and liabilities which might be incurred thereby. The Indenture Trustee is not required to expend or risk its own funds or otherwise incur personal financial liability in the performance of its duties if the Indenture Trustee reasonably believes that repayment or adequate indemnity is not reasonably assured to it.

                        RELATIONSHIP AMONG THE PREFERRED
                  SECURITIES, THE DEBENTURES AND THE GUARANTEE

FULL AND UNCONDITIONAL GUARANTEE

         Payments of Distributions and other amounts due on the Preferred Securities (to the extent the Issuer has funds available for the payment of such Distributions) have been irrevocably guaranteed by Suiza as and to the extent set forth under "Description of the Guarantee." Taken together, Suiza's obligations under the Debentures, the Indenture, the Declaration and the Guarantee provide, in the aggregate, a full, irrevocable and unconditional guarantee of payments of Distributions and other amounts due on the Preferred Securities. No single document standing alone or operating in conjunction with fewer than all of the other documents constitutes such guarantee. It is only the combined operation of these documents that has the effect of providing a full, irrevocable and unconditional guarantee of the Issuer's obligations under the Preferred Securities. If and to the extent that Suiza does not make payments on the Debentures, the Issuer will not pay Distributions or other amounts due on the Preferred Securities. The Guarantee does not cover payment of Distributions when the Issuer does not have sufficient funds to pay such Distributions. In such event, a holder of Preferred Securities may institute a Direct Action directly against Suiza to enforce payment of such Distributions to such holder after the respective due dates. The obligations of Suiza under the Guarantee are subordinate and junior in right of payment to all other liabilities of Suiza; and pari passu with any guarantee now or hereafter entered into by Suiza in respect of any preferred or preference stock of any affiliate of Suiza, including the LOS Preferred Securities.

SUFFICIENCY OF PAYMENTS

         As long as payments of interest and other payments are made when due on the Debentures, such payments will be sufficient to cover Distributions and other payments due on the Preferred Securities, primarily because: (i) the aggregate principal amount of the Debentures is equal to the sum of the aggregate stated liquidation amount of the Preferred Securities and Common Securities; (ii) the interest rate and interest and other payment dates on the Debentures match the Distribution rate and Distribution and other payment dates for the Preferred Securities; (iii) Suiza shall pay for all and any costs, expenses and liabilities of the Issuer except the Issuer's obligations to holders of the Preferred Securities under such Preferred Securities; and (iv) the Declaration further provides that the Issuer will not engage in any activity that is not consistent with the limited purposes of the Issuer.

         Notwithstanding anything to the contrary in the Indenture, Suiza has the right to set-off any payment it is otherwise required to make thereunder with and to the extent Suiza has theretofore made, or is concurrently on the date of such payment making, a payment under the Guarantee.

ENFORCEMENT RIGHTS OF HOLDERS OF PREFERRED SECURITIES

         A holder of any Preferred Securities may institute a legal proceeding directly against Suiza to enforce its rights under the Guarantee without first instituting a legal proceeding against the Guarantee Trustee, the Issuer or any other person or entity.

         A default or event of default under any Senior Debt of Suiza will not constitute a default under the Indenture or a Debenture Event of Default. However, in the event of payment defaults under, or acceleration of, Senior Debt of Suiza, the subordination provisions of the Indenture will provide that no payments may be made in respect of the Debentures until such Senior Debt has been paid in full or any payment default thereunder has been cured or waived. Failure to make required payments on the Debentures would constitute a Debenture Event of Default.

LIMITED PURPOSE OF ISSUER

         The Preferred Securities evidence a beneficial interest in the Issuer, and the Issuer exists for the sole purpose of issuing the Preferred Securities and Common Securities and investing the proceeds thereof in the Debentures. A principal difference between the rights of a holder of Preferred Securities and a holder of Debentures is that a holder of Debentures is entitled to receive from Suiza the principal amount of and interest accrued on Debentures held, while a holder of Preferred Securities is entitled to receive Distributions from the Issuer (or from Suiza under the applicable Guarantee) if and to the extent the Issuer has funds available for the payment of such Distributions.

RIGHTS UPON DISSOLUTION

         Upon any voluntary or involuntary dissolution, winding-up, liquidation or termination of the Issuer involving the liquidation of the Debentures, the holders of the Preferred Securities will be entitled to receive, after satisfaction of liabilities to creditors of the Issuer as provided by applicable law, out of assets held by the Issuer, the Liquidation Distribution in cash. See "Description of the Preferred Securities -- Liquidation Distribution Upon Dissolution." Upon any voluntary or involuntary liquidation or bankruptcy of Suiza, the Property Trustee, as holder of the Debentures, would be a subordinated creditor of Suiza, subordinated in right of payment to all Senior Debt, but entitled to receive payment in full of principal and interest before any stockholders of Suiza receive payments or distributions. Since Suiza is the guarantor under the Guarantee and has agreed to pay for all costs, expenses and liabilities of the Issuer (other than the Issuer's obligations to the holders of the Preferred Securities), the positions of a holder of such Preferred Securities and a holder of such Debentures relative to other creditors and to stockholders of Suiza in the event of liquidation or bankruptcy of Suiza would be substantially the same.

                       DESCRIPTION OF SUIZA CAPITAL STOCK

  The authorized capital stock of Suiza consists of 501,000,000 shares of which 500,000,000 shares are Common Stock, par value of $.01 per share, and 1,000,000 shares are Preferred Stock, par value $.01 per share ("Preferred Stock").

COMMON STOCK

  Subject to the rights of the holders of any outstanding shares of Preferred Stock and any restrictions that may be imposed by the lender to Suiza, holders of Common Stock are entitled to receive such dividends, if any, as may be declared by the Board of Directors out of legally available funds. Suiza has never declared or paid a cash dividend on it's Common Stock and does not anticipate paying cash dividends on it's Common Stock in the foreseeable future. In the event of the liquidation, dissolution or winding up of the Company, holders of Common Stock are entitled to share equally and ratably, based on the number of shares held, in the assets, if any, remaining after payment of all of Suiza's debts and liabilities and the liquidation preference of any outstanding Preferred Stock.

  Holders of Common Stock are entitled to one vote per share held of record on any matter submitted to the holders of Common Stock for a vote. Because holders of Common Stock do not have cumulative voting rights, the holders of a majority of the shares of Common Stock represented at a meeting can elect all the directors. The shares of Common Stock are neither redeemable nor convertible, and the holders thereof have no preemptive rights to subscribe for or purchase any additional shares of capital stock issued by Suiza.

PREFERRED STOCK

  Suiza is authorized to issue shares of Preferred Stock in one or more series, and to designate the rights, preferences, limitations and restrictions of and upon shares of each series, including voting, redemption and conversion rights. The Board of Directors also may designate dividend rights and preferences in liquidation. It is not possible to state the actual effect of the authorization and issuance of additional series of Preferred Stock upon the rights of holders of Common Stock until the Board of Directors determines the specific terms, rights and preferences of a series of Preferred Stock. Such effects, however, might include, among other things, granting the holders of Preferred Stock priority over the holders of Common Stock with respect to the payment of dividends; diluting the voting power of the Common Stock; or granting the holders of Preferred Stock preference with respect to liquidation rights. In addition, under certain circumstances, the issuance of Preferred Stock may render more difficult or tend to discourage a merger, tender offer or proxy contest, the assumption of control by a holder of a large block of Suiza's securities or the removal of incumbent management.

  In connection with the acquisition of Country Fresh, Inc. ("Country Fresh") in November 1997, Suiza authorized and issued a total of 11,691 shares of Series A Preferred Stock (the "Suiza Preferred Stock") to holders of Country Fresh's outstanding Series A 8% Preferred Stock. A description of the Suiza Preferred Stock follows:

  Stated Value. The Suiza Preferred Stock has a stated value of $320 per share.

  Dividends. The holders of Suiza Preferred Stock, in preference to holders of Common Stock, are entitled to receive, when, as and if declared by the Board of Directors out of funds legally available for distribution to stockholders, cumulative dividends of $25.60 per share per annum, and no more. So long as any shares of Suiza Preferred Stock are outstanding, no dividend will be paid or declared, no funds will be set aside for payment of dividends, and no distribution will be made on the Common Stock or other preferred stock of Suiza ranking junior to the Suiza Preferred Stock until all dividends accrued on the Suiza Preferred Stock have been paid for the current and all prior dividend periods.

  Liquidation Preference. Upon the liquidation, dissolution or winding up of the affairs of Suiza, whether voluntary or involuntary, the holders of Suiza Preferred Stock will be entitled to receive in full out of the assets of Suiza available for distribution to stockholders, including its capital, before any amount will be paid to, or distributed among, the holders of Common Stock or other preferred stock ranking junior to the Suiza Preferred Stock, the sum of $320 per share, plus all accrued and unpaid dividends to the time of payment.

  Redemption. Shares of Suiza Preferred Stock may be redeemed, as a whole or in part, at the option of Suiza by vote of the Suiza Board of Directors at any time or from time to time, upon no less than 30 or more than 120 days' notice. The redemption price for shares of the Suiza Preferred Stock is $320 per share plus accrued and unpaid dividends to the date fixed for redemption. Pro rata dividends on any shares of Suiza Preferred Stock to be redeemed will be deemed to accrue as of the date fixed for redemption.

  Voting. Each share of Suiza Preferred Stock has one vote on all matters upon which holders of Common Stock are entitled to vote. Shares of Suiza Preferred Stock and shares of Common Stock are treated as a single class or series of shares for all voting purposes except to the extent a class or series vote is provided by law.

  Limitations. In addition to other rights as may be provided under applicable law, without the affirmative vote of the holders of a majority of the outstanding Suiza Preferred Stock, Suiza may not authorize or create any class or series of stock ranking prior to the Suiza Preferred Stock with respect to dividends or the distribution of assets in liquidation.

RIGHTS PLAN

  On February 27, 1998, the Board of Directors of Suiza declared a dividend of one common share purchase right (a "Right") for each outstanding share of Common Stock. The dividend was made to the shareholders of record at the close of business on March 18, 1998 (the "Record Date"). Each Right entitles the registered holder to purchase from Suiza one share of Common Stock, at a price of $210 (the "Purchase Price"), subject to adjustment. The description and terms of the Rights are set forth in a Rights Agreement dated as of March 6, 1998 (the "Rights Agreement") between Suiza and Harris Trust Company as Rights Agent (the "Rights Agent").

  Until the earlier to occur of (i) ten business days following a public announcement that a person or group of affiliated or associated persons has acquired, or obtained the right to acquire, beneficial ownership of 15% or more of the outstanding Common Stock (an "Acquiring Person") or (ii) ten business days following the commencement of, or announcement of an intention to make, a tender offer or exchange offer, the consummation of which would result in the beneficial ownership by a person or group of 15% or more of such outstanding Common Stock (the earlier of such dates being the "Distribution Date"), the Rights will be evidenced, with respect to any Common Stock certificates outstanding as of the Record Date, by such Common Stock certificate with a copy of a summary of rights (the "Summary Rights") attached to the certificate. A majority of the Continuing Directors (as defined below) may in their discretion vote to extend the Distribution Date.


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
  The Rights Agreement provides that, until the Distribution Date, the Rights will be transferred with and only with the Common Stock. Until the Distribution Date (or earlier redemption or expiration of the Rights), new Common Stock certificates issued after the Record Date upon transfer or new issuance of Common Shares will contain a notation incorporating the Rights Agreement by reference. Until the Distribution Date (or earlier redemption or expiration of the Rights), the surrender for transfer of any certificates for Common Stock outstanding even without such notation or a copy of a Summary of Rights being attached to such Certificate, will also constitute the transfer of the Rights associated with the Common Stock represented by such certificate. As soon as practicable following the Distribution Date, separate certificates evidencing the Rights (the "Right Certificates") will be mailed to holders of record of the Common Stock as of the close of business on the Distribution Date and such separate Right Certificates alone will evidence the Rights.

  The Rights are not exercisable until the Distribution Date. The Rights will expire on March 18, 2008 (the "Final Expiration Date"), unless the Final Expiration Date is extended or unless the Rights are earlier redeemed by Suiza, in each case, as described below.

  The Purchase Price payable and the number of shares of Common Stock or other securities or property issuable upon exercise of the Rights are subject to adjustment from time to time to prevent dilution (i) in the event of a stock dividend on, or a subdivision, combination, or reclassification of, the Common Stock, (ii) upon the grant to holders of the Common Stock of certain rights or warrants to subscribe for or purchase Common Stock at a price, or securities convertible into Common Stock with a conversion price, less than the then current market price of the Common Stock or (iii) upon the distribution to holders of the Common Stock of evidences of indebtedness or assets or of subscription rights or warrants (other than those referred to above). With certain exceptions, no adjustment in the Purchase Price will be required until cumulative adjustments require an adjustment of at least 1% in such Purchase Price. No fractional shares of Common Stock will be issued and, in lieu of such fractional shares, an adjustment in cash will be made based on the market price of the Common Stock on the last trading day prior to the date of exercise.

  In the event that any person or entity becomes an Acquiring Person (the beneficial owner of 15% or more of the Common Stock), provision will be made so that each holder of a Right, other than Rights beneficially owned by the Acquiring Person (which will then be void), will have the right to purchase from Suiza upon exercise that number of shares of Common Stock having a market value of two times the applicable exercise price of the Right of $210.

  The Rights Agreement excludes from the definition of Acquiring Persons those Persons who certify to Suiza that they inadvertently acquired in excess of 14.9% of the outstanding Common Stock and thereafter divest such excess Common Stock or who acquire 15% or more of the Common Stock in a Permitted Transaction. A "Permitted Transaction" is a stock acquisition or tender or exchange offer pursuant to a definitive agreement which would result in a person beneficially owning 15% or more of the Common Stock and which has been approved by the Board of Directors (including a majority of the Continuing Directors) prior to the execution of the agreement or the public announcement of the offer.

  In the event that Suiza is acquired in a merger or other business combination transaction, or 50% or more of its consolidated assets or earning power are sold, proper provisions will be made so that each holder of a Right will have the right to purchase from the acquiring company, upon the exercise of the Right at the then applicable exercise price, that number of shares of common stock of the acquiring company that at the time of such transaction will have a market value of two times the applicable exercise price of the Right of $210.


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
  After a person becomes an Acquiring Person, Suiza's Board of Directors may exchange the Rights, other than those Rights owned by the Acquiring Person, in whole or in part, at an exchange ratio of one share of Common Stock per Right, subject to adjustment. However, the Board of Directors cannot conduct an exchange at any time after any Person, together with its affiliates and associates, becomes the Beneficial Owner of 50% or more of the outstanding Common Stock.

  At any time prior to a Distribution Date, a requisite majority may redeem the Rights in whole, but not in part, at a price of $0.01 per Right (the "Redemption Price"). In addition, the Board of Directors may extend or reduce the period during which the Rights are redeemable, so long as the Rights are redeemable at the time of such extension or reduction. Immediately upon any redemption of the Rights, the right to exercise the Rights will terminate and the only right of the holders of Rights will be to receive the Redemption Price.

  The terms of the Rights may be amended by the Board of Directors of Suiza without the consent of the holders of the Rights, including an amendment to extend the final expiration date, except that from and after the date any Person becomes an Acquiring Person, no such amendment may adversely affect the economic interests of the holders of the Rights.

  Until a Right is exercised, the holder of the Right, as such, will have no rights as a shareholder of Suiza, including, without limitation, the right to vote, or to receive dividends.

  The term "Continuing Director" means any member of the Board of Directors of Suiza who (i) is not an Acquiring Person or an affiliate or associate of an Acquiring Person and (ii) was either a member of the Board of Directors of Suiza on the date of the Rights Agreement or who subsequently became a director of Suiza and whose initial election or initial nomination for election was approved by a majority of the Continuing Directors then on the Board of Directors of Suiza.

  The Rights have certain anti-takeover effects. The Rights will cause substantial dilution to a person or group that attempts to acquire Suiza in certain circumstances. Accordingly, the existence of the Rights may deter certain acquirors from making takeover proposals or tender offers. However, the Rights are not intended to prevent a takeover, but rather are designed to enhance the ability of the Board of Directors to negotiate with an acquiror on behalf of all of the stockholders.

SECTION 203 OF THE DELAWARE GENERAL CORPORATION LAW

  The Company is subject to Section 203 of the Delaware General Corporation Law ("Section 203"), which prohibits certain persons ("Interested Stockholders") from engaging in a "business combination" with a Delaware corporation for three years following the date such persons become Interested Stockholders. Interested Stockholders generally include: (i) persons who are the beneficial owners of 15% or more of the outstanding voting stock of the corporation; and
(ii) persons who are affiliates or associates of the corporation and who hold 15% or more of the corporation's outstanding voting stock at any time within three years before the date on which such person's status as an Interested Stockholder is determined. Subject to certain exceptions, a "business combination" includes, among other things: (i) mergers or consolidations; (ii) the sale, lease, exchange, mortgage, pledge, transfer or other disposition of assets having an aggregate market value equal to 10% or more of either the aggregate market value of all assets of the corporation determined on a consolidated basis or the aggregate market value of all the outstanding stock of the corporation; (iii) transactions that result in the issuance or transfer by the corporation of any stock of the corporation to the Interested Stockholder, except pursuant to a transaction that effects a pro rata distribution to all stockholders of the corporation; (iv) any transaction involving the corporation that has the effect of increasing the proportionate share of the stock of any class or series, or securities convertible into the stock of any class or series, of the corporation that is owned directly or indirectly by the Interested Stockholder; or (v) any receipt by the Interested Stockholder of the benefit (except proportionately as a stockholder) of any loans, advances, guarantees, pledges or other financial benefits provided by or through the corporation.

  Section 203 does not apply to a business combination if: (i) before a person becomes an Interested Stockholder, the board of directors of the corporation approves the transaction in which the Interested Stockholder became an Interested Stockholder or approved the business combination; (ii) upon consummation of the transaction that resulted in the Interested Stockholder becoming an Interested Stockholder, the Interested Stockholder owned at least 85% of the voting stock of the corporation outstanding at the time the transaction commences (other than certain excluded shares); or (iii) following a transaction in which the person became an Interested Stockholder, the business combination is (a) approved by the board of directors of the corporation, and (b) authorized at a regular or special meeting of stockholders (and not by written consent) by the affirmative vote of the holders of at least two-thirds of the outstanding voting stock of the corporation not owned by the Interested Stockholder.

CERTAIN PROVISIONS RELATING TO CHANGES IN CONTROL

  Suiza's Certificate of Incorporation and Bylaws contain several provisions that could have the effect of delaying, deterring or preventing the acquisition of control of Suiza by means of tender offer, open market purchases, a proxy contest or otherwise. Set forth below is a description of those provisions.

Classified Board of Directors

  The Certificate of Incorporation divides the Board of Directors into three classes, with one class having an initial term of one year, one class having an initial term of two years and one class having an initial term of three years. Each class is as nearly equal in number as possible. At each annual meeting of stockholders, directors will be elected to succeed those directors whose terms have expired, and each newly elected director will serve for a three-year term. Suiza believes that a classified Board of Directors will help assure the continuity and stability of Suiza's Board of Directors and Suiza's business strategies and policies. The classified board provision could increase the likelihood that, in the event of a takeover of Suiza, incumbent directors will retain their positions. In addition, the classified board provision will help ensure that Suiza's Board of Directors, if confronted with an unsolicited proposal from a third party that has acquired a block of the voting stock of Suiza, will have sufficient time to review the proposal and appropriate alternatives and to seek the best available result for all stockholders.

Number of Directors; Removal; Filling Vacancies

  The Bylaws provide that the exact number of directors shall be fixed from time to time by the Board of Directors. With a classified board, directors may only be removed "for cause" and only by the affirmative vote of a majority of the stockholders entitled to vote. As defined in Suiza's Bylaws, "for cause" means: (i) commission of an act of fraud or embezzlement against Suiza; (ii) conviction of a felony or a crime involving moral turpitude; (iii) gross negligence or willful misconduct in performing the director's duties to Suiza or its stockholders; or (iv) breach of fiduciary duty owned to Suiza. The Bylaws also provide that vacant directorships may be filled by the Board of Directors.

Special Meetings Of Stockholders

  Suiza's Bylaws provide that special meetings of stockholders may be called only by the Chief Executive Officer, and shall be called by the Chief Executive Officer or the Secretary at the written request of a majority of the Board of Directors. Special meetings may not be called by the stockholders.

Advance Notice Requirements For Stockholder Proposals And Director Nominations

  Suiza's Bylaws establish advance notice procedures with regard to stockholder proposals and the nomination, other than by or at the direction of the Board of Directors or a committee thereof, of candidates for election as directors. These procedures provide that the notice of stockholder proposals and stockholder nominations for the election of directors at an annual meeting must be in writing and received by the Secretary of Suiza no later than March 1 of any calendar year (or if less than 35 days' notice of a meeting of stockholders is given, stockholder nominations must be delivered to the Secretary of Suiza no later than the close of business on the seventh day following the day notice was mailed). Stockholder proposals and nominations for the election of directors at a special meeting must be in writing and received by the Secretary of Suiza no later than the close of business on the tenth day following the day on which notice of the meeting was mailed or public disclosure of the date of the meeting was made, whichever occurs first. The notice of stockholder nominations must set forth certain information with respect to each nominee who is not an incumbent director.

Certain Effect Of Authorized But Unissued Stock

  Unissued and unreserved shares may be utilized for a variety of corporate purposes, including future public offerings to raise additional capital and for facilitating corporate acquisitions. One of the effects of unissued and unreserved shares of capital stock may be to enable the Board of Directors to render more difficult or discourage an attempt to obtain control of Suiza by means of a merger, tender offer, proxy contest or otherwise, and thereby to protect the continuity of the Company's management. If, in the due exercise of its fiduciary obligations, for example, the Board of Directors determines that a takeover proposal was not in Suiza's best interests, such shares could be issued by Board of Directors without stockholder approval in one or more private transactions or other transactions that might prevent or render more difficult or costly the completion of the takeover transaction by diluting the voting or other rights of the proposed acquiror or insurgent stockholder group, by creating a substantial voting block in institutional or other hands that might undertake to support the position of the incumbent board of directors, by effecting an acquisition that might complicate or preclude the takeover, or otherwise.

TRANSFER AGENT AND REGISTRAR

  Harris Trust and Savings Bank is the transfer agent and registrar for Common Stock.

NEW YORK STOCK EXCHANGE LISTING

  The Common Stock is listed for trading on the New York Stock Exchange under the symbol "SZA."

                    CERTAIN FEDERAL INCOME TAX CONSEQUENCES

         The following is a summary of certain of the material United States federal income tax consequences of the purchase, ownership and disposition of the Preferred Securities. Unless otherwise stated, this summary deals only with Preferred Securities held as capital assets by holders who purchase the Preferred Securities upon original issuance. It does not deal with special classes of holders such as banks, thrifts, real estate investment trusts, regulated investment companies, insurance companies, dealers in securities or currencies, tax-exempt investors, foreign corporations and persons who are not citizens or residents of the United States (except to the extent discussed under the heading "-- Certain United States Tax Consequences to Non-United States Holders") or persons that will hold the Preferred Securities as a position in a "straddle," as part of a "synthetic security" or "hedge," as part of a "conversion transaction" or other integrated investment, or as other than a capital asset. This summary also does not address the tax consequences to persons that have a functional currency other than the U.S. Dollar. Further, it does not include any description of any alternative minimum tax or estate tax consequences or the tax laws of any state or local government or of any foreign government that may be applicable to the Preferred Securities. This summary is based on the Internal Revenue Code of 1986, as amended (the "Code"), Treasury regulations thereunder and administrative and judicial interpretations thereof, as of the date hereof, all of which are subject to change, possibly on a retroactive basis.

         INVESTORS ARE ADVISED TO CONSULT THEIR TAX ADVISORS AS THE UNITED STATES FEDERAL INCOME TAX CONSEQUENCES OF THE PURCHASE, OWNERSHIP AND DISPOSITION OF PREFERRED SECURITIES IN LIGHT OF THEIR PARTICULAR CIRCUMSTANCES, AS WELL AS THE EFFECT OF ANY STATE, LOCAL, FOREIGN OR OTHER TAX LAWS AND OF POTENTIAL CHANGES IN APPLICABLE TAX LAWS.

CLASSIFICATION OF THE DEBENTURES

         Suiza intends to take the position that, for United States federal income tax purposes, the Debentures constitute indebtedness of Suiza under current law and, by acceptance of Preferred Securities, each holder covenants to treat the Debentures as indebtedness and the Preferred Securities as evidence of an indirect beneficial ownership interest in the Debentures. No assurance can be given, however, that such position of Suiza will not be challenged by the Internal Revenue Service ("IRS") or, if challenged, that such a challenge will not be successful. The remainder of this discussion assumes that the Debentures will be classified as indebtedness of Suiza for United States federal income tax purposes.

CLASSIFICATION OF THE ISSUER

         In connection with the issuance of the Preferred Securities, Hughes & Luce, L.L.P., United States tax counsel to the Issuer and Suiza, rendered its opinion generally to the effect that, under then current law and assuming full compliance with the terms of the Declaration and the Indenture (and certain other documents), based on certain facts and assumptions contained in such opinion, the Trust will be classified for United States federal income tax purposes as a grantor trust and not as an association taxable as a corporation. Accordingly, for United States federal income tax purposes, each holder of Preferred Securities generally will be considered the owner of an undivided interest in the Debentures, and each holder will be required to include in its gross income any original issue discount accrued with respect to its allocable share of those Debentures.

ORIGINAL ISSUE DISCOUNT

         Because Suiza has the option, under the terms of the Debentures, to defer payments of interest by extending interest payment periods for up to 60 consecutive months, all of the stated interest payments on the Debentures will be treated as "original issue discount." Under the Code, holders of debt instruments (such as the Debentures) issued with original issue discount must include that discount in income on an economic accrual basis before the receipt of cash attributable to the interest, regardless of their method of tax accounting. Generally, all of a holder's taxable interest income with respect to the Debentures will be accounted for as original issue discount. Actual payments and distributions of stated interest will not, however, be separately reported as taxable income. The amount of original issue discount that accrues in any quarter will approximately equal the amount of the interest that accrues on the Debentures in that quarter at the stated interest rate. In the event that the interest payment period is extended, holders will continue to accrue original issue discount in an amount approximately equal to the amount of the interest payment due at the end of the extended interest payment on an economic accrual basis over the length of the extended interest payment period.

         Corporate holders will not be entitled to a dividends-received deduction with respect to any income recognized with respect to the Debentures.

LIQUIDATED DAMAGES

         Suiza intends to take the position that the Liquidated Damages described above under "Description of the Preferred Securities -- Registration Rights" will be taxable to a holder as ordinary income in accordance with the holder's usual method of income tax accounting. The IRS may take a different position, however, which could affect both the timing of the holder's income and the timing and amount of Suiza's deduction with respect to the Liquidated Damages.

REDEMPTION OF PREFERRED SECURITIES FOR DEBENTURES OR CASH UPON LIQUIDATION OF THE ISSUER

         Under certain circumstances, the Debentures may be distributed to holders of Preferred Securities in exchange for the Preferred Securities.
Under current law, such a distribution to holders, for United States federal income tax purposes, would be treated as a nontaxable event to each holder, and each holder would receive an aggregate tax basis in the Debentures distributed equal to such holder's aggregate tax basis in its Preferred Securities exchanged therefor. A holder's holding period in the Debentures so received would include the period during which the Preferred Securities were held by such holder. If, however, the exchange is caused by a Tax Event that results in the Issuer being treated as an association taxable as a corporation, the distribution would likely constitute a taxable event to the Issuer and holders of the Preferred Securities and could result in taxable capital gain to the holders of the Preferred Securities if the value of distributed Debentures exceeds the holders' tax basis in the Preferred Securities.

         Under certain circumstances described herein (see "Special Event Exchange or Redemption"), the Debentures may be redeemed for cash and the proceeds of such redemption distributed to holders in redemption of their Preferred Securities. Under current law, such a redemption would, for United States federal income tax purposes, constitute a taxable disposition of the redeemed Preferred Securities, and a holder would recognize gain or loss in the same manner as if it sold such redeemed Preferred Securities for cash. See "-- Sales of Preferred Securities."

SALES OF PREFERRED SECURITIES

         A holder that sells Preferred Securities will recognize gain or loss equal to the difference between the amount realized on the sale of the Preferred Securities and the holder's adjusted tax basis in such Preferred Securities. A holder's adjusted tax basis in the Preferred Securities generally will be its initial purchase price, increased by original issue discount previously includible in such holder's gross income to the date of disposition and decreased by payments received on the Preferred Securities to the date of disposition. In general, such gain or loss will be a capital gain or loss and will be a long-term capital gain or loss if the Preferred Securities have been held for more than one year. In the case of non-corporate taxpayers, reduced rates may apply to gain recognized on sales of Preferred Stock which has been held for more than 18 months at the time of sale.

         The Preferred Securities may trade at a price that does not accurately reflect the value of accrued but unpaid interest with respect to the underlying Debentures. A holder who disposes of or converts his Preferred Securities between record dates for payments of distributions thereon will be required to include accrued but unpaid interest on the Debenture through the date of disposition or conversion in income as ordinary income (in the form of original issue discount) and to add such amount to his adjusted tax basis in his pro rata share of the underlying Debentures deemed disposed of or converted. To the extent the selling price is less than the holder's adjusted tax basis (which basis will include, in the form of original issue discount, all accrued but unpaid interest), a holder will recognize a capital loss. Subject to certain limited exceptions, capital losses cannot be applied to offset ordinary income for United States federal income tax purposes.

MARKET DISCOUNT AND BOND PREMIUM

         Holders that purchase the Preferred Securities at a price that is greater or less than the adjusted issue price of such holder's proportionate share of the Debentures (which generally should approximate the face amount plus accrued but unpaid interest on the Debentures) may be considered to have acquired their undivided interests in the Debentures with market discount or acquisition premium as such phrases are defined for United States federal income tax purposes. Such holders are advised to consult their tax advisors as to the income tax consequences of the acquisition, ownership and disposition of the Preferred Securities.

CONVERSION OF PREFERRED SECURITIES INTO COMMON STOCK

         A holder of Preferred Securities will not recognize income, gain or loss upon the conversion of the Preferred Securities into Common Stock through the Conversion Agent. A holder of Preferred Securities will, however, recognize gain upon the receipt of cash in lieu of a fractional share of Common Stock equal to the amount of cash received less such holder's tax basis in such fractional share. Such a holder's tax basis in the Common Stock received upon conversion should generally be equal to such holder's tax basis in the Preferred Securities delivered to the Conversion Agent for exchange less the basis allocated to any fractional share for which cash is received, and such holder's holding period in the Common Stock received upon conversion should generally begin on the date such holder acquired the Preferred Securities delivered to the Conversion Agent for exchange.

         Holders of Preferred Securities should not recognize gain or loss upon expiration of the conversion rights. Such expiration should not effect a significant modification of the underlying Debentures within the meaning of applicable Treasury Regulations, and thus will not be considered a sale or exchange for purposes of federal income taxation.

ADJUSTMENT OF CONVERSION PRICE

         Treasury Regulations promulgated under Section 305 of the Code would treat holders of Preferred Securities as having received a constructive distribution from Suiza in the event the conversion ratio of the Debentures were adjusted if (i) as a result of such adjustment, the proportionate interest (measured by the quantum of Common Stock into or for which the Debentures are convertible or exchangeable) of the holders of the Preferred Securities in the assets or earnings and profits of Suiza were increased, and (ii) the adjustment was not made pursuant to a bona fide, reasonable antidilution formula. An adjustment in the conversion price would not be considered made pursuant to such a formula if the adjustment was made to compensate holders for certain taxable distributions with respect to Common Stock. Thus, under certain circumstances, a reduction in the conversion price for the holders may result in deemed dividend income to holders to the extent of the current or accumulated earnings and profits of Suiza. Holders of the Preferred Securities would be required to include their allocable share of such deemed dividend income in gross income but would not receive any cash related thereto.

INFORMATION REPORTING TO HOLDERS

         The Issuer will report the original issue discount that accrued during the year with respect to the Debentures, and any gross proceeds received by the Issuer from the retirement or redemption of the Debentures, annually to the holders of record of the Preferred Securities and the IRS. The Issuer currently intends to deliver such reports to holders of record prior to January 31, following each calendar year. It is anticipated that persons who hold Preferred Securities as nominees for beneficial holders will report the required tax information to beneficial holders on Form 1099.

BACKUP WITHHOLDING

         Payments made on, and proceeds from the sale of, Preferred Securities may be subject to a "backup" withholding tax of 31% unless the holder complies with certain identification requirements. Any withheld amounts will generally be allowed as a credit against the holders federal income tax provided the required information is timely filed with the IRS.

POSSIBLE TAX LEGISLATION

         As part of President Clinton's Fiscal 1999 Budget Proposal, the Treasury Department has proposed legislation (the "Proposed Legislation") that, among other things, would require the issuer of debt convertible into equity of the issuer to defer deductions for accrued stated interest and original issue discount on such debt until actual payment of the interest. There can be no assurance that the Proposed Legislation will not be enacted, that it will not have a retroactive effective date, or that it will not force Suiza to defer the deduction of original issue discount resulting from an election by Suiza to defer payment of interest on the Debentures until Suiza actually pays such interest.

                              ERISA CONSIDERATIONS

         Generally, employee benefit plans that are subject to the Employee Retirement Income Security Act of 1974, as amended ("ERISA"), or Section 4975 of the Code ("Plans"), may purchase Preferred Securities, subject to the investing fiduciary's determination that the investment in Preferred Securities satisfies ERISA's fiduciary standards and other requirements applicable to investments by the Plan.

         The Department of Labor (the "DOL") has issued a regulation (29 C.F.R.
Section 2510.3-101) (the "DOL Regulation") concerning the definition of what constitutes the assets of a Plan. The DOL Regulation provides that, as a general rule, the underlying assets and properties of corporations, partnerships, trusts and certain other entities in which a Plan makes an "equity" investment will be deemed for purposes of ERISA to be assets of the investing plan unless certain exceptions apply.

         There can be no assurance that any of the exceptions set forth in the DOL Regulation will apply to the purchase of Preferred Securities offered hereby and, as a result, an investing Plan's assets could be considered to include an undivided interest in the Debentures and any other assets held in the Trust. In the event that assets of the Trust are considered assets of an investing Plan, Suiza, the Issuer Trustees and other persons, in providing services with respect to the Debentures, may be considered fiduciaries to such Plan and subject to the fiduciary responsibility provisions of Title I of ERISA and the prohibited transaction provisions of Section 4975 of the Code with respect to transactions involving such assets, unless a statutory or administrative exemption applies.

         Suiza and/or any of its affiliates may be considered a "party in interest" (within the meaning of ERISA) or a "disqualified person" (within the meaning of Section 4975 of the Code) with respect to certain Plans. The acquisition and ownership of Preferred Securities by a Plan (or by an individual retirement arrangement or other plan described in Section 4975(e)(1) of the Code) with respect to which Suiza or any of its affiliates is considered a party in interest or a disqualified person may constitute or result in a prohibited transaction under ERISA or Section 4975 of the Code, unless such Preferred Securities are acquired pursuant to and in accordance with an applicable exemption.

         As a result, Plans with respect to which Suiza or any of its affiliates is a party in interest or a disqualified person should not acquire Preferred Securities unless such Preferred Securities are acquired pursuant to and in accordance with an applicable prohibited transaction exemption. Any Plans or other entities whose assets include Plan assets subject to ERISA or
Section 4975 of the Code proposing to acquire Preferred Securities should consult with their own counsel.

                                SELLING HOLDERS

         The Preferred Securities were originally issued by the Trust and purchased and resold by Donaldson, Lufkin & Jenrette Securities Corporation, Bear, Stearns & Co. Inc. and J.P. Morgan & Co (collectively, the "Initial Purchasers") in transactions exempt from the registration requirements of the Securities Act, to persons believed by such Initial Purchasers to be "qualified institutional buyers" (as defined in Rule 144A of the Securities Act). Those purchasers, or their transferees, pledgees, donees or successors (the "Selling Holders") may from time to time offer and sell pursuant to this Prospectus any or all of the Offered Securities.

         The following table sets forth the name of each Selling Holder known by Suiza as of the date of this Prospectus and the number of Preferred Securities that may be offered by each such party hereunder. None of the Selling Holders has, as of the date information was provided by them, converted any Preferred Securities into Common Stock. In addition, to the extent that any Selling Holder has held any position or office, been employed by or otherwise had any material relationship with the Company or any of its affiliates during the three years preceding the date of this Prospectus, such position, office, employment or relationship is noted in footnotes to the table. The number of Preferred Securities that may actually be sold by any Selling Holder will be determined by such Selling Holder, and may depend upon a number of factors, including, among other things, the market price of the Preferred Securities from time to time. Because each of the Selling Holders may offer all, some or none of the Preferred Securities held by such party, and because any offering made pursuant to this Prospectus is currently not being underwritten, no estimate can be given as to the number of Preferred Securities that will be held by any Selling Holder upon or prior to the termination of this Offering. See "Plan of Distribution." Except as otherwise specifically indicated below, the table below sets forth information as of July 20, 1998, concerning the beneficial ownership of the Preferred Securities by the Selling Holders. All information as to beneficial ownership has been furnished by the Selling Holder in question. One or more of the Selling Holders may have, in transactions exempt from the registration requirements of the Securities Act, sold, transferred or otherwise disposed of all or a portion of their Preferred Securities since the date upon which they provided information regarding their holdings of Preferred Securities.


                                                          PREFERRED SECURITIES
                                                          OWNED BEFORE OFFERING           NO. OF PREFERRED SECURITIES
                                                       ---------------------------                OFFERED IN
            NAME OF SELLING HOLDER (1)                  NUMBER             PERCENT               THE OFFERING
--------------------------------------------------     ---------           -------        ---------------------------
AAM/Zazove Institutional Income Fund, L.P.                70,000             *                       70,000
Alexandra Global Investment Fund 1 Ltd.                   23,000             *                       23,000
Allstate Insurance Company                                70,000             *                       70,000
Alpine Associates                                        240,700             1.7                    240,700
American Booksellers                                         600             *                          600
Argent Classic Convertible Arbitrage Fund                575,000             4.8                    575,000
     (Bermuda) L.P.
Argent Class Convertible Arbitrage Fund L.P.              25,000             *                       25,000
Argent Offshore Fund L.P.                                175,000             1.5                    175,000
Arkansas Pers                                             41,000             *                       41,000
Associated Electric & Gas Insurance Services              20,500             *                       20,500
     Limited
Atlas Growth & Income Fund                                30,000             *                       30,000
BNP Arbitrage SNC                                         83,500             *                       83,500
BT Alex Brown Inc.                                        45,000             *                       45,000
BT Holdings (New York) Inc.                              100,000             *                      100,000
Baptist Health                                            58,000             *                       58,000
Bear, Stearns & Co. Inc. (2)                             120,000             *                      120,000
Bear, Stearns Securities Corp. (2)                       198,000             1.7                    198,000
Boston College Endowment Fund                              1,500             *                        1,500
Boston Museum of Fine Art                                 28,000             *                       28,000
Boston Museum of Fine Arts                                 1,600             *                        1,600
Calamos Convertible Fund                                  28,900             *                       28,900
Calamos Growth and Income Fund                             4,250             *                        4,250
Calamos Global Growth and Income Fund                      1,750             *                        1,750
California Public Employees Retirement System            100,000             *                      100,000
Carrigaholt Capital (Bermuda) L.P.                        35,000             *                       35,000
Castle Convertible Fund, Inc.                             30,000             *                       30,000
Champion International Corporation Master                 26,600             *                       26,600
     Retirement Trust
Charitable Sec. Fd.                                       19,809             *                       19,809
Chicago Trust                                              2,000             *                        2,000
Chrysler Corp. Emp #1 Pension Plan dtd 4/1/89             47,700             *                       47,700
Chrysler Corporation Master Retirement Trust              85,900             *                       85,900
Citizens Security Life Insurance Company                  20,000             *                       20,000
The Class 1C Company, Ltd.                                35,000             *                       35,000
Combined Insurance Company of America                     22,100             *                       22,100
Concordia Retirement Plan of the Lutheran                 40,000             *                       40,000
     Church-Missouri Syndicate
Delaware Pers                                             29,000             *                       29,000
Delta Air Lines Master Trust                              33,700             *                       33,700
Delta Air Lines Master Trust                              42,500             *                       42,500
Deutsche Bank A.G. London                                160,000             1.3                    160,000
Donaldson, Lufkin & Jenrette Securities                  772,700             6.4                    772,700
     Corporation (3)
The Dow Chemical Company Employees' Retirement            41,900             *                       41,900
     Plan
Dunham & Assoc. Fund II                                   20,000             *                       20,000
Dunham & Assoc. Fund III                                  18,000             *                       18,000
EB Convertible Sec. Fd.                                   23,600             *                       23,600
Employers' Reinsurance Corporation                        13,300             *                       13,300
Engineers Joint Pension Fund                              98,000             *                       98,000
Equi-Select Ser TR-Growth & Income Fund                   15,000             *                       15,000
Federated Capital Appreciation Fund                       32,500             *                       32,500
Federated Equity Income Fund, Inc.                       440,000             3.7                    440,000
Federated Equity Income Fund II                           10,300             *                       10,300
Fidelity Financial Trust: Fidelity Convertible           185,000             1.5                    185,000
     Securities Funds
Field Fdn of Illinois                                      1,200             *                        1,200
The Fondren Foundation                                     2,000             *                        2,000
Forest Alternative Strategies Fund A-5                    50,000             *                       50,000
Forest Alternative Strategies Fund 2A5I                    4,000             *                        4,000
Forest Alternative Strategies Fund 2A5M                    2,000             *                        2,000
Forest Alternative Strategies Fund 2B3                     4,000             *                        4,000
Forest Global Convertible Fund A-5                        56,000             *                       56,000
Forest Global Convertible Fund B-1                         2,000             *                        2,000
Forest Global Convertible Fund B-2                         3,000             *                        3,000
Forest Global Convertible Fund B-3                         3,000             *                        3,000
Forest Global Convertible Fund B-5                         4,000             *                        4,000
Forest Performance Fund                                    4,500             *                        4,500
Fort Dearborn Life Insurance Company                       3,000             *                        3,000
Fox Portfolio Partnership                                  4,500             *                        4,500
Franklin & Marshall College                                3,400             *                        3,400
GE Pension Trust                                          24,800             *                       24,800
GenCorp Fdn.                                               2,100             *                        2,100
Global Series Fund II - Prudential Inconvertible          60,000             *                       60,000
     Fund I
Health Foundation of Greater Cincinnati                    4,400             *                        4,400
Highbridge Capital Corporation                           154,200             1.0                    154,200
IBM Corp Retirement Plan Trust dtd 12/18/45               79,100             *                       79,100
ICI American Holdings                                     12,500             *                       12,500
KA Management, Ltd.                                       54,270             *                       54,270
KA Trading LP                                             26,730             *                       26,730
The Kaufmann Fund (4)                                  1,000,000             8.3                  1,000,000

                                                          PREFERRED SECURITIES
                                                          OWNED BEFORE OFFERING           NO. OF PREFERRED SECURITIES
                                                       ---------------------------                OFFERED IN
            NAME OF SELLING HOLDER (1)                  NUMBER             PERCENT               THE OFFERING
--------------------------------------------------     ---------           -------        ---------------------------
Kettering Medical Center Funded Depreciation               2,300             *                        2,300
     Account
Key Tr. Convertible Sec. Fd.                               5,791             *                        5,791
LDG Limited                                               30,000             *                       30,000
LLT Limited                                               15,000             *                       15,000
Lincoln National Convertible Securities Fund              30,675             *                       30,675
MFS Series Trust I - MFS Equity Income Fund                3,058             *                        3,058
MFS Series Trust I - MFS Convertible Securities              100             *                          100
     Fund
MFS Series Trust V - MFS Total Return Fund               197,300             1.6                    197,300
MFS/Sunlife Series Trust - Equity Income Series               42             *                           42
Merrill, Lynch, Pierce Fenner & Smith Incorporated        33,700             *                       33,700
NAICO Chemical Company                                     6,300             *                        6,300
Nationwide Equity Income Fund                              1,200             *                        1,200
New Hampshire State Retirement System                      8,400             *                        8,400
Nicholas Applegate Income & Growth (5)                 1,014,000             8.4                  1,014,000
Northwestern Mutual Life Insurance Co.                    10,000             *                       10,000
OCM Convertible Trust                                    106,600             *                      106,600
Ohio National Fund, Inc.                                     400             *                          400
Ohio National, Inc., Growth & Income Fund                  5,000             *                        5,000
Oppenheimer Total Return Fund, Inc.                      170,000             1.4                    170,000
Oppenheimer Bond Fund Series - Oppenheimer               100,000             *                      100,000
     Convertible Securities Fund
Paloma Securities L.L.C.                                 324,200             2.7                    324,200
Paloma Strategic Fund L.P.                               117,500             *                      117,500
Parker Society/Convertible Fd.                             3,900             *                        3,900
Phoenix Capital Offshore Fund                              8,000             *                        8,000
PIMIO Renaissance Fund                                   120,000             1.0                    120,000
Port Authority of Allegheny County Retirement and         33,200             *                       33,200
     Disability Allowance Plan for the Employees
     Represented by Local 85 of the Amalgamated
     Transit Union
Potlatch-First Trust Co. of St. Paul                       9,500             *                        9,500
Prim Board                                                54,000             *                       54,000
Promutual                                                  7,000             *                        7,000
Putnam Convertible Income-Growth Trust                    59,000             *                       59,000
Putnam Balanced Retirement Fund                            4,400             *                        4,400
Putnam Funds Trust-Putnam High Yield Total Return            500             *                          500
     Fund
Putnam Convertible Opportunities and Income Trust          5,300             *                        5,300
RJR Nabisco, Inc. Defined Benefit Master Trust            23,300             *                       23,300
Raytheon Company Master Pension Trust                     43,900             *                       43,900
Rhone-Poulenc Rorer Inc. Pension Plan                      2,700             *                        2,700
SFB LifeInsurance-FRIC                                     8,200             *                        8,200
SPT                                                       16,300             *                       16,300
San Diego County Convertible (5)                         862,000             7.2                    862,000
San Diego City Retirement                                280,000             2.3                    280,000
Southport Management Partners L.P.                        20,000             *                       20,000
Southport Partners International Ltd.                     20,000             *                       20,000
State Employees' Retirement Fund of the State of          30,200             *                       30,200
     Delaware
State of Connecticut Combined Investment Funds           103,200             *                      103,200
State of Oregon Equity                                   100,000             *                      100,000
The TCW Group, Inc.                                      178,000             1.5                    178,000
TQA Arbitage Fund, L.P.                                   10,000             *                       10,000
TQA Leverage Fund, L.P.                                   50,000             *                       50,000
TQA Vantage Fund, Ltd.                                    70,000             *                       70,000
TQA Vantage Plus Fund, Ltd.                               15,000             *                       15,000
Teachers Insurance and Annuity Association of            100,000             *                      100,000
     America
Tribeca Investments, L.L.C.                              150,000             1.3                    150,000
Unifi, Inc. Profit Sharing Plan and Trust                  4,600             *                        4,600
United Food and Commercial Workers                        12,400             *                       12,400
University of Rochester                                    1,600             *                        1,600
University of So. Florida Fdn.                             2,800             *                        2,800
Van Kampen American Capital Harbor Fund                  119,000             *                      119,000
Van Kampen American Capital Convertible                   20,100             *                       20,100
     Securities Funds
Vanguard Convertible Securities Fund, Inc.                74,400             *                       74,400
Victory Convertible Sec. Fd.                              30,000             *                       30,000
Wake Forest University                                   220,000             1.8                    220,000
Walker Art Center                                          3,950             *                        3,950
Weirton Trust                                             10,375             *                       10,375
Zeneca Holdings                                           12,500             *                       12,500

----------

*        Less than 1%.

(1) Except as otherwise set forth herein, none of the Selling Holders has, or within the last three years has had, any position, office or other material relationship with Suiza or the Trust or any of their predecessors or affiliates.

(2) Bear, Stearns & Co. Inc. ("Bear Stearns"), an affiliate of Bear, Stearns Securities Corp., has in the past provided to Suiza and its affiliates investment banking and investment advisory services including, (i) acting as a lead Initial Purchaser in the original offering of the Offered Securities, and (ii) acting as lead underwriter in Suiza's initial public offering in April 1996 and Suiza's follow-on offering in January 1997. In each case, Bear Stearns received only customary fees in connection with the provision of such services.

(3) Donaldson, Lufkin & Jenrette Securities Corporation ("DLJ") has in the past provided to Suiza and its affiliates investment banking and investment advisory services including acting as a lead Initial Purchaser in the original offering of the Offered Securities. In each case, DLJ received only customary fees in connection with the provision of such services. The address for DLJ is 277 Park Avenue, 11th Floor, New York, New York 10172.

(4)      The address for this holder is 140 East 45th Street, New York, New York
         10017

(5) The address for this holder is c/o Nicholas Applegate Capital Management, 600 W. Broadway Street, San Diego, California 92101.

                              PLAN OF DISTRIBUTION

         Suiza and the Trust will receive no proceeds from the sale of the Offered Securities. The Offered Securities may be sold from time to time to purchasers directly by the Selling Holders. Alternatively, the Selling Holders may from time to time offer the Offered Securities to or through underwriters, broker/dealers or agents, who may receive compensation in the form of underwriting discounts, concessions or commissions from the Selling Holders or the purchasers of such securities for whom they may act as agents. The Selling Holders and any underwriters, broker/dealers or agents that participate in the distribution of the Offered Securities may be deemed to be "underwriters" within the meaning of the Securities Act and any profit on the sale of such securities and any discounts, commissions, concessions or other compensation received by such underwriter, broker/dealer or agent may be deemed to be underwriting discounts and commissions under the Securities Act (which discounts, commissions, or concessions as to a particular underwriter, broker/dealer or agent may be in excess of those customary in the types of transactions involved). Any dealer or broker participating in any distribution of the Offered Securities may be required to deliver a copy of this Prospectus, including a Prospectus Supplement, to any person who purchases any of the Securities from or through such dealer or broker.

         The Offered Securities may be sold from time to time in one or more transactions at fixed prices, at the prevailing market prices at the time of sale, at varying prices determined at the time of sale or at negotiated prices. The sale of the Offered Securities may be effectuated in transactions (which may involve crosses or block transactions) (i) on any national securities exchange or quotation service on which the Offered Securities may be listed or quoted at the time of sale, (ii) in the over-the-counter market, (iii) in transactions otherwise than on such exchanges or in the over-the-counter market, or (iv) through the writing and exercise of options (whether such options are listed on an options exchange or otherwise) or the settlement of short sales of the Offered Securities. At the time a particular offering of the Offered Securities is made, a Prospectus Supplement, if required, will be distributed which will set forth the aggregate amount of the type of Offered Securities being offered and the terms of the offering, including the name or names of any underwriters, broker/dealers or agents, any discounts, commissions and other terms constituting compensation from the Selling Holders, if any, and any discounts, commissions or concessions allowed or reallowed to be paid to broker/dealers, if any. In order to comply with certain states' securities laws, if applicable, the Offered Securities will be sold in such jurisdictions only through registered or licensed brokers or dealers. In certain states, the Offered Securities may not be sold unless the Offered Securities have been registered and qualify for sale in such state, or unless an exemption from registration or qualification is available and is obtained.

         The Selling Holders will be subject to applicable provisions of the Exchange Act and rules and regulations thereunder, which provisions may limit the timing of purchases and sales of any of the Offered Securities by the Selling Holders. The foregoing may affect the marketability of such securities.

         Pursuant to the Registration Rights Agreement, Suiza will pay all expenses of the registration of the Offered Securities including, without limitation, Commission filing fees and expenses of compliance with state securities or "blue sky" laws; provided, however, that the Selling Holders will pay all underwriting discounts, selling commissions and transfer taxes, if any, in the event of an underwritten offering of the Offered Securities.

         Suiza and the Trust have agreed, jointly and severally, to indemnify the Selling Holders against certain civil liabilities, including certain liabilities under the Securities Act, and to provide such Selling Holders with the right to contribution in connection therewith. In addition, the Selling Holders, severally, have agreed to indemnify Suiza and the Trust against certain civil liabilities, including certain liabilities under the Securities Act, and to provide each of them with the right to contribution in connection therewith.

                                    EXPERTS

         The consolidated financial statements of Suiza Foods Corporation as of December 31, 1997 and 1996 and for each of the three years in the period ended December 31, 1997 incorporated by reference in this Prospectus have been audited by Deloitte & Touche LLP, independent auditors, as stated in their report which is incorporated herein by reference, and has been so incorporated in reliance upon the reports of such firm upon their authority as experts in accounting and auditing.

         The consolidated financial statements of Continental Can Company, Inc. as of December 31, 1997 and 1996 and for each of the three years in the period ended December 31, 1997 incorporated by reference in this Prospectus have been audited by KPMG Peat Marwick LLP, independent auditors, as stated in their report which is incorporated herein by reference.

         The financial statements of Dairy Fresh, L.P., a Delaware limited partnership, as of December 31, 1996 and 1995 and for the years then ended and the period from July 1, 1994 (date of acquisition) to December 31, 1994, incorporated by reference into this Prospectus have been audited by McGladrey & Pullen, LLP, independent auditors, as stated in their report which is incorporated herein by reference.

         The combined financial statements of The Garelick Companies, as of September 30, 1996 and 1995 and for each of the three years in the period ended September 30, 1996, incorporated by reference into this Prospectus have been audited by Coopers & Lybrand L.L.P., independent accountants, as stated in their report which is incorporated herein by reference.

                                 LEGAL MATTERS

         Certain matters of Delaware law relating to the validity of the Preferred Securities have been passed upon on behalf of the Issuer by Morris, James, Hitchens & Williams, Wilmington, Delaware. The validity of the Debentures, the Common Stock issuable upon conversion thereof and the Guarantee, and certain legal matters relating thereto has been passed upon on behalf of Suiza by Hughes & Luce, L.L.P. Certain matters of New York law relating to the Debentures and the Guarantee have been passed upon on behalf of Suiza by Weil, Gotshal & Manges LLP, special New York counsel to Suiza. A partner with Hughes & Luce, L.L.P. beneficially owns 41,795 shares of Common Stock.

================================================================================

No dealer, salesman or other person has been authorized to give any information or to make any representations in connection with this Offering not contained in this Prospectus, and, if given or made, such information or representation must not be relied upon as having been authorized by Suiza Capital Trust II or Suiza Foods Corporation. This Prospectus does not constitute an offer to sell, or a solicitation of an offer to buy, any of the securities offered hereby to any person or by anyone in any jurisdiction in which it is unlawful to make such offer or solicitation in such jurisdiction. Neither the delivery of this Prospectus nor any sale made hereunder shall, under any circumstances, create any implication that the information contained herein is correct as of any date subsequent to the date hereof or that there has been no change in the affairs of Suiza Capital Trust II or Suiza Foods Corporation since such date.

                              -------------------

                               TABLE OF CONTENTS

                                                            Page
                                                            ----
Available Information . . . . . . . . . . . . . . . . .       5
Incorporation of Certain Documents by Reference . . . .       6
Forward Looking Information . . . . . . . . . . . . . .       7
Prospectus Summary  . . . . . . . . . . . . . . . . . .       8
Risk Factors  . . . . . . . . . . . . . . . . . . . . .      13
The Company . . . . . . . . . . . . . . . . . . . . . .      20
Suiza Capital Trust II  . . . . . . . . . . . . . . . .      20
Accounting Treatment  . . . . . . . . . . . . . . . . .      21
Use of Proceeds.  . . . . . . . . . . . . . . . . . . .      21
Description of Preferred Securities . . . . . . . . . .      22
Description of the Guarantee  . . . . . . . . . . . . .      44
Description of the Debentures . . . . . . . . . . . . .      48
Relationship Among the Preferred Securities,
   the Debentures and the Guarantee   . . . . . . . . .      59
Description of Suiza Capital Stock  . . . . . . . . . .      61
Certain Federal Income Tax Consequences . . . . . . . .      67
ERISA Considerations  . . . . . . . . . . . . . . . . .      71
Selling Holders . . . . . . . . . . . . . . . . . . . .      72
Plan of Distribution  . . . . . . . . . . . . . . . . .      74
Experts . . . . . . . . . . . . . . . . . . . . . . . .      75
Legal Matters . . . . . . . . . . . . . . . . . . . . .      75

================================================================================

================================================================================

                        12,000,000 PREFERRED SECURITIES


                             SUIZA CAPITAL TRUST II


                 5 1/2% TRUST CONVERTIBLE PREFERRED SECURITIES
              (Liquidation Preference $50 per Preferred Security)
                  Guaranteed to the extent set forth herein,
                    and convertible into Common Stock of,


                            SUIZA FOODS CORPORATION



                         --------------------------------

                                   PROSPECTUS

                         --------------------------------



                                 July 21, 1998



================================================================================